As filed with the Securities and Exchange Commission on October 19, 2023

File No. 000-56594

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

26North BDC, Inc.
(Exact name of registrant as specified in charter)

Maryland	93-2305832
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Madison Avenue, 26th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(917) 885-5563
(Registrant's telephone number, including area code)

Andrew Rabinowitz
c/o 26North Direct Lending LP
600 Madison Avenue
New York, NY 10022
(Name and address of agent for service)

with copies to:

Nicole M. Runyan, P.C.

Brad A. Green, P.C.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

(212) 446-4800

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Shares of Common Stock, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Explanatory Note

26North BDC, Inc. is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in connection with its election to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and to provide current public information to the investment community while conducting a private offering of securities.

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

•	the terms "we," "us," "our," and the "Company" refer to 26North BDC, Inc.;

•	"26N" and "26North" refer collectively to 26North Partners LP and its subsidiaries and affiliated entities;

•	"Adviser" and our "investment adviser" refer to 26North Direct Lending LP, our investment adviser;

•	"Administrator" and our "administrator" refer to 26North Direct Lending Administration LLC, our administrator; and

•	"Stockholders" refers to holders of our shares of common stock, par value $0.001 per share (the "Common Stock").

As used in this Registration Statement, the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and the Company will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "1933 Act").

Upon the effective date of this Registration Statement, we will be subject to the requirements of Section 13(a) of the 1934 Act, including the rules and regulations promulgated under the 1934 Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We will also be required to comply with all other obligations of the 1934 Act applicable to issuers filing registration statements pursuant to Section 12(g) of the 1934 Act. Additionally, we will be subject to the proxy rules in Section 14 of the 1934 Act and the Company, directors, officers, and principal stockholders will be subject to the reporting requirements of Sections 13 and 16 of the 1934 Act. The SEC maintains a website at www.sec.gov, via which our SEC filings can be electronically accessed, including this Registration Statement and the exhibits and schedules hereto.

On October 3, 2023, we filed an election to be regulated as a BDC under the 1940 Act and, upon filing such election, became subject to the 1940 Act requirements applicable to BDCs.

Citations included herein to industry sources are used only to demonstrate third-party support for certain statements made herein to which such citations relate. Information included in such industry sources that do not relate to supporting the related statements made herein are not part of this Registration Statement and should not be relied upon. The industry sources and reports are provided below:

•	The National Center for the Middle Market (www.middlemarketcenter.org) (“NCMM”), which is a collaboration between The Ohio State University Fisher College of Business, Chubb and Visa. NCMM is a source of research on the middle market economy, providing data analysis, insights, and perspectives for companies, policymakers, and other key stakeholders, to help accelerate growth, increase competitiveness and create jobs in the sector.

•	Cliffwater LLC (www.cliffwater.com/Resources), which is an independent investment adviser, asset manager and source of research, including regarding directly originated middle market loans.

•	The Federal Deposit Insurance Corporation (https://www.fdic.gov/bank/historical/bank/bfb2023.html), which is an independent government agency that insures deposits and examines and supervises financial institutions, and promotes research on topics such as deposit insurance, bank supervision and resolution of failed financial institutions.

•	Bain & Company (www.bain.com/insights/topics/global-private-equity-report/), which is a management consulting company that provides advice to public, private and non-profit organizations.

Investing in shares of our Common Stock may be considered speculative and involves a high degree of risk, including the following:

•	Our Common Stock is not currently listed on any securities exchange, and it is uncertain whether a secondary market for our Common Stock will develop.

•	An investment in the Company may not be suitable for investors who may need the money they invest returned in a specified time frame.

•	Our investments in prospective private and middle market portfolio companies are risky, and we could lose all or part of our investment.

•	The securities in which we intend to invest typically are not rated by any rating agency, and if they were rated, they would be below investment grade (rated lower than "Baa3" by Moody's Investors Service and lower than "BBB-" by Fitch Ratings or S&P). These securities are risky and highly speculative, and we could lose all or part of our investment.

•	The Adviser and its affiliates, senior management and employees have certain conflicts of interest.

•	There may be conflicts of interest related to obligations that the Adviser has with respect to the allocation of investment opportunities.

•	The Company has elected to be regulated as a BDC under the 1940 Act, which imposes numerous restrictions on the activities of the Company, including restrictions on leverage and on the nature of its investments.

•	If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to qualify as a BDC or be precluded from investing according to our current business strategy, which would have a material adverse effect on our business, financial condition and results of operations.

•	When we use leverage, the potential for loss on amounts invested in us will be magnified and may increase the risk of investing in us. Leverage may also adversely affect the return on our assets, reduce cash available for distribution to our Stockholders and result in losses.

•	An investment in shares of our Common Stock will have limited liquidity. Investment in the Company is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Company.

•	The 1940 Act imposes significant limits on co-investment with affiliates of the Company, and without an exemptive order the Company generally would not be permitted to co-invest alongside its affiliates in privately negotiated transactions unless the transaction is otherwise permitted under existing regulatory guidance, such as transactions where price is the only negotiated term, and will not participate in transactions where other terms are negotiable.

•	Repurchases of Common Stock by the Company, if any, are expected to be limited. While the Company may, within seven years of the Reorganization (as defined below), commence a share repurchase program as determined by the Adviser in its sole discretion (see “Item 1. Business — The Company — 26North BDC, Inc.”), there can be no assurance that the Company will do so.

•	The privately-held companies and below-investment-grade securities in which the Company will invest may be difficult to value and are generally illiquid.

•	The Company intends to invest primarily in privately-held companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns and may experience substantial variations in operating results.

•	Distributions may be funded from borrowings, which may constitute a return of capital and reduce the amount of capital available to the Company for investment. Any capital returned to holders of shares of Common Stock through distributions will be distributed after payment of fees and expenses.

•	The Company may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Company’s performance. This may reduce an investor’s adjusted tax basis in the Common Stock, thereby increasing the investor’s potential taxable gain or reducing the potential taxable loss on the sale of shares of Common Stock.

As a result, there is a risk of a substantial loss of your investment. See "Item 1A. Risk Factors" for more information about these and other risks relating to our shares of Common Stock.

Forward-Looking Statements

This Registration Statement contains forward-looking statements that involve substantial known and unknown risks, uncertainties and other factors. Undue reliance should not be placed on such statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our current and prospective portfolio investments, our industry, our beliefs and our assumptions. Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

•	our future operating results;

•	changes in political, economic or industry conditions, the interest rate environment, inflationary concerns, financial and capital markets, and other external factors, including pandemic-related or other widespread health crises, inflation, supply chain disruptions and the conflict in Ukraine,;

•	our ability to source investment opportunities;

•	our inability to control the business operations of our portfolio companies, and potential inability to dispose of our interests in our portfolio companies;

•	our use of borrowed money to finance a portion of our investments;

•	provisions of a credit facility or other borrowings that may limit discretion in operating our business;

•	the impact of high rates of inflation;

•	changes in the general interest rate environment;

•	our use of total return swaps and related risks similar to those associated with the use of leverage;

•	the discontinuation of the London Interbank Offered Rate ("LIBOR") and use of alternative reference rates;

•	the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

•	our ability to recover unrealized losses;

•	the impact of competition for investment opportunities;

•	the outcome and impact of any litigation or regulatory proceeding;

•	our dependence on our and third parties’ communications and information systems;

•	the impact of cybersecurity risks, cyber incidents, corruption of confidential information on us or our portfolio companies;

•	our ability to comply with legal requirements, contractual obligations and industry standards relating to security, data protection and privacy;

•	our ability to manage the impact of any changes to current operating policies, investment criteria or strategies;

•	any changes to the anticipated timing or manner of liquidity events;

•	the ability of the Adviser to manage and support our investment process;

•	actual and potential conflicts of interest with the Adviser;

•	our access to confidential information which may restrict our ability to take action with respect to some investments;

•	restrictions on our ability to enter into transactions with our affiliates;

•	our ability to make investments that could give rise to a conflict of interest;

•	the Adviser’s liability being limited under the Investment Advisory Agreement (as defined below) and the requirement for us to indemnify the Adviser against certain liabilities, which may lead the Adviser to act in a riskier manner on our behalf than it would when acting for its own account;

•	actual and potential conflicts associated with investments by 26North employees in us;

•	the Adviser’s compliance with pay-to-play laws, regulations and policies;

•	our ability to find or replace the administrator or sub-administrator in the event of a resignation;

•	our ability to qualify and maintain our qualification as a BDC and as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code");

•	regulations governing our operations as a BDC and RIC which impact our ability to raise capital or borrow for investment purposes;

•	the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended (the “Dodd-Frank Act”), and the rules and regulations issued thereunder;

•	our ability to manage risks associated with leverage and investing in middle-market companies and common or preferred equity securities;

•	the effect of changes to tax legislation and our tax position;

•	the tax status of the enterprises in which we may invest;

•	our ability and the ability of our portfolio companies to manage risks associated with an economic downturn and the time period required for robust economic recovery therefrom;

•	a contraction of available credit and/or an inability to access capital markets or additional sources of liquidity;

•	risks associated with possible disruption in our or our portfolio companies' operations due to wars and other forms of conflict, terrorist acts, security operations and catastrophic events or natural disasters, such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics; and

•	the risks, uncertainties and other factors we identify in "Item 1A. Risk Factors" in this Registration Statement, and in our other filings with the SEC that we make from time to time.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of the assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled "Item 1A. Risk Factors" and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake any obligation to update the forward-looking statements and projections contained in this Registration Statement. Because we are an investment company, the forward-looking statements and projections contained in this Registration Statement are excluded from the safe harbor protection provided by Section 21E of the 1934 Act.

SUMMARY OF RISK FACTORS

The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. You should carefully consider the complete discussion of risk factors set forth below in the section entitled "Item 1A. Risk Factors" and elsewhere in this Registration Statement, which should be read in conjunction with this summary.

Risks Related to Our Business and Structure

•	We have a limited operating history, as does the Adviser.

•	We are a privately placed BDC, and our investors may not be able to transfer or otherwise dispose of our Common Stock at the desired time and prices, or at all.

•	We may have difficulty sourcing investment opportunities.

•	We generally will not control the business operations of our portfolio companies.

•	We may not be able to dispose of our interests in our portfolio companies.

•	We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.

•	We are exposed to risks associated with changes in interest rates.

Risks Related to the Adviser and its Affiliates

•	We may not achieve our investment objectives.

•	Our fee structure may create a conflict of interest.

•	The Adviser and its affiliates may have incentives to favor their respective other funds, accounts and clients.

Risks Related to BDCs

•	Changes in laws or regulations governing our operations may adversely affect our business.

•	We are subject to limited restrictions with respect to our assets.

•	Failure to maintain our status as a BDC would reduce our operating flexibility.

Risks Related to Our Investments

•	Our investments in portfolio companies may be risky, and we could lose all or part of our investments.

•	Investing in middle market companies involves a number of significant risks.

•	We may be exposed to distressed lending risks.

•	We may suffer a loss if a portfolio company defaults on a loan.

Risks Related to the Private Placement of Common Stock

•	Stockholders will be obligated to fund drawdowns.

•	Stockholders who default on their Capital Commitment (as defined below) will be subject to significant adverse consequences.

•	Certain Stockholders may have to comply with 1934 Act filing requirements.

Risks Related to our Common Stock

•	Investing in our Common Stock involves a high degree of risk.

•	The amount of any distributions we may make on our Common Stock is uncertain.

•	Our shares are not listed on an exchange or quoted through a quotation system.

Federal Income Tax Risks

•	We cannot predict how tax reform legislation will affect us.

•	We will be subject to corporate-level U.S. federal income tax if we are unable to qualify for and maintain our tax treatment as a RIC under Subchapter M of the Code or if we make investments through taxable subsidiaries.

•	We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

•	If we are not treated as a "publicly offered regulated investment company," as defined in the Code, certain U.S. Stockholders will be treated as having received a dividend from us in the amount of such U.S. Stockholders' allocable share of the Management Fees (described below) and Incentive Fees (described below) paid to the Adviser and some of our expenses, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Stockholders.

General Risks

•	We may experience fluctuations in our operating results.

•	We do not currently have comprehensive documentation of our internal controls.

•	We are an "emerging growth company" under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

•	Global economic, political and market conditions may adversely affect our business, financial condition and results of operations, including our revenue growth and profitability.

ITEM 1.	Business

The Company — 26North BDC, Inc.

The Company, a Maryland corporation, is an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. The Adviser, a Delaware limited partnership and subsidiary of 26North Partners LP, serves as our investment adviser and is responsible for portfolio and risk management of the Company. Subject to the overall supervision of our board of directors (the "Board of Directors"), the Adviser manages our day-to-day operations and provides investment advisory and management services to us. We also intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under Subchapter M of the Code, for U.S. federal income tax purposes. As a BDC and a RIC, we will be required to comply with certain regulatory requirements. See "Item 1. Business — Regulation as a Business Development Company" and "Item 1. Business — Certain U.S. Federal Income Tax Considerations."

Our investment objective is to generate current income and, to a lesser extent, capital appreciation. We intend to invest primarily in directly originated senior secured loans to middle market companies domiciled in the United States. The Company's portfolio will consist primarily of direct originations of (i) first lien senior secured debt and unitranche debt (including last out portions of such loans) and, to a lesser extent, (ii) second lien senior secured debt and unsecured debt, including mezzanine debt. In connection with its debt investments, the Company is permitted to receive equity warrants or make select equity co-investments. We generally consider middle market companies to consist of companies with between $25 million and $100 million of annual earnings before interest expense, income tax expense, depreciation and amortization ("EBITDA"), although the Company may from time to time invest in larger or smaller companies.

To achieve our investment objective, we will leverage the experience, talent and extensive network of relationships of 26North's investment personnel (the "Investment Team") to source and evaluate opportunities. There are no assurances that we will achieve our investment objective.

We currently intend to list our shares of Common Stock on a national securities exchange (an "Exchange Listing") as determined by the Adviser in its sole discretion within seven years of the Reorganization (as defined below), subject to market conditions. We also may pursue one or more liquidity events within seven years of the Reorganization, as determined by the Adviser in its sole discretion, including: (i) to commence a share repurchase program in which we repurchase a portion of our Common Stock on a periodic basis at a purchase price equal to our net asset value per share; (ii) a merger or other transaction in which Stockholders receive cash or shares of a listed company; (iii) a sale of all or substantially all of our assets either on a complete portfolio basis or individually to an unaffiliated third party or an affiliate followed by liquidation; and/or (iv) an orderly wind down and/or liquidation (including an Exchange Listing, each, a "Liquidity Event"). There can be no assurance that any Liquidity Event will occur. In light of the illiquid nature of our portfolio, a sale of assets by the Company to an affiliate likely would be predicated upon the Company obtaining exemptive and/or no-action relief from the SEC; however, there can be no assurance that the Company would be able to obtain such exemptive and/or no-action relief from the SEC.

If we do not consummate any Liquidity Event within seven years of the Reorganization, we may determine to (but shall not be obligated to) offer Stockholders the option to restructure their investment by either (i) exchanging all or a portion of their shares of Common Stock for an interest in a vehicle that would seek to liquidate and distribute to its shareholders the proceeds of its investments over time as such vehicle is liquidated in an orderly manner (a “Liquidating Vehicle”), pursuant to which any unfunded Capital Commitments (as defined below) of such Stockholders in the Company would be extinguished, and/or (ii) exchanging their shares of Common Stock for shares in a newly formed entity that will elect to be treated as a BDC under the 1940 Act and a RIC under Subchapter M of the Code, and which may, among other things, seek to publicly list its shares. Any such restructuring may be predicated upon the Company obtaining an exemptive order from the SEC, as well as applicable approvals from the Board of Directors and/or Stockholders.

Pursuant to the terms of the Subscription Agreement (as defined below), following an Exchange Listing, Stockholders may be restricted from selling or disposing of their shares of Common Stock by applicable securities laws or contractually by a lock-up agreement with the underwriters of any public offering of the Common Stock conducted in connection with an Exchange Listing or otherwise. In addition, during the Lock-Up Period (as described below), Stockholders will be restricted from: (1) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase or otherwise transferring or disposing of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, or publicly disclosing the intention to make any offer, sale, pledge or disposition, (2) entering into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of Common Stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of Common Stock or such other securities, in cash or otherwise), or (3) if applicable, making any demand for or exercising any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The “Lock-Up Period” is 90 days after the date of an Exchange Listing for all shares of Common Stock held by a Stockholder, 180 days after the date of an Exchange Listing for two-thirds of the shares of Common Stock held by a Stockholder, and 270 days after the date of an Exchange Listing for one-third of the shares of Common Stock held by a Stockholder. The lock-up will apply to all shares of Common Stock acquired prior to an Exchange Listing but will not apply to any shares acquired in open market transactions or acquired pursuant to the dividend reinvestment plan after the date of an Exchange Listing.

The Company's administrative and executive offices are located at 600 Madison Avenue, 26th Floor, New York, NY 10022.

Formation Transactions

The Company was formed on October 13, 2022 as a corporation under the laws of the State of Maryland.

We expect to conduct private offerings of our shares of Common Stock (each, a "Private Offering"), in the United States to "accredited investors" within the meaning of Regulation D under the 1933 Act, and outside the United States in accordance with Regulation S or Regulation D under the 1933 Act, in reliance on exemptions from the registration requirements of the 1933 Act. At each closing of this private offering, each investor will make a capital commitment (a "Capital Commitment") to purchase shares of our Common Stock pursuant to a subscription agreement entered into with the Company (each a “Subscription Agreement”). Investors are required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective Capital Commitment on an as-needed basis each time we deliver a drawdown notice. See "Item 1. Business—The Private Offering."

On October 2, 2023 (the “Exchange Date”), prior to the commencement of the Company’s operations, 26N Direct Lending Fund LP, a private fund that was not registered under the 1940 Act (the “Private Fund”), was reorganized with and into the Company (the “Reorganization”). The Board of Directors considered, deemed to be in the Company’s best interest and approved the Agreement and Plan of Exchange and Reorganization, dated October 2, 2023, in order to effect the Reorganization. The Reorganization was comprised of the conveyance, assignment, transfer and delivery by 26N Direct Lending Fund (Blocker), LLC, a Delaware limited liability company (the “Blocker”), and the Private Fund to the Company of the right, title and interest in and to the capital commitments of the members of the Blocker to the Blocker and the capital commitments of the limited partners of the Private Fund to the Private Fund (excluding, for the avoidance of doubt, the capital commitment made by the Blocker to the Private Fund), respectively, as of the Exchange Date. Prior to the Reorganization, the Adviser assumed the Private Fund’s known liabilities, which the Company agreed to reimburse to the Adviser under the Expense Support Agreement (defined below), provided that the Company commenced operations prior to such reimbursement.

We expect that the Reorganization, the capital contributions in connection with the initial drawdown issued by the Company described below in “Item 2. Financial Information – Recent Developments” and the credit facilities described below in “Item 2. Financial Information — Credit Facilities,” will provide us with the necessary seed capital to operate in accordance with our investment objective. We anticipate raising additional equity capital for investment purposes through additional closings under the Private Offering.

26North

26North commenced operations in 2022 with its principal place of business in New York, NY and is building an integrated, multi-asset class investment platform. 26North seeks to provide asset management services to its clients related to a variety of investment strategies—currently, Private Equity, Direct Lending, and Reinsurance & Insurance Asset Management. As of September 2023, 26North has more than $12.7 billion in assets under management and a team of more than 85 professionals, comprised of a combination of full-time employees, operating partners and senior advisors.1

1      Operating partners and senior advisors are independent consultants and not employees of 26North. Any compensation or remuneration paid to operating partners and senior advisors in the form of retainers or similar guaranteed minimum amounts, or for services rendered to or on behalf of the Company, or an allocable portion thereof, are expected to be borne by the Company and will not offset (or otherwise reduce) any fees (including the Management Fee or Incentive Fee) or expenses payable by the Company. Operating partners and senior advisors are third-party advisors that help source transactions and investment opportunities, including for the Company, as well as provide advice as to general industry trends. As such individuals are not employees of 26North, they do not receive a salary from 26North. Instead, these individuals are compensated by the Adviser to the extent they are involved in sourcing transactions and investment opportunities for the Company, or otherwise by the Company as permitted by, and pursuant to the terms of, the Administration Agreement.

26North was founded by Josh Harris (the "Founder"), who has over 30 years of experience in asset management. 26North expects to benefit from the industry experience and relationships of Josh Harris and other senior investment professionals. 26North provides, or will provide, investment advisory services to pooled investment vehicles (the "26North Funds"), institutional clients via separately managed accounts (the "Separate Accounts") and insurance companies, reinsurance companies and other insurance-related clients (the "Insurance Company Clients"). 26North also provides investment management services to HRS Management, LLC (the "Family Office"), Josh Harris' multi-faceted, single-family office with a long-dated capital base and investments across multiple asset classes. 26North also expects to provide investment management services to other large-scale family offices (the "Third Party Family Offices" and, together with the Family Office, the "Family Office Clients"). The 26North Funds, Separate Accounts, Insurance Company Clients and the Family Office Clients are referred to collectively herein as the "Clients."

26North tailors, and in the future will tailor, its advisory services to the specific investment objectives of each existing and future Client pursuant to the investment guidelines and restrictions set forth in each Client’s confidential private placement memorandum, offering memorandum, prospectus, limited partnership agreement, advisory agreement, management agreement and other governing documents, as applicable, which will generally be established at the time of entry into the applicable advisory relationship.

The Adviser

The Adviser is a Delaware limited partnership. The Adviser acts as the Company's investment adviser pursuant to an investment advisory agreement with the Company (the "Investment Advisory Agreement"), and is a registered investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Subject to the overall supervision of the Board of Directors, the Adviser is responsible for managing our business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring our investments and monitoring our portfolio companies on an ongoing basis through a team of investment professionals. The Adviser is located at 600 Madison Avenue, 26th Floor, New York, NY 10022. The Adviser is a subsidiary of 26North Partners LP. 26North Partners LP is controlled by Josh Harris, our Founder.

The Adviser's Direct Lending investment strategy is led by an Investment Committee (the "Investment Committee") comprised of Josh Harris, Brendan McGovern, Mike Mastropaolo, Jordan Walter, David Yu and Mark Weinberg. The primary responsibility for the day-to-day implementation of management of the Company's investment portfolio is Brendan McGovern (the "Portfolio Manager").

In implementing our investment strategy, the Portfolio Manager will have access to the experience and expertise of the Investment Team and the Investment Committee.

The Adviser and its affiliates may provide management or investment services to others whose objectives overlap with ours. The Adviser may face conflicts in the allocation of investment opportunities to us and others. To address these conflicts, the Adviser has put in place an investment allocation policy that seeks to ensure fair and equitable allocation of investment opportunities over time and address the co-investment restrictions set forth under the 1940 Act. See "Item 1(A). Risk Factors — Risks Related to the Adviser and its Affiliates — The Adviser or its affiliates may have incentives to favor their respective other funds, accounts and clients over us, which may result in conflicts of interest that could be adverse to us and our investment opportunities and harmful to us."

Administrator

26North Direct Lending Administration LLC serves as our Administrator. The principal executive office of the Administrator is located at 600 Madison Avenue, 26th Floor, New York, NY 10022. The Administrator provides the administrative services necessary for us to operate pursuant to an administration agreement between us and the Administrator (the "Administration Agreement"). See "Item 1. Business—Administration Agreement" below for a discussion of the fees and expenses we are required to reimburse to the Administrator.

The Administrator, on behalf of us and at our expense, may retain one or more service providers that may or may not also be affiliates of 26North to serve as sub-administrator, custodian, accounting agent, investor services agent, transfer agent or other service provider for us. Any fees we pay, or indemnification obligations we undertake, in respect of the administrator and those other service providers that are 26North affiliates, will be set at arm's length and approved by the Independent Directors (as defined below).

The Board of Directors

Overall responsibility for the Company's oversight rests with the Board of Directors. We have entered into the Investment Advisory Agreement with the Adviser, pursuant to which the Adviser manages the Company as described herein. The Board of Directors is responsible for overseeing the Adviser and other service providers in our operations in accordance with the provisions of the 1940 Act, the Company's Articles of Amendment and Restatement (the "Charter") and Amended and Restated Bylaws (the "Bylaws") and applicable provisions of state and other laws. The Adviser will keep the Board of Directors well informed as to the Adviser's activities on our behalf and our investment operations and provide the Board of Directors with additional information as the Board of Directors may, from time to time, request. The Board of Directors is currently composed of three (3) directors, two (2) of whom are directors who are not "interested persons" of the Company or the Adviser as defined in the 1940 Act ("Independent Directors"). The Board of Directors meets at regularly scheduled quarterly meetings each year. In addition, the Board of Directors may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. As described below, the Board of Directors has established an Audit Committee and a Nominating and Governance Committee, and may establish ad hoc committees or working groups from time to time, to assist the Board of Directors in fulfilling its oversight responsibilities.

Market Opportunity

26North believes the existing market conditions make an investment in a direct lending BDC an attractive investment opportunity.

The Middle Market Represents a Large Target Market Opportunity

According to the National Center for Middle Market Mid-Year 2022 report, the U.S. middle market is comprised of approximately 200,000 companies that represent approximately 33% of the U.S. private sector's gross domestic product. This makes the U.S. middle market equivalent to the world's third-largest global economy on a stand-alone basis. 26North believes middle market companies have been largely underserved, as traditional forms of lending capital from U.S. banks and institutions have gravitated toward larger companies whose borrowing needs permit the origination and syndication of large, liquid loans to a broad group of investors. As such, the Adviser believes investment platforms that have a differentiated ability to provide loans to middle market businesses can provide more attractive returns to investors.

The Direct Lending Asset Class Has a History of Outperformance Relative to Other Comparable Credit Asset Classes Since 2010

According to the Cliffwater 2023 Q2 Report on U.S. Direct Lending, in the U.S., annual direct lending returns have outperformed leveraged loan annual returns for each year since 2010. 26North believes that compared to syndicated loan market assets, direct lending assets benefit from greater access to financial sponsors, borrowers' management teams and in-depth due diligence materials. These attributes, coupled with generally strong contractual investor rights, such as robust financial covenants, have contributed to lower default ratios and higher recoveries in an event of default for the direct lending asset class.

Long-Term Secular Growth in the U.S. Direct Lending Addressable Market

Banks Vacate the Middle Market

During the 1990s, regional banks, which were the primary providers of financing to middle market companies, began to consolidate. The resulting consolidated entities were larger and moved up market and began focusing on fee-generating business lines and financings for larger companies. The Global Financial Crisis of 2008 accelerated this trend and was closely followed by Dodd-Frank Act, which enhanced the rules and regulations around underwriting standards and required banks to hold additional capital against assets. These changes further decreased the ability of banks to underwrite and hold middle market loans and caused middle market companies to shift their focus to seek financing in the form of private loans made by direct lenders. The Adviser believes that the recent turmoil in the banking industry, as evidenced by the failure of banks with approximately $550 billion in assets since March 2023, per recent data published by the Federal Deposit Insurance Corporation, will further enhance the opportunity set for non-bank lenders.

Companies Stay Private Longer

While banks have vacated the middle market, private equity investment in middle market companies has increased. Generally, the number of U.S. public companies has steadily declined over the past two decades as the number of businesses owned privately, often by private equity firms, has increased. The Adviser believes this shift has contributed to an increase in the addressable market for the Adviser to provide private credit facilities to companies with attractive credit profiles.

Private Equity Returns Attract Investor Capital, Resulting in An Increase in Demand for Direct Lending

Private equity returns have been strong in recent years, resulting in additional capital flows into the asset class from investors. Demand for the asset class has been robust, with record fundraising activity in 2021 and 2022, causing private equity dry powder (or capital that is committed, but not yet allocated) to increase to an all-time high, according to data published by Bain in its Global Private Equity Report: Private Equity Outlook in 2023, which the Adviser believes will in turn increase demand for credit from private equity-sponsored borrowers.

Direct Lending Taking Share from Syndicated Markets

In part due to factors mentioned above, the direct lending asset class has been taking share from the syndicated loan market. The Adviser believes this trend has accelerated in the U.S. in recent months, as market volatility has resulted in outflows from syndicated loan funds. The Adviser believes that some of the factors driving this shift include an increase in private capital market depth and the ability for nimble private lenders to offer capital commitments with certainty of terms, confidentiality, capacity and the ability to grow with borrowers.

Potential Competitive Advantages

26North believes its Direct Lending team can provide several competitive strengths relative to its anticipated peers, including: (i) continuity of the Adviser's senior investment team with a strong track record, augmented by 26North's Founder ecosystem; (ii) its thesis-oriented investment strategy; (iii) integration and collaboration with 26North's Private Equity platform; and (iv) its non-sponsored, direct-to-company origination capabilities.

Continuity of Senior Investment Team With Strong Track Record, Augmented by Founder Ecosystem2

The senior Investment Team of the Adviser is comprised of Messrs. McGovern, Mastropaolo, Walter and Yu who have, on average, 23 years of experience in direct lending. From the end of 2019 through the end of 2021, Messrs. McGovern, Mastropaolo, Walter and Yu comprised four of the five voting members of the investment committee of Goldman Sachs Asset Management's Private Credit Group ("GSAM PCG"), which was responsible for the management of the Goldman Sachs Asset Management business development company platform and other middle market direct lending product lines.3

2        Messrs. McGovern, Yu, Walter and Mastropaolo were involved in sourcing and/or leading certain investments during their respective tenures at GSAM PCG, prior to the formation of 26North. These investments were made by GSAM PCG and certain GSAM BDCs, entities that are independent of 26North, and, therefore, represents the activities of GSAM PCG rather than 26North and its affiliates. While Mr. McGovern and/or certain other 26North personnel were involved in sourcing and/or leading these investments, the investments also involved certain other investment professionals of GSAM PCG who had substantial involvement in, and made substantial contributions to, such investments who will not be involved with 26North or the making and management of its investments. Goldman Sachs continues to operate the GSAM PCG business. There can be no assurance that the returns generated by a 26North-sponsored vehicle will equal or exceed those of other investment activities of 26North personnel generated during their respective tenures at other asset managers and financial institutions prior to joining 26North. Past performance can provide no assurance of future results.

3        While Brendan McGovern was chair of the GSAM PCG investment committee from 2013 to 2021, Messrs. McGovern and Yu represented two of the five GSAM PCG investment committee voting members from 2013 through 2018. In 2018, Mr. Walter joined in the GSAM PCG investment committee, and as such, Messrs. McGovern, Yu and Walter represented three of the five GSAM PCG investment committee voting members. Subsequently, Mr. Mastropaolo joined the GSAM PCG investment committee in 2019, and as such, Messrs. McGovern, Yu, Mastropaolo and Walter represented four of the five GSAM PCG investment committee voting members from 2019 until December 2021.

26North believes the Investment Team's capabilities will be augmented and enhanced by the ecosystem of its Founder, Josh Harris. In his career over three decades, Mr. Harris led and managed highly successful investment teams and businesses, and developed a substantial network of relationships within the private equity, credit, reinsurance and insurance, sports and entertainment, and entrepreneurial communities. His experience, capital and network will benefit the Company, the Adviser believes, by enhancing the Investment Team's ability to source, underwrite and risk manage its portfolio of investments.

Thesis-Oriented Investment Strategy

The Adviser's investment process is based on the use of multiple industry-specific investment theses to drive investment process and decision making. The Investment Committee is at the center of the process and focuses on facilitating and driving idea generation and thesis formation, as well as investment sourcing and execution. The Adviser believes that its thesis-driven investment approach impacts each part of its investment process and has the potential to produce a higher-quality and more curated and intentional investment portfolio than its competitors in the direct lending industry.

Integration and Collaboration with 26North's Private Equity Strategy

The Adviser believes that the integration between the private credit and private equity disciplines on the Investment Committee has the potential to provide a differentiated competitive edge that can benefit the Company through collaboration in sourcing and underwriting corporate lending opportunities. The Adviser also believes that its capability to risk manage the Company's portfolio will be enhanced by access to private equity expertise in corporate management and operations, including through 26North's private equity operating partner network and business transformation team capabilities.

Non-Sponsored, Direct-to-Company Origination Capabilities

26North expects the Company to benefit from its capability in sourcing loans directly to companies that are not owned by private equity sponsors. The Adviser believes that non-sponsored companies represent a large target market, and that the vast majority of direct lenders avoid lending to this sector due to the difficulties in sourcing opportunities. Facilitated by 26North's thesis-driven approach and the network in the 26North ecosystem, the Adviser anticipates that its origination efforts will include sourcing loans directly to non-sponsored companies in the Adviser's target sectors, which it believes provides potential competitive edge versus 26North's anticipated peers.

Investment Process Overview

Investment Process

The Adviser expects to leverage a streamlined and efficient investment process:

•	Deal Sourcing and Initial Evaluation: Investment opportunity is identified and evaluated for viability prior to initiating a consensus buildout of initial views and risks.

•	Staffing: Full deal team requested for continued evaluation of the prospective opportunity.

•	Initial Diligence Presentation: Deal team focuses on key risks and investment thesis points and then presents a memo to the Investment Committee for screening. A detailed diligence roadmap and indicative terms are also sent to the company or sponsor at this stage.

•	Primary Diligence Presentation: The deal team works with the prospective investment to address the Adviser's needs and findings are presented to the Investment Committee, who then agree on a firm commitment.

•	Final Diligence Presentation: The deal team conducts remaining confirmatory diligence and presents to the Investment Committee. At this stage legal, compliance and operations are all involved for final allocation and funding.

Due Diligence Process

As the middle market loans in which we intend to invest are exposed to loss of principal but have capped upside, the Adviser's due diligence process will focus on identifying risk in an effort to ensure that our investments are downside protected. In conducting diligence, the Adviser will utilize "private equity style" diligence, including a bottom-up, fundamental research approach to its potential investments. The Adviser expects to use varied and extensive sources of information to inform its view, leveraging the expertise of its personnel and legal counsel. In conducting due diligence, the Adviser seeks to leverage information provided by companies, financial sponsors and publicly available information, as well as information from relationships with former and current management teams, consultants, competitors and investment bankers.

The Adviser's due diligence of a prospective portfolio company will typically include:

•	review of historical and prospective financial information, including audited financials, quality of earnings reports, and projection models, with a focus on understanding the degree to which a company can support its debt obligations in downside scenarios;

•	review of the capital structure of the company;

•	analysis of the business and industry in which the company operates, taking into consideration legal, regulatory and sector specific risks;

•	interviews with management, employees, customers and vendors of the potential portfolio company;

•	review of loan documents;

•	risk factors associated with environmental, social and governance ("ESG") issues;

•	background checks; and

•	research relating to the portfolio company's management, industry, markets, products and services and competitors.

The Adviser expects to utilize attorneys, independent auditors and other third-party advisers to conduct additional due diligence with respect to an investment prior to the closing of an investment where appropriate. Upon the completion of due diligence and a decision to proceed with an investment in a company, the team leading the investment presents the investment opportunity to the Investment Committee. The Investment Committee will determine whether to pursue the potential investment. All new investments are required to be reviewed by the Investment Committee.

Portfolio Monitoring

The Adviser undertakes an ongoing monitoring approach to portfolio management, which is designed to create a culture of risk management as outlined below:

•	Real-time Portfolio Monitoring:

o	Active engagement with portfolio companies.

o	Continuous review of key performance metrics.

o	Seek to identify themes and address underperformance early-on.

•	Real-time Regular Reporting:

o	Flash credit reports and extensive quarterly write-ups.

o	Performance tracking in information management system.

o	Oversight by Investment Committee.

•	Quarterly Robust Valuations:

o	Independent process with experienced third-party valuation agents.

o	Independent oversight on individual marks.

o	Multiple layers of internal and external review.

•	Monthly and ad hoc Watchlist Discussions:

o	Thorough assessments and extensive discussions with the Investment Committee.

o	Take proactive action designed to address underperformance early-on.

Sourcing and Structuring of Investments

Our approach to structuring direct lending loans involves us choosing the most appropriate variety of securities for each particular investment; and negotiating the best and most favorable terms.

Investment Advisory Agreement

General

The description below of the Investment Advisory Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Investment Advisory Agreement attached as an exhibit to this Registration Statement.

Under the terms of the Investment Advisory Agreement, the Adviser is responsible for the following:

•	managing the investment and reinvestment of our assets in accordance with our investment objective, policies and restrictions, the 1940 Act, the Advisers Act and all other applicable federal and state law, and our Charter and Bylaws;

•	determining the composition of our portfolio, the nature and timing of the changes therein and the manner of implementing such changes;

•	identifying, evaluating and negotiating the structure of the investments made by us (including by performing due diligence on prospective portfolio companies);

•	executing, closing, servicing and monitoring our investments;

•	determining the securities and other assets that we will purchase, retain or sell; and

•	providing us with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our funds.

The Adviser's services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to us are not impaired.

Term

Unless earlier terminated as described below, the Investment Advisory Agreement will continue in effect for an initial term of two years, and from year to year thereafter if approved annually by the Board of Directors or by the holders of a Majority of the Outstanding Shares of Common Stock (as defined below) and, in each case, a majority of the Independent Directors.

The Investment Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its "assignment" (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act). In accordance with the 1940 Act, without payment of penalty, we may terminate the Investment Advisory Agreement with the Adviser upon 60 days' written notice. The decision to terminate the agreement may be made by a majority of the Board of Directors or the Stockholders holding a Majority of the Outstanding Shares of Common Stock. "Majority of the Outstanding Shares" means the lesser of (1) 67% or more of the outstanding shares of Common Stock present at a meeting, if the holders of more than 50% of the outstanding shares of Common Stock are present or represented by proxy or (2) a majority of outstanding shares of Common Stock. In addition, without payment of penalty, the Adviser may generally terminate the Investment Advisory Agreement upon 60 days' written notice.

Compensation of the Adviser

We will pay the Adviser an investment advisory fee for its services under the Investment Advisory Agreement consisting of two components: a Management Fee (described below) and an Incentive Fee (described below). The cost of both the Management Fee and the Incentive Fee will ultimately be borne by the Stockholders.

Management Fee

The Management Fee is payable quarterly in arrears. The Management Fee is payable at an annual rate of 0.75% (1.00% in the event of an Exchange Listing (as defined below)) of the average value of our gross assets at the end of each of our two most recently completed calendar quarters. For purposes of calculating the Management Fee, “gross assets” means the total assets of the Company determined on a consolidated basis in accordance with GAAP, excluding cash and cash equivalents but including assets purchased with borrowed amounts.

The Management Fee for any partial quarter will be appropriately prorated and adjusted for any share issuances or repurchases of our Common Stock during the relevant calendar quarter.

Incentive Fee

We will pay to the Adviser an Incentive Fee that will consist of two parts. The Investment Income Incentive Fee will be calculated and payable on a quarterly basis, in arrears, and will equal 10% (17.5% in the event of an Exchange Listing) of "Pre-Incentive Fee Net Investment Income" for the immediately preceding calendar quarter, subject to a quarterly preferred return of 1.5% (i.e., 6.0% annualized), or "Hurdle," measured on a quarterly basis and a "catch-up" feature.

"Pre-Incentive Fee Net Investment Income" means interest income, dividend income and any other income (including any accrued income that the Company has not yet received in cash and any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter minus the Company's operating expenses accrued during the calendar quarter (including the Management Fee, administrative expenses and any interest expense and dividends paid on issued and outstanding preferred stock, but excluding the Incentive Fee). These calculations shall be appropriately adjusted for any share issuances or repurchases during the quarter (based on the actual number of days elapsed relative to the total number of days in such calendar quarter).

Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter, expressed as a rate of return on the value of our net assets at the beginning of the immediately preceding calendar quarter, will be compared to a "Hurdle Amount" equal to the product of (i) the Hurdle rate of 1.50% per quarter (6.0% annualized) and (ii) our net assets (defined as total assets less indebtedness and before taking into account any Incentive Fees payable during the period) at the beginning of the immediately preceding calendar quarter.

We will pay the Adviser an Investment Income Incentive Fee in each calendar quarter as follows:

•	No Investment Income Incentive Fee is payable to the Adviser in any calendar quarter in which the Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Amount for such calendar quarter;

•	100% of the Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Amount but is less than 1.6667% (1.8182% in the event of an Exchange Listing) for that calendar quarter is payable to the Adviser. We refer to this portion of our Pre-Incentive Fee Net Investment Income as the "catch-up"; and

•	10% (17.5% in the event of an Exchange Listing) of the Company's Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.6667% (1.8182% following an Exchange Listing) in any calendar quarter is payable to the Adviser.

Because of the structure of the Investment Income Incentive Fee, it is possible that we may pay an Investment Income Incentive Fee in a calendar quarter in which we incur a loss. For example, if we receive Pre-Incentive Fee Net Investment Income in excess of the Hurdle rate, we will pay the applicable Investment Income Incentive Fee even if we have incurred a loss in that calendar quarter due to realized and unrealized capital losses. In addition, because the Hurdle Amount is calculated based on our net assets, decreases in our net assets due to realized or unrealized capital losses may increase the likelihood that the Hurdle Amount is reached and therefore the likelihood of us paying an Incentive Fee in a given calendar quarter. In addition, if market interest rates rise, we may be able to invest our funds in debt instruments that provide for a higher return, which would increase our Pre-Incentive Fee Net Investment Income and make it easier for the Adviser to surpass the fixed Hurdle rate and receive an incentive fee based on such net investment income. Our net investment income used to calculate this component of the Incentive Fee is also included in the amount of our gross assets used to calculate the Management Fee because gross assets are total assets (including cash received) before deducting liabilities (such as declared dividend payments).

The following is a graphical representation of the calculation of the income-related portion of the incentive fee prior to an Exchange Listing:

The following is a graphical representation of the calculation of the income-related portion of the incentive fee following an Exchange Listing:

The Capital Gains Incentive Fee will be an annual fee that will be determined and payable, in arrears, as of the end of each calendar year (or upon termination of the Investment Advisory Agreement) in an amount equal to 10% (17.5% following an Exchange Listing) of realized capital gains, if any, determined on a cumulative basis from the commencement of the Company's investment operations (based on the fair market value of each investment as of such date) through the end of such calendar year (or upon termination of the Investment Advisory Agreement), computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis from the commencement of the Company's investment operations (based on the fair market value of each investment as of such date) through the end of such calendar year (or upon termination of the Investment Advisory Agreement), less the aggregate amount of any previously paid Capital Gains Incentive Fees.

We will accrue, but will not pay, a Capital Gains Incentive Fee with respect to unrealized appreciation because a Capital Gains Incentive Fee would be owed to the Adviser if we were to sell the relevant investment and realize a capital gain.

The fees that are payable under the Investment Advisory Agreement for any partial period will be appropriately prorated.

Examples of Quarterly Incentive Fee Calculations

The figures provided in the following examples are hypothetical, are presented for illustrative purposes only and are not indicative of actual expenses or returns.

Example 1: Income Related Portion of Incentive Fee:

Alternative 1

Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 1.50%.

•	Hurdle Rate(1) = 1.50%.

•	Other expenses (legal, accounting, custodian, transfer agent, etc.)(2) = 0.25%.

•	Pre-Incentive Fee Net Investment Income = (investment income – (Management Fee + other expenses)) = 1.0625%.

Prior to an Exchange Listing

•	Management Fee(3) = 0.1875%.

Pre-Incentive Net Investment Income does not exceed Hurdle Rate, therefore there is no Investment Income Incentive Fee.

Following an Exchange Listing

•	Management Fee(4) = 0.25%.

Pre-Incentive Net Investment Income does not exceed Hurdle Rate, therefore there is no Investment Income Incentive Fee.

Alternative 2

Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 2.10%.

•	Hurdle Rate(1) = 1.50%.

•	Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.25%.

Prior to an Exchange Listing

•	Management Fee(3) = 0.1875%.

Pre-Incentive Fee Net Investment Income = (investment income – (Management Fee + other expenses)) = 1.6625%

Pre-Incentive Fee Net Investment Income exceeds the hurdle rate, therefore there is an incentive fee on income.

Incentive fee = (100% × "Catch-Up"(5)) + (the greater of 0% AND (10% × (Pre-Incentive Fee Net Investment Income – 1.6667%)))

= (100% x (Pre-Incentive Fee Net Investment Income – 1.50%)) + 0%

= 100% x (1.6625% - 1.50%)

= 100% x 0.1625%

= 0.1625%

Following an Exchange Listing

•	Management Fee(4) = 0.25%.

Pre-Incentive Fee Net Investment Income = (investment income – (Management Fee + other expenses)) = 1.60%

Pre-Incentive Fee Net Investment Income exceeds the hurdle rate, therefore there is an incentive fee on income.

Incentive fee = (100% × "Catch-Up"(5)) + (the greater of 0% AND (17.5% × (Pre-Incentive Fee Net Investment Income – 1.8182%)))

= (100% x (Pre-Incentive Fee Net Investment Income – 1.50%)) + 0%

= 100% x (1.60% - 1.50%)

= 100% x 0.10%

= 0.10%

Alternative 3

Assumptions

•	Investment income (including interest, dividends, fees, etc.) = 3.50%.

•	Hurdle Rate(1) = 1.50%.

•	Management Fee(2) = 0.1875%

•	Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.25%.

Prior to an Exchange Listing

•	Management Fee(3) = 0.1875%.

Pre-Incentive Fee Net Investment Income = (investment income – (Management Fee + other expenses)) = 3.0625%

Pre-Incentive Fee Net Investment Income exceeds the hurdle rate, therefore there is an incentive fee on income.

Incentive fee = (100% × "Catch-Up"(5)) + (the greater of 0% AND (10% × (Pre-Incentive Fee Net Investment Income – 1.6667%)))

= (100% x (1.6667% – 1.50%)) + (10% x (3.0625% – 1.6667%))

= (100% x 0.1667%) + (10% x 1.3958%)

= 0.1667% + 0.1396%

= 0.3063%

Following an Exchange Listing

•	Management Fee(4) = 0.25%.

Pre-Incentive Fee Net Investment Income = (investment income – (Management Fee + other expenses)) = 3.00%

Pre-Incentive Fee Net Investment Income exceeds the hurdle rate, therefore there is an incentive fee on income.

Incentive fee = (100% × "Catch-Up"(5)) + (the greater of 0% AND (17.5% × (Pre-Incentive Fee Net Investment Income – 1.8182%)))

= (100% x (1.8182% – 1.50%)) + (17.5% x (3.00% – 1.8182%))

= (100% x 0.3182%) + (17.5% x 1.1818%)

= 0.3182% + 0.2068%

= 0.525%

Notes:

1.	Represents 6.0% annualized Hurdle Rate.

2.	Hypothetical other expenses. Excludes organizational and offering expenses.

3.	Represents 0.75% annualized Management Fee.

4.	Represents 1.00% annualized Management Fee.

5.	The "catch-up" provision is intended to provide the Adviser with an Incentive Fee of approximately 10% (17.5% following an Exchange Listing) on all of the Pre-Incentive Fee Net Investment Income as if a Hurdle Rate did not apply when the net investment income exceeds 1.6667% (1.8182% following an Exchange Listing) in any calendar quarter.

Example 2: Capital Gains Portion of Incentive Fee:

Alternative 1

Assumptions

Year 1:	$20 million investment made in Company A ("Investment A"), and $30 million investment made in Company B ("Investment B").
Year 2:	Investment A sold for $50 million and fair market value ("FMV") of Investment B determined to be $32 million.
Year 3:	FMV of Investment B determined to be $25 million.
Year 4:	Investment B sold for $31 million.

The Capital Gains Incentive Fee, if any, would be:

Prior to an Exchange Listing

Year 1:	None.
Year 2:	$3.0 million Capital Gains Incentive Fee, calculated as follows: $30 million realized capital gains on sale of Investment A multiplied by 10%.
Year 3:	None; calculated as follows: $2.5 million cumulative fee (10% multiplied by $25 million ($30 million cumulative capital gains less $5 million cumulative unrealized capital depreciation)) less $3.0 million (previous capital gains fee paid in Year 2).
Year 4:	$100,000 Capital Gains Incentive Fee, calculated as follows: $3.1 million cumulative fee (10% multiplied by $31 million cumulative realized capital gains ($30 million from Investment A and $1 million from Investment B)) less $3.0 million (previous capital gains fee paid in Year 2).

Following an Exchange Listing

Year 1:	None.
Year 2:	$5.25 million Capital Gains Incentive Fee, calculated as follows: $30 million realized capital gains on sale of Investment A multiplied by 17.5%.
Year 3:	None; calculated as follows $4.375 million cumulative fee (17.5% multiplied by $25 million ($30 million cumulative capital gains less $5 million cumulative unrealized capital depreciation)) less $5.25 million (previous capital gains fee paid in Year 2).
Year 4:	$175,000 Capital Gains Incentive Fee, calculated as follows: $5.425 million cumulative fee (17.5% multiplied by $31 million cumulative realized capital gains ($30 million from Investment A and $1 million from Investment B)) less $5.25 million (previous capital gains fee paid in Year 2).

Alternative 2

Assumptions

Year 1:	$20 million investment made in Company A ("Investment A"), $30 million investment made in Company B ("Investment B") and $25 million investment made in Company C ("Investment C").
Year 2:	Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million.
Year 3:	FMV of Investment B determined to be $27 million and Investment C sold for $30 million.
Year 4:	FMV of Investment B determined to be $35 million.
Year 5:	Investment B sold for $20 million.

The Capital Gains Incentive Fee, if any, would be:

Prior to an Exchange Listing

Year 1:	None.
Year 2:	$2.5 million Capital Gains Incentive Fee, calculated as follows: 10% multiplied by $25 million ($30 million realized capital gains on sale of Investment A less $5 million unrealized capital depreciation on Investment B).
Year 3:	$700,000 Capital Gains Incentive Fee, calculated as follows: $3.2 million cumulative fee (10% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million cumulative unrealized capital depreciation)) less $2.5 million (previous capital gains fee paid in Year 2).
Year 4:	$300,000 capital gains incentive fee, calculated as follows: $3.5 million cumulative fee (10% multiplied by $35 million cumulative realized capital gains) less $3.2 million (previous cumulative capital gains fee paid in Year 2 and Year 3).
Year 5:	None. $2.5 million cumulative fee (10% multiplied by $25 million ($35 million cumulative realized capital gains less $10 million realized capital losses)) less $3.5 million (previous cumulative capital gains fee paid in Years 2, 3 and 4).

Following an Exchange Listing

Year 1:	None.
Year 2:	$4.375 million Capital Gains Incentive Fee, calculated as follows: 17.5% multiplied by $25 million ($30 million realized capital gains on sale of Investment A less $5 million unrealized capital depreciation on Investment B).
Year 3:	$1.225 million Capital Gains Incentive Fee, calculated as follows: $5.6 million cumulative fee (17.5% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million cumulative unrealized capital depreciation)) less $4.375 million (previous capital gains fee paid in Year 2).
Year 4:	$525,000 capital gains incentive fee, calculated as follows: $6.125 million cumulative fee (17.5% multiplied by $35 million cumulative realized capital gains) less $5.6 million (previous cumulative capital gains fee paid in Year 2 and Year 3).
Year 5:	None. $4.375 million cumulative fee (17.5% multiplied by $25 million ($35 million cumulative realized capital gains less $10 million realized capital losses)) less $6.125 million (previous cumulative capital gains fee paid in Years 2, 3 and 4).

Limitations of Liability and Indemnification

The Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including the Administrator (each, an "Indemnitee") are not liable to us for any action taken or not taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services.

We will indemnify each Indemnitee against any liabilities in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding arising out of or otherwise based upon the performance of any of the Adviser's duties or obligations under the Investment Advisory Agreement or otherwise as an investment adviser to the Company. We may pay the expenses incurred by the Indemnitee in defending an actual or threatened civil or criminal action in advance of the final disposition of such action, provided the Indemnitee agrees to repay those expenses if found by adjudication not to be entitled to indemnification. Notwithstanding the foregoing, in accordance with Section 17(i) of the 1940 Act, neither the Adviser nor any of its affiliates, directors, officers, members, employees, agents or representatives may be protected against any liability to us or our investors to which it would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of its office.

Board Approval of the Investment Advisory Agreement

At an in-person meeting held on September 6, 2023, the Board of Directors considered, deemed to be in our best interest, and approved the Investment Advisory Agreement in accordance with applicable 1940 Act requirements, including any SEC exemptive relief, no-action or other guidance issued by the staff of the SEC. The Board of Directors were provided with information it required to consider the Investment Advisory Agreement, including: (a) the nature, extent and quality of the advisory and other services that the Adviser will provide to us, including information about the services to be performed and the personnel performing such services under the Investment Advisory Agreement; (b) comparative data with respect to advisory fees or similar expenses paid by other BDCs and other accounts managed by the Adviser or its affiliates with similar investment objectives; (c) our projected operating expenses and expense ratio compared to BDCs and other accounts managed by the Adviser or its affiliates with similar investment objectives; (d) any existing and potential sources of indirect income or other benefits to the Adviser or its affiliates from its relationship with us; (e) the financial condition of the Adviser and its affiliates and the estimated profitability of the Investment Advisory Agreement to the Adviser; and (f) the existence of any economies of scale arising from the relationship with the Adviser that are, or should be, shared with Stockholders.

Administration Agreement

The description below of the Administration Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Administration Agreement attached as an exhibit to this Registration Statement.

Under the terms of the Administration Agreement the Administrator performs (or oversees, or arranges for, the performance of) administrative services, which includes providing office facilities, equipment, clerical, accounting, bookkeeping and record keeping services; conducting relations with sub-administrators, custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable; making reports to the Board of Directors of its performance of services; and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; maintaining financial, accounting and other records of the Company; preparing reports to Stockholders and reports and other materials filed with the SEC or any other regulatory authority; managing the payment of expenses; providing significant managerial assistance to those portfolio companies to which we are required to provide such assistance; assisting us in determining and publishing (as necessary or appropriate) our net asset value; overseeing the preparation and filing of our tax returns and the performance of administrative and professional services rendered by others, which could include employees of the Adviser or its affiliates. We will reimburse the Administrator (and/or one or more of its affiliates) for services performed for us pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate certain of its obligations under the Administration Agreement to an affiliate and/or to a third party and we will reimburse the Administrator (or relevant affiliate(s)) for any services performed for us by such affiliate or third party. To the extent that the Administrator outsources any of its functions we will pay the fees associated with such functions on a direct basis without profit to the Administrator.

Unless earlier terminated as described below, the Administration Agreement will remain in effect for a period of two years from the date it first became effective, and will remain in effect from year to year thereafter if approved annually by the Board of Directors or by the holders of a Majority of the Outstanding Shares of our Common Stock and, in each case, a majority of the Independent Directors. We may terminate the Administration Agreement, without payment of any penalty, upon 60 days' written notice. The decision to terminate the agreement may be made by a majority of the Board of Directors or the Stockholders holding a Majority of the Outstanding Shares of our Common Stock. In addition, the Administrator may terminate the Administration Agreement, without payment of any penalty, upon 60 days' written notice.

The Administration Agreement provides that the Administrator and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Administrator, including the Adviser, are entitled to indemnification from us from and against any claims or liabilities, liabilities in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding arising out of or otherwise based upon the performance of any of the Adviser's duties or obligations under the Administration Agreement or otherwise as an administrator to the Company, except where attributable to willful misfeasance, bad faith or gross negligence in the performance of such person's duties or reckless disregard of such person's obligations and duties under the Administration Agreement.

Payment of Our Expenses under the Investment Advisory and Administration Agreements

Except as specifically provided below, we anticipate that all investment professionals and staff of the Adviser (or its affiliates), when and to the extent engaged in providing investment advisory and management services for us, and the base compensation, bonus and benefits, and the routine overhead expenses (including rent, utilities and office supplies), of such personnel allocable to such services, will be provided and paid for by the Adviser. We will bear all other costs and expenses of our operations, administration and transactions, including all other costs and expenses of our operations and transactions including those relating to:

•	our organizational expenses;
•	calculating our net asset value, including the cost and expenses of any independent valuation firm or service;
•	fees and expenses incurred by the Adviser and payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Company and in monitoring the Company's investments, performing due diligence on prospective portfolio companies, and if necessary, in respect of enforcing the Company's rights with respect to investments in existing portfolio companies, or otherwise relating to, or associated with, evaluating and making investments, which fees and expenses include, among other items, due diligence reports, appraisal reports, research services (including an allocable portion of any research or other service that may be deemed to be bundled for the benefit of the Company), any studies commissioned by the Adviser and travel and lodging expenses;
•	interest payable on debt, if any, incurred by the Company to finance its investments, debt service and all other costs of borrowings or other financing arrangements (including fees and other expenses), and expenses related to unsuccessful portfolio acquisition efforts;
•	offerings of the Common Stock and other securities of the Company, including any public offering of the Common Stock;
•	Management Fees and Incentive Fees;
•	administration fees and expenses payable under the Administration Agreement and any sub-administration agreements;
•	fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments in portfolio companies, including costs associated with meeting financial sponsors;
•	fees incurred by the Company for escrow agent, transfer agent, dividend agent and custodial fees and expenses;
•	U.S. federal and state registration and franchise fees;
•	all costs of registration and listing of the Company's securities on any securities exchange, including in connection with any quotation or listing of the Company's securities on a national securities exchange (including through an initial public offering) or a sale of all or substantially all of the Company's assets to, or a merger or other liquidity transaction with, an entity in which the Stockholders receive shares of a publicly traded company which continues to be managed by the Adviser or an affiliate thereof;
•	fees payable to rating agencies;
•	U.S. federal, state and local taxes;
•	independent directors' fees and expenses;
•	costs of any reports, proxy statements or other notices to Stockholders, including printing and mailing costs;
•	costs associated with individual or group Stockholders, including the costs of any Stockholders' meetings and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters;
•	costs of preparing financial statements and maintaining books and records;
•	costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority, U.S. Commodity Futures Trading Commission and other regulatory bodies, and other reporting and compliance costs, and the costs associated with reporting and compliance obligations under the 1940 Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing;

•	costs associated with compliance with Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act");
•	the Company's allocable portion of any fidelity bond, directors' and officers' errors and omissions liability insurance policies, and any other insurance premiums;
•	direct costs and expenses of administration, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, independent auditors and outside legal costs;
•	proxy voting expenses;
•	costs of effecting sales and any repurchases of shares of the Common Stock and other securities;
•	fees and expenses associated with marketing efforts (including attendance at investment conferences and similar events), design and website expenses;
•	allocable out-of-pocket costs incurred in providing managerial assistance to those portfolio companies that request it;
•	commissions and other compensation payable to brokers or dealers;
•	costs of information technology and related costs, including costs related to software, hardware and other technological systems (including specialty and custom software);
•	indemnification payments;
•	costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Company and the amount of any judgment or settlement paid in connection therewith;
•	extraordinary expenses or liabilities incurred by the Company outside of the ordinary course of its business;
•	costs of derivatives and hedging;
•	certain costs and expenses relating to distributions paid on the shares of the Company's Common Stock;
•	all fees, costs and expenses, if any, incurred by or on behalf of the Company in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including any reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments, including expenses relating to unconsummated investments that may have been attributable to co-investors had such investments been consummated;
•	costs and expenses (including travel) in connection with the diligence and oversight of the Company's service providers;
•	fees, costs and expenses of winding up and liquidating the Company's assets;
•	costs associated with technology integration between the Company's systems and those of the Company's participating intermediaries;
•	all travel and related expenses of our and the Adviser's directors, officers, managers, agents and employees incurred in connection with attending meetings of the Board of Directors or holders of our securities or performing other business activities that relate to the Company;
•	dues, fees and charges of any trade association of which the Company is a member;
•	costs associated with events and trainings of the Board of Directors (including travel);
•	costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company's assets for tax or other purposes; and
•	any and all other expenses incurred by the Company or the Administrator in connection with administering the Company business, including payments made under the Administration Agreement based upon the Company's allocable portion (subject to the review and approval of the Independent Directors) of the Administrator's overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the costs of the compensation, benefits and related administrative expenses (including travel expenses) of the Company's officers who provide operational, administrative, legal, compliance, finance and accounting services to the Company, including the Company's chief compliance officer and chief financial officer, their respective staffs and other professionals who provide services to the Company (including, in each case, employees of the Adviser or an affiliate) and assist with the preparation, coordination, and administration of the foregoing or provide other "back-office" or "middle-office" financial or operational services to the Company. For the avoidance of doubt, the Company will reimburse the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to the business affairs of the Company and in acting on behalf of the Company).

Expense Support and Conditional Reimbursement Agreement

We have entered into an Expense Support and Conditional Reimbursement Agreement (the "Expense Support Agreement") with the Adviser, pursuant to which the Adviser may elect to pay certain of our expenses on our behalf ("Expense Payments"), provided that no portion of the payment will be used to pay any interest expense or distribution and/or stockholder servicing fees. Any Expense Payment that the Adviser commits to pay must be paid by the Adviser to us in any combination of cash or other immediately available funds no later than forty-five days after such commitment is made in writing, and/or offset against amounts due from us to the Adviser or its affiliates.

Following any calendar quarter in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to our Stockholders based on distributions declared with respect to record dates occurring in such calendar quarter (the amount of such excess referred to as "Excess Operating Funds"), we will pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to us within three years prior to the last business day of such calendar quarter have been reimbursed. Any payments required to be made by us under the Expense Support Agreement are referred to as a "Reimbursement Payment." "Available Operating Funds" means the sum of (i) our net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) our net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to us on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The amount of the Reimbursement Payment for any calendar quarter will equal the lesser of (i) the Excess Operating Funds in such quarter and (ii) the aggregate amount of all Expense Payments made by the Adviser to us within three years prior to the last business day of such calendar quarter that have not been previously reimbursed by us to the Adviser; provided that the Adviser may waive its right to receive all or a portion of any Reimbursement Payment in any particular calendar quarter, in which case such waived amount will remain unreimbursed Expense Payments reimbursable in future quarters pursuant to the terms of the Expense Support Agreement.

Our obligation to make a Reimbursement Payment will automatically become a liability on the last business day of the applicable calendar quarter, except to the extent the Adviser has waived its right to receive such payment for the applicable quarter. The Reimbursement Payment for any calendar quarter will be paid by us to the Adviser in any combination of cash or other immediately available funds as promptly as possible following such calendar quarter and in no event later than forty-five days after the end of such calendar quarter.

No Reimbursement Payment for any applicable calendar quarter shall be made if: (1) the Effective Rate of Distributions Per Share declared by the Company at the time of such proposed Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the Company’s Operating Expense Ratio at the time of such proposed Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365-day year) of regular cash distributions per share exclusive of returns of capital and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing all of the Company’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies, less organizational and offering expenses, base management and incentive fees owed to the Adviser, and interest expense, by the Company’s net assets.

Either we or the Adviser may terminate the Expense Support Agreement at any time, with or without notice, without the payment of any penalty, provided that any Expense Payments that have not been reimbursed by us to the Adviser will remain our obligation following any such termination, subject to the terms of the Expense Support Agreement.

Trademark License Agreement

We have entered into a Trademark License Agreement (the "License Agreement") with 26North Partners LP, pursuant to which we have been granted a non-exclusive license to use the names "26N" and "26North." Under the License Agreement, we have a right to use the 26N and 26North names for so long as the Adviser or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we will have no legal right to the "26N" or "26North" name or logo.

Resource Sharing Agreement

The Adviser has entered into a Resource Sharing Agreement (the "Resource Sharing Agreement") with 26North, pursuant to which 26North will provide the Adviser with experienced investment professionals and access to the resources of 26North so as to enable the Adviser to fulfill its obligations under the Investment Advisory Agreement. Through the Resource Sharing Agreement, the Adviser intends to capitalize on the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of 26North's investment professionals.

The Private Offering

We expect to enter into separate Subscription Agreements with a number of investors providing for the private placement of shares of Common Stock pursuant to the Private Offering and may enter into additional Subscription Agreements from time to time. Each investor will make a Capital Commitment to purchase shares of Common Stock pursuant to a Subscription Agreement. Investors will be required to make capital contributions to purchase shares of Common Stock each time we deliver a drawdown notice, which will be issued based on our anticipated investment activities and capital needs, in an aggregate amount not to exceed each investor's respective Capital Commitment. We will deliver each drawdown notice at least ten days prior to the required funding date. All purchases of Common Stock will generally be made pro rata in accordance with remaining Capital Commitments of all investors, at a per share price equal to the net asset value per share of Common Stock subject to any adjustments. Any adjustments would take into account a determination of changes to net asset value within 48 hours of the sale to assure compliance with Section 23(b) of the 1940 Act. At the earlier of an Exchange Listing and the end of the Fundraising Period, however, Stockholders will be released from any further obligation to fund drawdowns and purchase additional shares, although the Stockholders will remain obligated to fund drawdowns to the extent necessary to pay Company expenses, complete investments in certain transactions, including follow-on investments, fund any guaranteed obligations and/or as necessary for the Company to preserve its tax status ("Permitted Uses"); provided that any Stockholder that makes an initial Capital Commitment to the Company after the one-year anniversary of the Company's commencement of investment operations will be subject to such release at the later of the (x) one-year anniversary of such Stockholder's initial Capital Commitment and (y) expiration of the Fundraising Period, unless an Exchange Listing were to occur prior thereto. The "Fundraising Period" will continue from the commencement of the Company's investment operations until the two-year anniversary thereof, subject to two additional one-year extensions by vote of a majority of the Board of Directors and, thereafter, one additional one-year period by the Stockholders by majority vote.

While we expect each Subscription Agreement to reflect the terms and conditions summarized in the preceding paragraph, we reserve the right to enter into Subscription Agreements that contain terms and conditions not found in the Subscription Agreements entered into with other investors, subject to applicable law.

We may, in our sole discretion, permit one or more investors to make additional Capital Commitments ("Subsequent Commitments") after the date the first Subscription Agreements are accepted by us. New investors that make a Subsequent Commitment, or existing Stockholders that increase their Capital Commitment (each, an "Additional Stockholder") will be required to make subsequent purchases of Common Stock (each, a "Catch-up Purchase") on a date (or dates) to be determined by us. The aggregate amount of the Catch-up Purchase (the "Catch-up Purchase Amount") will be equal to an amount necessary to ensure that, upon payment of the Catch-up Purchase Amount, such Additional Stockholder will have contributed the same percentage of its Capital Commitment to us as all Stockholders whose subscriptions were previously accepted. Catch-up Purchases will be made at a per share price equal to the net asset value per share of the Common Stock as of the close of the last calendar quarter preceding the date of the Catch-up Purchase, subject to per share price adjustments and further adjusted, as described in the Subscription Agreement, to appropriately reflect such Additional Stockholder's pro rata portion of our initial organizational expenses.

The Company retains the right, in the Adviser's sole discretion, to call drawdown purchases or Catch-up Purchases on a non-pro rata basis, including to allow an investor with an undrawn Capital Commitment in an amount equal to or less than 10% of its original Capital Commitment to fund its full undrawn Capital Commitment or as the Adviser deems necessary or desirable to prevent the assets of the Company from constituting "plan assets" under the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code or as otherwise necessary or desirable to comply with ERISA or any other applicable legal, regulatory, tax or similar regimes.

Term

We are an investment vehicle of indefinite duration. In the event of our liquidation, dissolution or winding up, each share of Common Stock would be entitled to share ratably in all of our assets that are legally available for distribution after we have paid or otherwise provided for all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. For the purposes of this paragraph, a merger or consolidation of the Company with or into any other corporation or other entity, or a sale or conveyance of all or any part of its property or assets will not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary.

Key Person Event

A “Key Person” initially shall be defined as Josh Harris, Brendan McGovern and any two of the other four members of the Investment Committee. The Adviser may appoint additional or replace Key Persons from time to time, with the approval of the Board of Directors, and will disclose such changes consistent with its obligations under the U.S. federal securities laws. In the event that all of the Key Persons cease to be actively involved in the management and affairs of 26North and/or the Company, the Company shall promptly provide concurrent notice (the “Key Person Notice”) to all Stockholders consistent with its obligations under the U.S. federal securities laws, and the investment period of the Company shall be suspended until the earlier of (i) the one hundred twentieth (120th) calendar day following the date that the Key Person Notice is provided and (ii) the day on which a replacement person for such Key Person (or Key Persons, as applicable) is approved by the Adviser and the Board of Directors (the “Suspension Period”); provided, that, during a Suspension Period, Stockholders may end the Suspension Period by the affirmative vote of a majority of Stockholders (in which case the investment period shall resume immediately following such affirmative vote). For the avoidance of doubt, during a Suspension Period, the Company may issue drawdowns or utilize its assets for the Permitted Uses. The provisions described in this paragraph will not apply upon the effectuation of any Exchange Listing.

Emerging Growth Company

We are an emerging growth company as defined in the JOBS Act and are eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not "emerging growth companies" including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. Although we have not made a determination whether to take advantage of any or all of these exemptions, we expect to remain an emerging growth company for up to five years following the completion of our initial public offering or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues equal or exceed $1.235 billion, (ii) December 31 of the fiscal year that we become a "large accelerated filer" as defined in Rule 12b-2 under the 1934 Act which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period. In addition, we will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards.

Distribution Reinvestment Plan

We have adopted an "opt out" distribution reinvestment plan that will provide for reinvestment of our distributions on behalf of our Stockholders, unless a Stockholder elects to receive cash. As a result, if our Board of Directors authorizes, and we declare, a cash dividend or other distribution, then Stockholders who do not "opt out" of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares of Common Stock, rather than receiving cash distributions. Investors can elect to "opt out" of our distribution reinvestment plan in their Subscription Agreements.

There will be no brokerage charges or other charges to Stockholders who participate in the distribution reinvestment plan. The plan administrator's fees will be paid by us.

Stockholders who receive distributions in the form of stock are generally subject to the same U.S. federal, state and local tax consequences as are Stockholders who elect to receive their distributions in cash. However, since a participating Stockholder's cash distributions will be reinvested, such Stockholder will not receive cash with which to pay any applicable taxes on reinvested distributions. A Stockholder's basis for determining gain or loss upon the sale of stock received in a distribution from us will generally be equal to the total dollar amount of the distribution payable to the Stockholder. Any stock received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. Stockholder's account.

The plan will be terminable by us upon notice in writing mailed to each Stockholder of record at least 30 days prior to any record date for the payment of any distribution by us.

Employees

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Adviser or its affiliates, pursuant to the terms of the Investment Advisory Agreement and the Administration Agreement. Each of our executive officers described under “Item 5. Directors and Executive Officers” is employed by the Adviser or its affiliates. Our day-to-day investment operations are managed by the Adviser. The services necessary for the origination and administration of our investment portfolio are provided by investment professionals employed by the Adviser or its affiliates. The Investment Team will focus on origination and transaction development and the ongoing monitoring of our investments. In addition, we will reimburse the Administrator and Adviser for our allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement and the Investment Advisory Agreement, respectively, including our allocable portion of the cost of our officers and their respective staffs. See “Item 1. Business — Investment Advisory Agreement” and “Item 1. Business — Administration Agreement.”

Determination of Net Asset Value

The net asset value per share of our outstanding shares of Common Stock is determined at least quarterly by dividing the value of total assets minus liabilities by the total number of shares of Common Stock outstanding at the date as of which the determination is made. Pursuant to Rule 2a-5 under the 1940 Act, our Board of Directors has designated the Adviser as the Valuation Designee, subject to the oversight of the Board of Directors.

Investment transactions will be recorded on the trade date. Realized gains or losses will be measured by the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses will primarily reflect the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.

Investments for which market quotations are readily available will typically be valued at the bid price of those market quotations. To validate market quotations, we may utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available, as is expected to be the case for substantially all of our investments, will be valued at fair value as determined in good faith by our Adviser, as the Valuation Designee, at least quarterly, with the input of one or more external independent valuation firms and subject to the oversight of our Board of Directors.

The determination of the fair value involves subjective judgments and estimates. As part of the valuation process, the Adviser will take into account relevant factors in determining the fair value of our investments, including: the estimated enterprise value of a portfolio company (i.e., the total fair value of the portfolio company's debt and equity), the nature and realizable value of any collateral, the portfolio company's ability to make payments based on its earnings and cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company's securities to any similar publicly traded securities, and overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Adviser will consider whether the pricing indicated by the external event corroborates its valuation.

The Adviser will undertake a multi-step valuation process, which is expected to include, among other procedures, the following:

•	With respect to investments for which market quotations are readily available, those investments will typically be valued at the bid price of those market quotations;

•	With respect to investments for which market quotations are not readily available, the valuation process will begin with either (i) independent valuation firm(s) providing a preliminary valuation of such investment to the Adviser's valuation committee or (ii) the Adviser preparing a preliminary valuation of such investment based on proprietary models; and

•	Preliminary valuation conclusions will be documented and discussed within the Adviser's valuation committee.

The Adviser will apply Financial Accounting Standards Board Accounting Standards Codification 820, Fair Value Measurements ("ASC 820"), as amended, which establishes a framework for measuring fair value in accordance with U.S. GAAP ("GAAP") and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, we consider its principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:

•	Level 1—Valuations based on quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access.

•	Level 2—Valuations based on quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active or other observable inputs other than quoted prices.

•	Level 3—Valuations based on unobservable inputs for the asset or liability.

Transfers between levels, if any, will be recognized at the beginning of the quarter in which the transfer occurred. In addition to using the above inputs in investment valuations, the Adviser will apply a valuation policy approved by the Board of Directors that is consistent with ASC 820. Consistent with the valuation policy, the Adviser will evaluate the source of the inputs, including any markets in which our investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), the Adviser will subject those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment. For example, the Adviser, or the independent valuation firm(s), will review pricing support provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If we were required to liquidate a portfolio investment in a forced or liquidation sale, it could realize amounts that are different from the amounts presented and such differences could be material.

In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected herein.

In connection with a drawdown, the Board of Directors or a committee thereof will be required to make the determination that we are not selling shares of our Common Stock at a price below the then current net asset value of our Common Stock, exclusive of any distributing commission or discount (which net asset value shall be determined as of a time within 48 hours, excluding Sunday and holidays, next preceding the time of such determination). Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records that we are required to maintain under the 1940 Act.

Regulation as a BDC

The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company's total assets. The principal categories of qualifying assets relevant to our business are any of the following:

(a)           Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

(i)            is organized under the laws of, and has its principal place of business in, the United States;

(ii)           is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(iii)          satisfies any of the following:

(1)           does not have any class of securities that is traded on a national securities exchange;

(2)           has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

(3)           is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the eligible portfolio company; or

(4)           is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

(b)           Securities of any eligible portfolio company controlled by us.

(c)           Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(d)           Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

(e)           Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

(f)            Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

Control, as defined by the 1940 Act, is presumed to exist where a BDC beneficially owns more than 25% of the outstanding voting securities of the portfolio company, but may exist in other circumstances based on the facts and circumstances.

The regulations defining qualifying assets may change over time. We may adjust our investment focus as needed to comply with and/or take advantage of any regulatory, legislative, administrative or judicial actions.

Managerial Assistance to Portfolio Companies

A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company through monitoring of portfolio company operations, selective participation in board and management meetings, consulting with and advising a portfolio company's officers or other organizational or financial guidance.

Temporary Investments

Pending investment in other types of qualifying assets, as described above, our investments could consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to herein, collectively, as temporary investments, so that 70% of our assets would be qualifying assets. We may invest in highly rated commercial paper, U.S. Government agency notes, U.S. Treasury bills or in repurchase agreements relating to such securities that are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. Consequently, repurchase agreements are functionally similar to loans. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, the 1940 Act and certain diversification tests in order to qualify as a RIC for federal income tax purposes typically require us to limit the amount we invest with any one counterparty. Accordingly, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. The Adviser will monitor the creditworthiness of the counterparties with which we may enter into repurchase agreement transactions.

Warrants

Under the 1940 Act, a BDC is subject to restrictions on the issuance, terms and amount of warrants, options or rights to purchase shares of capital stock that it may have outstanding at any time. Under the 1940 Act, we may generally only offer warrants provided that (i) the warrants expire by their terms within ten years, (ii) the exercise or conversion price is not less than the current market value at the date of issuance, (iii) Stockholders authorize the proposal to issue such warrants, and the Board of Directors approves such issuance on the basis that the issuance is in our and the Stockholders' best interests and (iv) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed.

Senior Securities; Asset Coverage Ratio

We are generally permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to the Common Stock if our asset coverage, as defined in the 1940 Act, would at least equal to 200% immediately after each such issuance. However, legislation has modified the 1940 Act by allowing a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met. This means that generally, we can borrow up to $1 for every $1 of investor equity (or, if certain requirements are met, we can borrow up to $2 for every $1 of investor equity). The Adviser, as our sole initial Stockholder, has approved a proposal that allows us to reduce our asset coverage ratio to 150% and, in connection with their Subscription Agreements, our investors are required to acknowledge our ability to operate with an asset coverage ratio that may be as low as 150%.

In addition, while any senior securities remain outstanding, we would be required to make provisions to prohibit any dividend distribution to Stockholders or the repurchase of such securities or shares unless it meets the applicable asset coverage ratios at the time of the dividend distribution or repurchase. We would also be permitted to borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes, which borrowings would not be considered senior securities.

Code of Ethics

We and the Adviser have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code's requirements. The code of ethics will be available on the EDGAR Database on the SEC's website at http://www.sec.gov.

Affiliated Transactions

The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisers or sub-advisers), principal underwriters and affiliates of those affiliates or underwriters without prior approval of the directors who are not interested persons, and in some cases, the prior approval of the SEC. We expect to rely on exemptive relief that we expect to be granted by the SEC to allow us to co-invest with other funds and accounts managed by the Adviser or its affiliates, in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to such exemptive relief, we generally expect to be permitted to co-invest with certain of our affiliates if a "required majority" (as defined in Section 57(o) of the 1940 Act) of the independent and disinterested members of the Board of Directors make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to us and our Stockholders and do not involve overreaching of us or our Stockholders on the part of any person concerned, (2) the transaction is consistent with the interests of our Stockholders and is consistent with our investment objective and strategies and (3) the investment by our affiliates would not disadvantage us, and our participation would not be on a basis different from or less advantageous than that on which our affiliates are investing. The Adviser's investment allocation policy will incorporate the conditions of the exemptive relief prior to our reliance thereon and seeks to ensure equitable allocation of investment opportunities between us and other funds managed by the Adviser or its affiliates. As a result of exemptive relief, there could be significant overlap in our investment portfolio and the investment portfolios of other funds established by the Adviser that could avail themselves of the exemptive relief. The Company has not yet been granted the requested exemptive relief, and there can be no assurance that the Company will be granted the requested exemptive relief.

Other

We have adopted an investment policy that complies with the requirements applicable to us as a BDC. We expect to be periodically examined by the SEC for compliance with the 1940 Act, and are subject to the periodic reporting and related requirements of the 1934 Act.

We are also required to provide and maintain a bond issued by a reputable fidelity insurance company to protect against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to our Stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

We are also required to designate a chief compliance officer and to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws and to review these policies and procedures annually for their adequacy and the effectiveness of their implementation.

We are not permitted to change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (i) 67% or more of such company's shares present at a meeting if more than 50% of the outstanding shares of such company are present or represented by proxy, or (ii) more than 50% of the outstanding shares of such company.

We are not generally able to issue and sell Common Stock at a price below net asset value per share. We may, however, issue and sell Common Stock, or warrants, options or rights to acquire Common Stock, at a price below the then-current net asset value of Common Stock if (1) the Board of Directors determines that such sale is in our best interests and the best interests of our Stockholders, and (2) our Stockholders have approved our policy and practice of making such sales within the preceding 12 months. In any such case, the price at which our securities are to be issued and sold may not be less than a price which, in the determination of the Board of Directors, closely approximates the market value of such securities.

We may invest up to 100% of our assets in securities acquired directly from issuers in privately negotiated transactions. With respect to such securities, we may, for the purpose of public resale, be deemed an "underwriter" as that term is defined in the 1933 Act.

Our intention is to not write (sell) or buy put or call options to manage risks associated with the publicly traded securities of our portfolio companies, except that we may enter into hedging transactions to manage the risks associated with interest rate or currency fluctuations. However, we may purchase or otherwise receive warrants to purchase the common stock of our portfolio companies in connection with acquisition financing or other investments. Similarly, in connection with an acquisition, we may acquire rights to require the issuers of acquired securities or their affiliates to repurchase them under certain circumstances.

We also do not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, except for registered money market funds, we generally cannot acquire more than 3% of the voting stock of any registered investment company, invest more than 5% of the value of our total assets in the securities of one investment company, or invest more than 10% of the value of our total assets in the securities of more than one investment company. With regard to that portion of our portfolio invested in securities issued by investment companies, if any, it should be noted that such investments might subject Stockholders to additional expenses as they will be indirectly responsible for the costs and expenses of such companies.

Proxy Voting Policies and Procedures.

We have delegated our proxy voting responsibility to the Adviser. The proxy voting policies and procedures of the Adviser are set out below. The guidelines are reviewed periodically by the Adviser and our directors who are not "interested persons," and, accordingly, are subject to change. For purposes of these proxy voting policies and procedures described below, "we," "our" and "us" refer to the Adviser.

As an investment adviser registered under the Adviser Act, we have a fiduciary duty to act solely in the best interests of our clients. As part of this duty, we recognize that we must vote client securities in a timely manner free of conflicts of interest and in the best interests of our clients.

These policies and procedures for voting proxies for our investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Proxy Policies

As an investment adviser registered under the Advisers Act, we have a fiduciary duty to act solely in the best interests of our clients. As part of this duty, we recognizes that we must vote client securities in a timely manner free of conflicts of interest and in the best interests of our clients.

These policies and procedures for voting proxies for our investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 promulgated under, the Advisers Act.

We will vote proxies relating to our clients' securities in the best interest of our clients' Stockholders. We will review on a case-by-case basis each proposal submitted for a Stockholder vote to determine its impact on the portfolio securities held by our clients. Although we will generally vote against proposals that may have a negative impact on our clients' portfolio securities, we may vote for such a proposal if there exists compelling long-term reasons to do so.

Our proxy voting decisions are made by the senior officers who are responsible for monitoring each of our clients' investments. To ensure that our vote is not the product of a conflict of interest, we will require that: (a) anyone involved in the decision-making process disclose to our chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (b) employees involved in the decision making process or vote administration are prohibited from revealing how we intend to vote on a proposal in order to reduce any attempted influence from interested parties.

Proxy Voting Records

Stockholders may obtain information about how the Adviser voted proxies by making a written request for proxy voting information to: 26North BDC, Inc., Attention: Investor Relations, 600 Madison Avenue, 26th Floor, New York, NY 10022.

Privacy Policy

We are sensitive to the privacy concerns of our investors. We have a policy of protecting the confidentiality and security of information we collect about investors, and provide privacy notices to help investors better understand why and how we collect certain personal information, the care with which we treat that information, and how we use that information.

Pursuant to our privacy policies, we will provide a clear and conspicuous notice to each Stockholder that details our privacy policies and procedures at the time of subscription.

Reporting Obligations

We will furnish our Stockholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC voluntarily with the intention of establishing the Company as a reporting company under the 1934 Act. Upon the effectiveness of this Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the 1934 Act.

The SEC maintains a website (www.sec.gov) that contains such information.

Certain U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to us and to an investment in the Common Stock. This discussion does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, this Registration Statement does not describe tax consequences that we have assumed to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including persons who hold the Common Stock as part of a straddle or a hedging, integrated or constructive sale transaction, persons subject to the alternative minimum tax, tax-exempt organizations, insurance companies, brokers or dealers in securities, pension plans and trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, regulated investment companies, real estate investment trusts, personal holding companies, persons who acquire an interest in us in connection with the performance of services, and financial institutions. Such persons should consult with their own tax advisers as to the U.S. federal income tax consequences of an investment in us, which may differ substantially from those described herein. This summary assumes that Stockholders hold the Common Stock as capital assets (within the meaning of the Code).

The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this Registration Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service ("IRS") regarding any matter discussed herein. Prospective investors should be aware that, although we intend to adopt positions we believe are in accord with current interpretations of the U.S. federal income tax laws, the IRS may not agree with the tax positions taken by us and that, if challenged by the IRS, our tax positions might not be sustained by the courts. This summary does not discuss any aspects of U.S. estate, alternative minimum, or gift tax or foreign, state or local tax. It also does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

For purposes of this discussion, a "U.S. Stockholder" generally is a beneficial owner of Common Stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the U.S. or of any political subdivision thereof;

•	a trust that is subject to the supervision of a court within the U.S. and the control of one or more;

•	U.S. persons or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A "Non-U.S. Stockholder" is a beneficial owner of Common Stock that is not a U.S. Stockholder or a partnership for U.S. tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Any partner of a partnership holding Common Stock should consult its tax advisers with respect to the purchase, ownership and disposition of such shares.

Tax matters are very complicated and the tax consequences to an investor of an investment in the Common Stock will depend on the facts of his, her or its particular situation. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS TAX ADVISER WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE AND OWNERSHIP OF INTERESTS.

Taxation as a Regulated Investment Company

As soon as practicable, we intend to elect to be treated and to qualify each year thereafter as a RIC. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to the Stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to obtain RIC tax benefits, we must distribute to our Stockholders, for each taxable year, at least 90% of our "investment company taxable income," which is generally our ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the "Annual Distribution Requirement").

If we:

•	qualify as a RIC; and

•	satisfy the Annual Distribution Requirement,

then we will not be subject to U.S. federal income tax on the portion of our income we distribute (or is deemed to distribute) to Stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to our Stockholders.

We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (i) 98% of our net ordinary income for each calendar year, (ii) 98.2% of the amount by which our capital gains exceed our capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 in that calendar year and (iii) certain undistributed amounts from previous years on which we paid no U.S. federal income tax (the "Excise Tax Avoidance Requirement"). We may be liable for the excise tax only on the amount by which we do not meet the foregoing distribution requirement. In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

•	qualify as a BDC under the 1940 Act at all times during each taxable year;

•	derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain "qualified publicly traded partnerships," or other income derived with respect to our business of investing in such stock or securities (the "90% Income Test"); and

•	diversify our holdings so that at the end of each quarter of the taxable year:

•	at least 50% of the value of our assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

•	no more than 25% of the value of our assets is invested in the (i) securities, other than U.S. government securities or securities of other RICs, of one issuer, (ii) securities of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more "qualified publicly traded partnerships" (the "Diversification Tests").

We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that it has not yet received in cash, such as PIK interest and deferred loan origination fees that are paid after origination of the loan. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our Stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received the corresponding cash amount.

Although we do not presently expect to do so, we are authorized to borrow funds, to sell assets and to make taxable distributions of our stock and debt securities in order to satisfy distribution requirements. Our ability to dispose of assets to meet our distribution requirements may be limited by (i) the illiquid nature of our portfolio and/or (ii) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous. If we are unable to obtain cash from other sources to satisfy the Annual Distribution Requirement, we may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.

Under the 1940 Act, we are not permitted to make distributions to our Stockholders while its debt obligations and other senior securities are outstanding unless certain "asset coverage" tests are met. If we are prohibited from making distributions, we may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause us to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and produce income that will not be qualifying income for purposes of the 90% Income Test described above. We will monitor our transactions and may make certain tax decisions in order to mitigate the potential adverse effect of these provisions.

A RIC is limited in its ability to deduct expenses in excess of its "investment company taxable income" (which is, generally, ordinary income plus the excess of net short-term capital gains over net long-term capital losses). If our expenses in a given year exceed investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, we may, for tax purposes, have aggregate taxable income for several years that we are required to distribute and that is taxable to our Stockholders even if such income is greater than the aggregate net income we actually earned during those years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, a Stockholder may receive a larger capital gain distribution than it would have received in the absence of such transactions.

Investment income received from sources within foreign countries, or capital gains earned by investing in securities of foreign issuers, may be subject to foreign income taxes withheld at the source. In this regard, withholding tax rates in countries with which the United States does not have a tax treaty can be as high as 35% or more. The United States has entered into tax treaties with many foreign countries that may entitle us to a reduced rate of tax or exemption from tax on this related income and gains. The effective rate of foreign tax cannot be determined at this time since the amount of our assets to be invested within various countries is not now known. We do not anticipate being eligible for the special election that allows a RIC to treat foreign income taxes paid by such RIC as paid by its stockholders.

If we purchase shares in a "passive foreign investment company," or PFIC, it may be subject to U.S. federal income tax on a portion of any "excess distribution" or gain from the disposition of such shares even if such income is distributed as a taxable dividend by it to its Stockholders. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from such distributions or gains. If we invest in a PFIC and elect to treat the PFIC as a "qualified electing fund" under the Code, or QEF, in lieu of the foregoing requirements, we will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us. Alternatively, we can elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares and as ordinary loss any decrease in such value to the extent we do not exceed prior increases included in income. Under either election, we may be required to recognize in a year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% U.S. federal excise tax.

Foreign exchange gains and losses realized by us in connection with certain transactions involving non-dollar debt securities, certain foreign currency futures contracts, foreign currency option contracts, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Code provisions that generally treat such gains and losses as ordinary income and losses and may affect the amount, timing and character of distributions to our Stockholders. Any such transactions that are not directly related to our investment in securities (possibly including speculative currency positions or currency derivatives not used for hedging purposes) could, under future Treasury regulations, produce income not among the types of "qualifying income" from which a RIC must derive at least 90% of its annual gross income.

Tax Consequences of a Period Prior to RIC Qualification; Failure to Qualify as a RIC

While we intend to elect to be treated as a RIC as soon as practicable, there may be a period following the effectiveness of this Registration Statement during which we do not qualify as a RIC. To the extent that we have net taxable income prior to our qualification as a RIC, we will be subject to U.S. federal income tax on such income. We would not be able to deduct distributions to Stockholders, nor would distributions be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our Stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate Stockholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate Stockholders would generally be able to treat such dividends as "qualified dividend income," which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Stockholder's tax basis, and any remaining distributions would be treated as a capital gain. In order to qualify as a RIC, in addition to the other requirements discussed above, we would be required to distribute all of our previously undistributed earnings and profits attributable to any period prior to us becoming a RIC by the end of the first year that it intends to qualify as a RIC. To the extent that we have any net built-in gains in our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) as of the beginning of the first year that we qualify as a RIC, we would be subject to a corporate-level U.S. federal income tax on such built-in gains if and when recognized over the next five years. Alternatively, we may elect to recognize such built-in gains immediately prior to our qualification as a RIC.

If we have previously qualified as a RIC, but were subsequently unable to qualify for treatment as a RIC, and certain relief provisions are not applicable, we would be subject to tax on all of our taxable income (including our net capital gains) at regular corporate rates. We would not be able to deduct distributions to Stockholders, nor would distributions be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our Stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate Stockholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate Stockholders would generally be able to treat such dividends as "qualified dividend income," which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Stockholder's tax basis, and any remaining distributions would be treated as a capital gain. In order to requalify as a RIC, in addition to the other requirements discussed above, we would be required to distribute all of our previously undistributed earnings attributable to the period we failed to qualify as a RIC by the end of the first year that we intend to requalify as a RIC. If we fail to requalify as a RIC for a period greater than two taxable years and then seek to requalify as a RIC, we may be required to pay corporate-level tax on the unrealized appreciation recognized during the succeeding five-year period unless we make a special election to recognize gain to the extent of any unrealized appreciation in our assets at the time of requalification.

The remainder of this discussion assumes that we qualify as a RIC for each taxable year.

Taxation of U.S. Stockholders

Our distributions generally are taxable to U.S. Stockholders as ordinary income or capital gains. Distributions of our "investment company taxable income" (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional Common Stock. To the extent such distributions paid by us to Stockholders taxed at individual rates are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions ("Qualifying Dividends") may be eligible for a current maximum tax rate of 20%. In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of our net capital gains (which are generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as "capital gain dividends" will be taxable to a U.S. Stockholder as long-term capital gains that are currently taxable at a maximum rate of 20% in the case of Stockholders taxed at individual rates, regardless of the U.S. Stockholder's holding period for his, her or its Common Stock and regardless of whether paid in cash or reinvested in additional Common Stock. Distributions in excess of our earnings and profits first will reduce a U.S. Stockholder's adjusted tax basis in such Stockholder's Common Stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Stockholder.

We may retain some or all of our realized net long-term capital gains in excess of realized net short-term capital losses, but designate the retained net capital gain as a "deemed distribution." In that case, among other consequences, we will pay tax on the retained amount, each U.S. Stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. Stockholder, and the U.S. Stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax we paid thereon. Because we expect to pay tax on any retained capital gains at our regular corporate tax rate, and because that rate is in excess of the maximum rate currently payable by U.S. Stockholders taxed at individual rates on long-term capital gains, the amount of tax that individual U.S. Stockholders will be treated as having paid will exceed the tax they owe on the capital gain distribution and such excess generally may be refunded or claimed as a credit against the U.S. Stockholder's other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. Stockholder's cost basis for his, her or its Common Stock. In order to utilize the deemed distribution approach, we must provide written notice to our Stockholders prior to the expiration of 60 days after the close of the relevant taxable year.

For purposes of determining (i) whether the Annual Distribution Requirement is satisfied for any year and (ii) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. Stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend we declared in October, November or December of any calendar year, payable to Stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. Stockholders on December 31 of the year in which the dividend was declared.

With respect to the reinvestment of distributions, if a U.S. Stockholder owns shares of Common Stock registered in its own name, the U.S. Stockholder will have all cash distributions automatically reinvested in additional shares of Common Stock unless the U.S. Stockholder opts out of the reinvestment of distributions by delivering a written notice to our dividend paying agent prior to the record date of the next dividend or distribution. Any distributions reinvested will nevertheless remain taxable to the U.S. Stockholder. The U.S. Stockholder will have an adjusted basis in the additional shares of Common Stock purchased through the reinvestment equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. Stockholder's account.

If an investor purchases shares of Common Stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution. However, the Stockholder will be taxed on the distribution as described above, despite the fact that, economically, it may represent a return of his, her or its investment.

A U.S. Stockholder generally will recognize taxable gain or loss if the U.S. Stockholder sells or otherwise disposes of his, her or its shares of Common Stock. The amount of gain or loss will be measured by the difference between such U.S. Stockholder's adjusted tax basis in the Common Stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Stockholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of Common Stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of Common Stock may be disallowed if other shares of Common Stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

In general, U.S. Stockholders taxed at individual rates currently are subject to a maximum U.S. federal income tax rate of 20% on their recognized net capital gain (i.e., the excess of recognized net long-term capital gains over recognized net short-term capital losses, subject to certain adjustments), including any long-term capital gain derived from an investment in our shares. Such rate is lower than the maximum rate on ordinary income currently payable by such U.S. Stockholders. In addition, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their "net investment income," which generally includes gross income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses), reduced by certain deductions allocable to such income. Corporate U.S. Stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. Stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year. Any net capital losses of a non-corporate U.S. Stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

Under applicable Treasury regulations, if a U.S. Stockholder recognizes a loss with respect to shares of $2 million or more for a non-corporate U.S. Stockholder or $10 million or more for a corporate U.S. Stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. Stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. Stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. Stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. Stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper.

U.S. Stockholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.

We (or the applicable withholding agent) will send to each of our U.S. Stockholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. Stockholder's taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year's distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the 20% maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Stockholder's particular situation.

We may be required to withhold U.S. federal income tax ("backup withholding") from all distributions to certain U.S. Stockholders (i) who fail to furnish us with a correct taxpayer identification number or a certificate that such Stockholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies us that such Stockholder furnished an incorrect taxpayer identification number or failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual's taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Stockholder's federal income tax liability, provided that proper information is provided to the IRS.

For any period that we do not qualify as a "publicly offered regulated investment company," as defined in the Code, Stockholders will be taxed as though they received a distribution of some of our expenses. A "publicly offered regulated investment company" is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. We anticipate that we will not qualify as a publicly offered RIC immediately after the effectiveness of this Registration Statement. In addition, there can be no assurance that we will qualify as a publicly offered RIC for any of our taxable years. If we are not a publicly offered RIC for any year, each U.S. Stockholder that is an individual, trust or estate will be treated as having received a dividend from us in the amount of such U.S. Stockholder's allocable share of the Management Fee and Incentive Fees paid to the Adviser and certain of our other expenses for the year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Stockholder. Individuals are not allowed to take miscellaneous itemized deductions for the 2018 through 2025 tax years, such deductions are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under the Code.

Taxation of Non-U.S. Stockholders

The following discussion only applies to certain Non-U.S. Stockholders. Whether an investment in the Common Stock is appropriate for a Non-U.S. Stockholder will depend upon that person's particular circumstances. An investment in the Common Stock by a Non-U.S. Stockholder may have adverse tax consequences. Non-U.S. Stockholders should consult their tax advisers before investing in the Common Stock. The following discussion does not apply to Non-U.S. Stockholders that are engaged in a U.S. trade or business or hold their shares in connection with a U.S. trade or business. Such Non-U.S. Stockholders should consult their tax advisers to determine the consequences to them of investing in the Common Stock.

Distributions of our "investment company taxable income" to Non-U.S. Stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. Stockholders directly) will be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. No withholding is required with respect to certain distributions if (i) the distributions are properly reported as "interest-related dividends" or "short-term capital gain dividends," (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be provided as to whether any of our distributions will be reported as eligible for this exemption. (Special certification requirements apply to a Non-U.S. Stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their tax advisers.)

Actual or deemed distributions of our net capital gains to a Non-U.S. Stockholder, and gains realized by a Non-U.S. Stockholder upon the sale of Common Stock, will generally not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Stockholder.

Under our reinvestment of distributions policy, if a Non-U.S. Stockholder owns shares of Common Stock registered in its own name, the Non-U.S. Stockholder will have all cash distributions automatically reinvested in additional shares of Common Stock unless it opts out of the reinvestment of distributions by delivering a written notice to our dividend paying agent prior to the record date of the next dividend or distribution. See "—Distribution Reinvestment Plan." If the distribution is a distribution of our investment company taxable income, is not designated by us as a short-term capital gains dividend or interest-related dividend and it is not effectively connected with a U.S. trade or business of the Non-U.S. Stockholder (or, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment of the Non-U.S. Stockholder), the amount distributed (to the extent of our current or accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable treaty) and only the net after-tax amount will be reinvested in Common Stock. The Non-U.S. Stockholder will have an adjusted basis in the additional shares of Common Stock purchased through the reinvestment equal to the amount reinvested. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the Non-U.S. Stockholder's account.

The tax consequences to Non-U.S. Stockholders entitled to claim the benefits of an applicable tax treaty or that are individuals that are present in the U.S. for 183 days or more during a taxable year may be different from those described herein. Non-U.S. Stockholders are urged to consult their tax advisers with respect to the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Stockholder's allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Stockholder must obtain a U.S. taxpayer identification number and file a refund claim even if the Non-U.S. Stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

We must generally report to our Non-U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. Stockholder's conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Stockholder resides or is established. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to "backup withholding" at the then applicable rate (currently 24%). Backup withholding, however, generally will not apply to distributions to a Non-U.S. Stockholder of Common Stock, provided the Non-U.S. Stockholder furnishes to us the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a Non-U.S. Stockholder's federal income tax, and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

Legislation commonly referred to as the "Foreign Account Tax Compliance Act" generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions ("FFIs") unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement ("IGA") with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and certain transaction activity within the holder's account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Stockholder and the status of the intermediaries through which they hold their shares, Non-U.S. Stockholders could be subject to this 30% withholding tax with respect to distributions on their shares and proceeds from the sale of their shares. Under certain circumstances, a Non-U.S. Stockholder might be eligible for refunds or credits of such taxes.

Non-U.S. Stockholders should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the Common Stock.

ITEM 1A.	Risk Factors

Investments in the Company involve a high degree of risk. There can be no assurance that our investment objective will be achieved. The following considerations, along with the other information in this Registration Statement, should be carefully evaluated before making an investment in our Common Stock. The risks set forth below are not the only risks we face, and we may face other risks that we have not yet identified or which we do not currently deem material. If any of those risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected. In such case, the net asset value per share of Common Stock could decline, and Stockholders may lose all or part of their investment.

Risks Related to Our Business and Structure

We have a limited operating history, as does the Adviser.

We are a new entity with a limited operating history and we have no financial information on which a prospective investor can evaluate an investment in our Common Stock or our prior performance. Additionally, the Adviser and its affiliates have a limited operating history. As a result, we are subject to all of the business risks and uncertainties associated with recently formed businesses, including the risk that we will not achieve our investment objective and the value of a Stockholder’s investment could decline substantially or become worthless.

Additionally, the results of any other funds and accounts managed by our Founder or Adviser, the Investment Team or their affiliates are not indicative of the results that we may achieve.

We are a privately placed BDC and our Stockholders may not be able to transfer or otherwise dispose of our Common Stock at desired times or prices, or at all.

We are a privately placed BDC. Our Common Stock may generally only be transferred with the consent of the Company, which may be granted or withheld in the sole discretion of the Adviser. Additionally, our shares are not listed for trading on a stock exchange or other securities market. While we intend to pursue an Exchange Listing within seven years of the Reorganization, there is no guarantee that we will achieve an Exchange Listing within this time period or at all or that a public market for our Common Stock will ever develop.

We may have difficulty sourcing investment opportunities.

We have not identified all of the potential investments for our portfolio that we wish to acquire. We cannot assure investors that we will be able to locate a sufficient number of suitable investment opportunities to allow us to deploy all Capital Commitments successfully. In addition, privately negotiated investments in loans and illiquid securities of private middle market companies require substantial due diligence and structuring, and we cannot assure investors that we will achieve our anticipated investment pace. As a result, investors will be unable to evaluate any future portfolio company investments, and the economic merits, transaction terms or other financial or operational data thereof, prior to making a decision to invest. Additionally, our Stockholders will have no input with respect to the Adviser's investment decisions and its selection of investments. Investors, therefore, must rely on the Adviser to implement the Company’s investment policies, to evaluate all of its investment opportunities and to structure the terms of its investments. These factors increase the uncertainty, and thus the risk, of investing in our Common Stock. To the extent we are unable to deploy all Capital Commitments, our investment income and, in turn, our results of operations, will likely be materially adversely affected.

In addition, we anticipate, based on the amount of proceeds raised in our initial closing or subsequent closings that it could take some time to invest substantially all of the capital we expect to raise due to market conditions generally and the time necessary to identify, evaluate, structure, negotiate and close suitable investments in private middle market companies. In order to comply with the RIC diversification requirements during the startup period, we may invest proceeds in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment, which we expect will earn yields substantially lower than the interest, dividend or other income that we seek to receive in respect of suitable portfolio investments. Distributions paid during this period may be substantially lower than the distributions we expect to pay when our portfolio is fully invested. We will pay the Management Fee to the Adviser throughout this interim period irrespective of our performance. If the Management Fee and our other expenses exceed the return on the temporary investments, our equity capital will be reduced. If we do not produce positive investment returns, expenses and fees will reduce the amount of their original invested capital recovered by the Stockholders to an amount less than the amount invested in the Company by such Stockholders.

We generally will not control the business operations of our portfolio companies.

We anticipate that we will acquire a significant percentage of our portfolio company investments from privately held companies in directly negotiated transactions. We do not expect to control most of our portfolio companies, although we may have board representation or board observation rights, and our debt agreements may impose certain restrictive covenants on our borrowers. As a result, we are subject to the risk that a portfolio company in which we invest may make business decisions with which we disagree and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as a debt investor and could decrease the value of our portfolio holdings.

Due to the illiquid nature of our holdings in our portfolio companies, we may not be able to dispose of our interests in our portfolio companies.

The illiquidity of our portfolio company investments may make it difficult or impossible for us to sell investments if the need arises. Many of these investments will be subject to legal and other restrictions on resale or will otherwise be less liquid than exchange-listed securities or other securities for which there is an active trading market. We typically would be unable to exit these investments unless and until the portfolio company has a liquidity event such as a sale, maturity, refinancing, or initial public offering. If we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments, which could have a material adverse effect on our business, financial condition and results of operations. Moreover, investments purchased by us that are liquid at the time of purchase may subsequently become illiquid due to events relating to the issuer, market events, economic conditions or investor perceptions.

We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.

As part of our business strategy, we are permitted to borrow from and issue senior debt securities to banks, insurance companies and other lenders or investors. Holders of these senior securities will have fixed-dollar claims on our assets that are senior to the claims of our Stockholders. If the value of our assets decreases, leverage would cause our net asset value to decline more sharply than it otherwise would have if we did not employ leverage. Similarly, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make distributions on our Common Stock. Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds.

Our ability to service any borrowings that we incur will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures.

We cannot assure you that we will be able to obtain credit at all or on terms acceptable to us, which could affect our return on capital. However, to the extent that we use leverage to finance our assets, our financing costs will reduce cash available for distributions to Stockholders. Moreover, we may not be able to meet our financing obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to liquidation or sale to satisfy the obligations. In such an event, we may be forced to sell assets at significantly depressed prices due to market conditions or otherwise, which may result in losses.

As a BDC, the ratio of our total assets (less total liabilities other than indebtedness represented by senior securities) to our total indebtedness represented by senior securities plus preferred stock, if any, must be at least 150% (or 200% if certain requirements under the 1940 Act are not met).

If our asset coverage ratio were to fall below 150% (or 200%, as applicable), we could not incur additional debt and may need to sell a portion of our investments to repay some debt when it is disadvantageous to do so. This could have a material adverse effect on our operations and investment activities. Moreover, our ability to make distributions to you may be significantly restricted or we may not be able to make any such distributions at all.

In addition to having fixed-dollar claims on our assets that are superior to the claims of our Stockholders, if we have senior debt securities or other credit facilities, any obligations to such creditors may be secured by a pledge of and security interest in some or all of our assets, including our portfolio of investments, our cash and/or our right to call unused Capital Commitments from the Stockholders. If we enter into a subscription credit facility, the lenders (or their agent) may have the right on behalf of us to directly call unused Capital Commitments and enforce remedies against the Stockholders. In the case of a liquidation event, lenders and other creditors would receive proceeds to the extent of their security interest before any distributions are made to the Stockholders.

Provisions in a credit facility or other borrowings may limit discretion in operating our business and defaults thereunder may adversely affect our business, financial condition, results of operations and cash flows.

We have entered, through the Financing SPV (as defined below), into the JPM Facility (as defined below) and may enter into one or more additional credit facilities or other borrowings, either directly or through one or more subsidiaries. However, there can be no assurance that we will be able to close additional credit facilities or obtain other financing. See “Item 2. Financial Information – Credit Facilities” for more information regarding the JPM Facility.

Further, if our borrowing base under the JPM Facility or any additional credit facilities or other borrowings were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, the JPM Facility requires, and any additional credit facility may require, that we repay advances under the JPM Facility or other credit facility or other borrowings, as applicable, sell portfolio investments or make deposits to a collection account, any of which could have a material adverse impact on our ability to fund future investments and to make distributions.

The JPM Facility contains, and any additional credit facilities or other borrowings may contain, certain limitations as to how borrowed funds may be used, including restrictions on geographic and industry concentrations, obligor size, payment frequency and status, time to maturity, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. The JPM Facility includes, and additional credit facilities or other borrowings may include, borrowing base breach triggers based on portfolio performance, which if triggered could limit further advances and, in some cases, result in an event of default. An event of default could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition and could lead to cross defaults under other credit facilities and other borrowings. This could reduce our liquidity and cash flow and impair our ability to manage and grow our business.

Also, the financing documents governing the JPM Facility restrict, and any additional credit facilities or other borrowings may restrict, our ability to create liens on assets to secure additional debt, which may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. The obligations to our creditors under the JPM Facility are, and any additional credit facilities or other borrowings may be, secured by a pledge of and a security interest in some or all of our assets, including our portfolio of investments and cash. If we default, we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

As part of the JPM Facility, the right to make capital calls of Stockholders has been pledged as collateral, which will allow our creditors to call for capital contributions upon the occurrence of an event of default. To the extent such an event of default does occur, Stockholders could therefore be required to fund any shortfall up to their remaining Capital Commitments, without regard to the underlying value of their investment.

We are exposed to risks associated with high rates of inflation.

High rates of inflation and rapid increases in the rate of inflation generally have a negative impact on financial markets and the broader economy. In an attempt to stabilize inflation, governments may impose wage and price controls or otherwise intervene in a country's economy. Governmental efforts to curb inflation, including by increasing interest rates or reducing fiscal or monetary stimuli, often have negative effects on the level of economic activity. Certain countries, including the U.S., recently have experienced increased levels of inflation, and persistently high levels of inflation could have a material and adverse impact on the Company's investments and its returns. For example, if a portfolio company were unable to increase its revenue while the portfolio company's cost of relevant inputs was increasing, the portfolio company's profitability likely would suffer, which may impact returns on our investment therein. Likewise, to the extent a portfolio company has revenue streams that are slow or unable to adjust to changes in inflation, including by contractual arrangements or otherwise, the portfolio company could increase revenue by less than its expenses increase. Conversely, as inflation declines, a portfolio company may see its competitors' costs stabilize sooner or more rapidly than its own.

We are exposed to risks associated with changes in interest rates.

Because we anticipate that we will borrow money to make investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. Rising interest rates could also adversely affect our performance if such increases cause our borrowing costs to rise at a rate in excess of the rate that our investments yield. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

Trading prices for debt that pays a fixed rate of return tend to fall as interest rates rise and trading prices tend to fluctuate more for fixed-rate securities that have longer maturities. An increase in interest rates could decrease the value of any investments we hold which earn fixed interest rates and also could increase our interest expense, thereby decreasing our net income.

In periods of rising interest rates, to the extent we borrow money subject to a floating interest rate, our cost of funds would increase, which could reduce our net investment income. Further, rising interest rates could also adversely affect our performance if we hold investments with floating interest rates, subject to specified minimum interest rates (such as a Secured Overnight Financing Rate ("SOFR") floor), while at the same time engaging in borrowings subject to floating interest rates not subject to such minimums. In such a scenario, rising interest rates may increase our interest expense, even though our interest income from investments is not increasing in a corresponding manner as a result of such minimum interest rates.

If interest rates rise, there is a risk that the portfolio companies in which we hold floating rate securities will be unable to pay escalating interest amounts, which could result in a default under their loan documents with us. Rising interest rates could also cause portfolio companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults.

We may enter into certain hedging transactions, such as interest rate swap agreements, in an effort to mitigate our exposure to adverse fluctuations in interest rates and we may increase our floating rate investments to position the portfolio for rate increases. However, we cannot assure you that such transactions will be successful in mitigating our exposure to interest rate risk or if we will enter into such interest rate hedges. Hedging transactions may also limit our ability to participate in the benefits of lower interest rates with respect to our portfolio investments.

We may expose ourselves to risks if we engage in hedging transactions.

We may enter into hedging transactions, which may expose us to risks associated with such transactions. We may utilize instruments such as forward contracts, currency options and interest rate swaps to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. Use of these hedging instruments may include counterparty credit risk. The fair value (rather than the notional value) of any derivatives or swaps we enter into will be included in our calculation of gross assets for purposes of calculating the base management fee. Additionally, derivatives and swaps will be accounted for as realized or unrealized gains (losses) for accounting purposes and could impact the portion of the incentive fee based on realized capital gains. As a result, any derivatives we enter into that result in realized gains may increase the amount of the fees you will be required to pay us.

Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.

The success of our hedging transactions will depend on our ability to correctly predict movements in currencies and interest rates. Therefore, while we may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to (or be able to) establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations.

We may enter into total return swaps that would expose us to certain risks, including market risk, liquidity risk and other risks similar to those associated with the use of leverage.

A total return swap is a contract in which one party agrees to make periodic payments to another party based on the change in the market value of the assets underlying the total return swap, which may include a specified security or loan, basket of securities or loans or securities or loan indices during the specified period, in return for periodic payments based on a fixed or variable interest rate. A total return swap is typically used to obtain exposure to a security, loan or market without owning or taking physical custody of such security or loan or investing directly in such market. A total return swap may effectively add leverage to our portfolio because, in addition to our total net assets, we would be subject to investment exposure on the amount of securities or loans subject to the total return swap. A total return swap is also subject to the risk that a counterparty will default on its payment obligations thereunder or that we will not be able to meet our obligations to the counterparty. In addition, because a total return swap is a form of synthetic leverage, such arrangements are subject to risks similar to those associated with the use of leverage.

We are subject to risks associated with the discontinuation of LIBOR, which will affect our cost of capital and results of operations.

To the extent that (i) the Company's investments (whether made, acquired or otherwise) and/or (ii) the Company's and/or its affiliates' credit arrangements or facilities, hedging activities, derivative- or other structures, in each case, are subject to, utilize or otherwise reference, whether directly or indirectly, a variable interest rate that is based on (or calculated with reference to) LIBOR (together with the Euro Interbank Offered Rate, the Canadian Dollar Offered Rate, SOFR, the Sterling Overnight Index Average, or any other reference rate, benchmark or index, including in each case, any permutations thereof and any credit spread adjustments thereto, collectively, the "Benchmark Rates"), the Company may be subject to certain material risks, some of which are described below.

LIBOR is an estimate of the rate at which a sub-set of traditional banks can borrow money from other banks and, together with other interbank offered rates (together with LIBOR, each an “IBOR”), widely used as a reference for interest rates on credit and other financial instruments and agreements globally. As a result of its turbulent history (including manipulation of LIBOR rates), the LIBOR Benchmark Rate is being terminated and many tenors have already ceased to be published. Other than select tenors of “synthetic” Sterling-, Yen- and USD-currency LIBOR and Yen-currency LIBOR, many LIBOR tenors across currencies have already ceased being published and, except with respect to select USD-LIBOR tenors (as noted below), LIBOR tenors ceased being published after June 30, 2023. Regulators, central banks, governments and other market participants are working on replacement Benchmark Rates and the transition of existing instruments and contracts to such new rates. Additionally, as compelled by the UK’s Financial Conduct Authority, the ICE Benchmark Administration will publish synthetic USD-currency LIBOR rates for the 1-month, 3-month and 6-month LIBOR tenors under a nonrepresentative methodology from July 1, 2023 to September 30, 2024 with respect to certain legacy contracts to aid the transition thereof, after which such publication will cease permanently.

Although it is not possible to identify a comprehensive set of potential risks at this time, the termination of and transition away from LIBOR could present certain risks to the Company including, among others: (i) general increased volatility or illiquidity in markets, (ii) material delays in or reductions to financing options for actual or prospective portfolio companies, (iii) increased cost of borrowing to actual or prospective portfolio companies, (iv) reduction in the value of certain instruments or the effectiveness of related transactions such as hedges, (v) uncertainty under applicable documentation, or difficult and costly consent processes for any required amendments to applicable documentation for any actual or prospective portfolio company as a borrower or counterparty, (vi) costs of modifications to the Company's processes and systems (including IT), and/or costs of administrative services and operations, including monitoring of recommended conventions and Benchmark Rates, or any component of or adjustment to the foregoing, and (vii) costs of causing the Company and/or, indirectly, causing one or more portfolio companies to incur expenses to manage the transition away from LIBOR. Any such effects of the transition away from LIBOR and the other IBORs, as well as other unforeseen effects, may result in expenses, difficulties, complications or delays for impacted markets and instruments, and could have a material adverse impact on the Company and/or its investments. Additionally, to the extent swaps, hedges, and/or similar derivatives or instruments that use or reference, whether directly or indirectly, LIBOR or other similar Benchmark Rates, including swaps or contracts used to manage long-term interest rate risk related to assets and/or liabilities, are entered into, in addition to the potential need for renegotiation, there also may be different conventions that arise in different but related market segments, which could result in mismatches between different assets and liabilities and, in turn, in possible unexpected gains and/or losses. Some of these replacement rates may also be subject to compounding or adjustments that cause administrative challenges for the Company and the portfolio companies, and their respective affiliates and service providers.

The Adviser does not have prior experience in investing during a period of Benchmark Rate transition and there can be no assurance that it will be able to manage the Company's business or performance in a profitable manner before, during or after such transition.

Our investment portfolio will be recorded at fair value as determined in good faith in accordance with procedures established by our Board of Directors and, as a result, there is and will be uncertainty as to the value of our portfolio investments.

There is not a public market or active secondary market for many of the types of investments in privately held companies that we intend to hold and make. As a result, we will value these investments quarterly at fair value as determined in good faith in accordance with valuation policy and procedures approved by our Board of Directors. In accordance with Rule 2a-5 under the 1940 Act, our Board of Directors has designated the Adviser to serve as the Valuation Designee. Subject to the oversight of our Board of Directors, the Adviser will value our investments, no less frequently than quarterly, including with the assistance of one or more independent valuation firms. The types of factors that may be considered in determining the fair values of our investments include the nature and realizable value of any collateral, the portfolio company's ability to make payments and its earnings, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow, current market interest rates and other relevant factors. In connection with that determination, portfolio company valuations will be prepared using different sources, including preliminary valuations obtained from independent valuation firms and/or proprietary models depending on the availability of information and the type of asset being valued, all in accordance with the Adviser's valuation policy.

The determination of fair value, and thus the amount of unrealized appreciation or depreciation we may recognize in any reporting period, is to a degree subjective, and the Adviser has a conflict of interest in fair valuing our investments, as the Adviser's Management Fee is based in part on our gross assets. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, the valuations may fluctuate significantly over short periods of time due to changes in current market conditions. The determinations of fair value in accordance with procedures established by our Board of Directors may differ materially from the values that would have been used if an active market and market quotations existed for such investments. Volatile market conditions could also cause reduced liquidity in the market for certain assets, which could result in liquidation values that are materially less than the values of such assets as reflected in net asset value. Our net asset value could be adversely affected if the determinations regarding the fair value of the investments were materially higher than the values that we ultimately realize upon the disposal of such investments.

Any unrealized depreciation we experience on our portfolio may be an indication of future realized losses, which could reduce our income available for distribution.

As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at the fair value as determined in good faith in accordance with procedures established by our Board of Directors. Decreases in the market values or fair values of our investments relative to amortized cost will be recorded as unrealized depreciation. Any unrealized losses in our portfolio could be an indication of a portfolio company's inability to meet its repayment obligations to us with respect to the affected loans. This could result in realized losses in the future and ultimately in reductions of our income available for distribution in future periods. In addition, decreases in the market value or fair value of our investments will reduce our net asset value.

We will face competition for investment opportunities, which could delay further deployment of our capital, reduce returns and result in losses.

We will compete for investments with other BDCs and investment funds (including registered investment companies, private equity or credit funds and mezzanine funds) and other clients of the Adviser or its affiliates, as well as traditional financial services companies such as commercial banks and other sources of funding. Moreover, alternative investment vehicles, such as hedge funds, continue to increase their investment focus in our target market of privately owned U.S. companies. We may experience increased competition from banks and investment vehicles who may continue to lend to the middle market. Additionally, the Federal Reserve and other bank regulators may periodically provide incentives to U.S. commercial banks to originate more loans to U.S. middle market private companies. As a result of these market participants and regulatory incentives, competition for investment opportunities in privately owned U.S. companies is strong and may intensify. Many of our competitors are substantially larger and have considerably greater financial and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some competitors may have higher risk tolerances or different risk assessments than us. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to do.

We may lose investment opportunities if we do not match our competitors' pricing, terms, and investment structure criteria. If we are forced to match these competitors' investment terms, we may not be able to achieve acceptable returns on our investments or may bear substantial risk of capital loss. A significant increase in the number and/or the size of our competitors in our target market could force us to accept less attractive investment terms. Furthermore, many competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the 1940 Act imposes on us as a BDC and/or the source of income, asset diversification and distribution requirements we must satisfy to maintain our RIC tax treatment. The competitive pressures we face, and the manner in which we react or adjust to competitive pressures, may have a material adverse effect on our business, financial condition, results of operations, effective yield on investments, investment returns, leverage ratio, and cash flows. As a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time. Also, we may not be able to identify and make investments that are consistent with our investment objective.

The Company may be the subject of litigation or similar proceedings.

In the ordinary course of its business, the Company may be subject to litigation from time to time. The outcome of such proceedings may materially adversely affect the value of the Company and may continue without resolution for long periods of time. The Company's investment activities may include activities that will subject it to the risks of becoming involved in litigation by third parties. Any litigation may consume substantial amounts of the Adviser's and 26North's time and attention, and that time and the devotion of these resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation. The adoption of new or the enhancement of existing laws and regulations may further increase the risk of litigation. Any such litigation would likely have a negative financial impact on the Company. For instance, the expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would generally be borne by the Company and would reduce the Company's net assets.

We are dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect our liquidity, financial condition or results of operations.

Our business is dependent on our and third parties' communications and information systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third-party service providers, could cause delays or other problems in our activities. Our financial, accounting, data processing, portfolio monitoring, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control. There could be:

•	sudden electrical or telecommunications outages;

•	natural disasters such as earthquakes, tornadoes and hurricanes;

•	disease pandemics;

•	events arising from local or larger scale political or social matters, including terrorist acts;

•	outages due to idiosyncratic issues at specific service providers; and

•	cyber-attacks.

These events, in turn, could have a material adverse effect on our operating results and negatively affect the net asset value of our Common Stock and our ability to pay distributions to our Stockholders.

Cybersecurity risks and cyber incidents may adversely affect our business or the business of our portfolio companies by causing a disruption to our operations or the operations of our portfolio companies, a compromise or corruption of our confidential information or the confidential information of our portfolio companies and/or damage to our business relationships or the business relationships of our portfolio companies, all of which could negatively impact the business, financial condition and operating results of us or our portfolio companies.

We depend heavily upon computer systems to perform necessary business functions. Despite our implementation of a variety of security measures, our computer systems, networks, and data, like those of other companies, could be subject to cyber incidents. A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of the information resources of us or our portfolio companies. These incidents may be an intentional attack, such as unauthorized access, use, alteration, or destruction, from physical and electronic break-ins, or unauthorized tampering, or an unintentional event, such as a natural disaster, an industrial accident, failure of our disaster recovery systems, or employee error. These events could involve gaining unauthorized access to our information systems or those of our portfolio companies for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, regulatory penalties, increased cybersecurity protection and insurance costs, litigation and damage to business relationships, reputational damage, and increased costs associated with mitigation of damages and remediation. As our and our portfolio companies' reliance on technology has increased, so have the risks posed to our information systems, both internal and those provided by third-party service providers, and the information systems of our portfolio companies. We have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, but these measures, as well as our increased awareness of the nature and extent of a risk of a cyber-incident, do not guarantee that a cyber-incident will not occur and/or that our financial results, operations or confidential information will not be negatively impacted by such an incident.

Third parties with which we do business may also be sources of cybersecurity or other technological risk. We may outsource certain functions and these relationships allow for the storage and processing of our information, as well as client, counterparty, employee, and borrower information. While we engage in actions to reduce our exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure, destruction, or other cybersecurity incidents that adversely affects our data, resulting in increased costs and other consequences as described above.

We and our service providers may be impacted by government actions and actions by private business in response to the COVID-19 pandemic, including, allowing, encouraging or requiring employees to work from external locations and their homes. Policies of extended periods of remote working, whether by us or our service providers, could strain technology resources, introduce operational risks and otherwise heighten the risks described above as remote working environments may be less secure and more susceptible to hacking attacks.

Compliance with the privacy laws to which we are subject may require the dedication of substantial time and financial resources, and non-compliance with such laws could lead to regulatory action being taken and/or could negatively impact the business, financial condition and operating results of us or our portfolio companies.

We and our portfolio companies, as well as the Adviser and 26North, may be subject to laws and regulations related to privacy, data protection and information security in the jurisdictions in which we/they do business, including such laws and regulations as enacted, implemented and amended in the United States, the European Union (the "EU") (and its member states), and the United Kingdom (the "UK") (regardless of where the Adviser, 26North, we and our portfolio companies, and their/our affiliates have establishments) from time to time, including the General Data Protection Regulation (EU 2016/679) (the "GDPR") and the California Consumer Privacy Act of 2018 (as amended, the "CCPA") (collectively, the "Privacy Laws").

Compliance with the applicable Privacy Laws may require adhering to stringent legal and operational obligations and therefore the dedication of substantial time and financial resources by the Adviser, 26North, us and our portfolio companies, and/ or each of their affiliates, which may increase over time (in particular in relation to any transfers of relevant personal data to third parties located in certain jurisdictions).

Further, failure to comply with the Privacy Laws may lead to the Adviser, 26North, us and our portfolio companies, and/or our affiliates incurring fines and/or suffering other enforcement action or reputational damage. For example, failure to comply with the GDPR, depending on the nature and severity of the breach (and with a requirement on regulators to ensure any enforcement action taken is proportionate), could (in the worst case) attract regulatory penalties up to the greater of: (i) €20 million / £17.5 million (as applicable); and (ii) 4% of an entire group's total annual worldwide turnover, as well as the possibility of other enforcement actions (such as suspension of processing activities and audits), liabilities from third-party claims.

Our United States operations in particular will be impacted by a growing movement to adopt comprehensive privacy and data protection laws similar to the GDPR, where such laws focus on privacy as an individual right in general. For example, California has passed the CCPA, which took effect on January 1, 2020. The CCPA generally applies to businesses that collect personal information about California consumers, and either meet certain thresholds with respect to revenue or buying and/or selling consumers' personal information. The CCPA imposes stringent legal and operational obligations on such businesses as well as certain affiliated entities that share common branding. The CCPA is enforceable by the California Attorney General. Additionally, if unauthorized access, theft or disclosure of a consumer's personal information occurs, and the business did not maintain reasonable security practices, consumers could file a civil action (including a class action) without having to prove actual damages. Statutory damages range from $100 to $750 per consumer per incident, or actual damages, whichever is greater. The California Attorney General also may impose civil penalties ranging from $2,500 to $7,500 per violation. Further, California passed the California Privacy Rights Act of 2020 (the "CPRA") to amend and extend the protections of the CCPA. When the CPRA becomes effective on January 1, 2023, California will establish a new state agency focused on the enforcement of its privacy laws, likely leading to greater levels of enforcement and greater costs related to compliance with the CCPA (and CPRA).

Other states in the United States, have either passed, proposed or are considering similar law and regulations to the GDPR and the CCPA (such as the Nevada Privacy of Information Collected on the Internet from Consumers Act, which became effective on October 1, 2021, and the Virginia Consumer Data Protection Act passed March 2, 2021, the Colorado Privacy Act passed on July 8, 2021, the Utah Consumer Privacy Act passed on March 24, 2022, and the Connecticut Data Privacy Act passed on May 10, 2022, all of which will become effective in 2023), which could impose similarly significant costs, potential liabilities and operational and legal obligations. Such laws and regulations are expected to vary from jurisdiction to jurisdiction, thus increasing costs, operational and legal burdens, and the potential for significant liability on regulated entities.

Our Board of Directors may change our operating policies and strategies without prior notice or Stockholder approval, the effects of which may be adverse to our Stockholders.

Our Board of Directors has the authority to modify or waive current operating policies, investment criteria and strategies without prior notice and without Stockholder approval. However, absent Stockholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. We cannot predict the effect any changes to current operating policies, investment criteria and strategies would have on our business, net asset value, operating results and the value of our securities. However, the effects might be adverse, which could negatively impact our ability to pay you distributions and cause you to lose all or part of your investment. Moreover, we will have significant flexibility in investing the net proceeds of our offering and may use the net proceeds from our offering in ways with which our investors may not agree.

The Company may not consummate any Liquidity Event, despite its intention to do so, and may determine to offer its Stockholders the option to restructure their investment, or the Company may be wound down and/or liquidated and dissolved in an orderly manner.

We cannot assure prospective investors when we will undertake any Liquidity Event, including an Exchange Listing, or that we will undertake any Liquidity Event, including an Exchange Listing. If we undertake an Exchange Listing, we cannot assure prospective investors of the share price at which such listing would be consummated. If the Company does not consummate any Liquidity Event, the Company may determine to (but shall not be obligated to) offer Stockholders the option to restructure their investment in the Company by either (i) exchanging all or a portion of their shares of Common Stock and any unfunded Capital Commitment in the Company for an interest in a Liquidating Vehicle and/or (ii) exchanging their shares of Common Stock for shares in a newly formed entity that will elect to be treated as a BDC under the 1940 Act and a RIC under Subchapter M of the Code, and which may, among other things, seek to publicly list its shares. Any such restructuring may be predicated upon the Company obtaining an exemptive order from the SEC, as well as applicable approvals from the Board of Directors and/or Stockholders.

While our term is perpetual, if we have not effectuated any aforementioned restructuring and have not consummated any Liquidity Event within the timeline indicated herein, the Board of Directors (subject to any necessary Stockholder approvals and applicable requirements of the 1940 Act) shall use its commercially reasonable efforts to wind down and/or liquidate and dissolve the Company in an orderly manner, subject to any alternative determination by our Stockholders.

If we have not effectuated any aforementioned restructuring and have not consummated any Liquidity Event within the timeline indicated herein, we may be required to sell investments at an inopportune time, which could adversely affect our performance and/or cause us to seek to invest in loans with a shorter term than would be the case if the timeline was extended, which might adversely affect the nature and/or quality of our investments. The liquidation or winding up process may cause our fixed expenses to increase as a percentage of assets under management. In addition, any proceeds realized by us from the sale or repayment of investments could result in an increased concentration of our portfolio, which could increase the risks associated with ownership of our Common Stock.

Risks Related to the Adviser and its Affiliates

Our ability to achieve our investment objective depends on the Adviser's ability to manage and support our investment process.

The Company does not have any employees. Additionally, the Company has no internal management capacity other than our appointed executive officers and will be dependent upon the investment expertise, skill and network of business contacts of the Adviser and 26North to achieve our investment objective. The Adviser evaluates, negotiates, structures, executes, monitors and services our investments. Our success will depend to a significant extent on the continued service and coordination of the Adviser, including its key professionals. We cannot provide any assurance that unforeseen business, medical, personal or other circumstances would not lead any such individual to terminate his or her relationship with us and/or the Adviser. The departure of a significant number of key professionals from the Adviser could have a material adverse effect on our ability to achieve our investment objective. The Adviser also depends upon investment professionals to obtain access to deal flow generated by 26North.

Our ability to achieve our investment objective will also depend on the ability of the Adviser to identify, analyze, invest in, finance, and monitor companies that meet our investment criteria. The Adviser's capabilities in structuring the investment process and providing competent, attentive and efficient services to us depend on the involvement of investment professionals of adequate number and sophistication to match the corresponding flow of transactions. To achieve our investment objective, the Adviser may need to retain, hire, train, supervise, and manage new investment professionals to participate in our investment selection and monitoring process. The Adviser may not be able to find qualified investment professionals in a timely manner or at all. Any failure to do so could have a material adverse effect on our business, financial condition and results of operations. The Adviser may also be called upon to provide managerial assistance to our portfolio companies. These demands on their time, which will increase as the number of investments grow, may distract them or slow the rate of investment.

In addition, the Investment Advisory Agreement has a termination provision that allows the agreement to be terminated by us on 60 days' notice without penalty by the vote of a Majority of the Outstanding Shares of our Common Stock or by the vote of our Independent Directors. The Investment Advisory Agreement generally may be terminated at any time, without penalty, by the Adviser upon 60 days' notice to us. Furthermore, the Investment Advisory Agreement automatically terminates in the event of its assignment, as defined in the 1940 Act, by the Adviser. If the Adviser resigns or is terminated, or if we do not obtain the requisite approvals of our Stockholders and the Board of Directors to approve an agreement with the Adviser after an assignment, we may not be able to find a new investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms prior to the termination of the Investment Advisory Agreement, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption and costs under any new agreements that we enter into could increase. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our investment objective may result in additional costs and time delays. Our financial condition, business and results of operations, as well as our ability to meet our payment obligations under any indebtedness and to pay distributions, are likely to be adversely affected, and the value of our Common Stock may decline.

In addition, the Adviser depends on its relationships with corporations, financial institutions and investment firms, and we will rely to a significant extent upon these relationships to provide us with potential investment opportunities. If the Adviser fails to maintain its existing relationships or develop new relationships or sources of investment opportunities, we may not be able to grow our investment portfolio. In addition, individuals with whom the Adviser has relationships are not obligated to provide us with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for us.

Our fee structure may create a conflict of interest due to the incentives for the Adviser to make speculative investments or use substantial leverage.

The Incentive Fee payable by us to the Adviser may create an incentive for the Adviser to make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangements. These compensation arrangements could affect the Adviser's or its affiliates' judgment with respect to investments made by us, which allow the Adviser to earn increased Management Fees and Incentive Fees. The way in which the Incentive Fee is determined may encourage the Adviser to use leverage to increase the leveraged return on our investment portfolio.

In addition, the fact that our Management Fee is payable based upon our average gross assets excluding cash and cash equivalents but including assets purchased with borrowed amounts may encourage the Adviser to use leverage to make additional investments. Such a practice could make such investments riskier than would otherwise be the case, which could result in higher investment losses, particularly during cyclical economic downturns. Under certain circumstances, the use of substantial leverage (up to the limits prescribed by the 1940 Act) may increase the likelihood of our defaulting on our borrowings, which would be detrimental to holders of our securities.

The "catch-up" portion of the Incentive Fee may encourage our Adviser to accelerate or defer interest payable by portfolio companies from one calendar quarter to another, potentially resulting in fluctuations in timing and dividend amounts.

We may invest, to the extent permitted by law, in the securities and instruments of other investment companies, including private funds, and, to the extent we so invest, bear our ratable share of any such investment company's expenses, including management and performance fees. We also remain obligated to pay Management Fees and Incentive Fees to our Adviser with respect to the assets invested in the securities and instruments of other investment companies. With respect to each of these investments, each of our Stockholders will bear his or her share of the Management Fees and Incentive Fees of our Adviser as well as indirectly bearing the management and performance fees and other expenses of any investment companies in which we invest.

The Adviser and its affiliates may have incentives to favor their respective other funds, accounts and clients over us, which may result in conflicts of interest that could be adverse to us and our investment opportunities and harmful to us.

The Adviser and its affiliates may, from time to time, manage assets for funds and accounts other than us. While the Adviser and its affiliates will seek to manage potential conflicts of interest in good faith, the portfolio strategies employed by the Adviser and its affiliates in managing its other funds and accounts could conflict with the transactions and strategies employed by the Adviser in managing us and may affect the prices and availability of investments. The Adviser and its affiliates may, from time to time, give advice and make investment recommendations to other affiliate-managed investment vehicles that differ from advice given to, or investment recommendations made to, us, even though their investment objective may be the same or similar to ours. Other affiliate-managed investment vehicles, whether now existing or created in the future, could compete with us for the purchase and sale of investments.

With respect to the allocation of investment opportunities among us and other affiliated funds and accounts, the ability of the Adviser to recommend such opportunities to us may be restricted by applicable laws or regulatory requirements (including under the 1940 Act) and the Adviser will allocate investment opportunities and realization opportunities between us and other affiliated funds and accounts in a manner that is consistent with the adopted written investment allocation policies and procedures established by the Adviser and its affiliates, which may be amended from time to time, designed to ensure allocations of opportunities are made over time on a fair and equitable basis. The outcome of any allocation determination by the Adviser and its affiliates may result in the allocation of all or none of an investment opportunity to us. 26North's allocation of investment opportunities among us and other affiliated investment funds and accounts in the manner discussed above may not result in proportional allocations, and such allocations may be more or less advantageous to some relative to others.

To the extent the Company and such other funds and accounts invest in the same portfolio investments, actions taken by the Adviser or its affiliates on behalf of such other funds and accounts may be adverse to us and our investments, which could harm our performance. For example, we may invest in the same credit obligations, although, to the extent permitted under the 1940 Act, our investments may include different obligations or levels of the capital structure of the same issuer. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held. Conflicts may also arise because portfolio decisions regarding our portfolio may benefit such funds and accounts. On the other hand, such funds and accounts may pursue or enforce rights with respect to one of our portfolio companies, and those activities may have an adverse effect on us. As a result, prices, availability, liquidity and terms of our investments may be negatively impacted by the activities of such funds and accounts, and transactions for us may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

In addition, a conflict of interest exists to the extent the Adviser, its affiliates, or any of their respective executives, portfolio managers or employees have proprietary or personal investments in other investment companies or accounts or when certain other investment companies or accounts are investment options in the Adviser's or its affiliates' employee benefit plans. In these circumstances, the Adviser has an incentive to favor these other investment companies or accounts over us. The Board of Directors will seek to monitor these conflicts but there can be no assurances that such monitoring will fully mitigate any such conflicts.

The Adviser and its affiliates may face conflicts of interest with respect to services performed for issuers in which we invest and their use of service providers.

Conflicts of interest may exist with respect to the Adviser's selection of brokers, dealers, transaction agents, counterparties and financing sources for the execution of our transactions. When engaging these services, the Adviser may, subject to best execution, take into consideration a variety of factors, including, to the extent applicable, the ability to achieve prompt and reliable execution, competitive pricing, transaction costs, operational efficiency with which transactions are effected, access to deal flow and precedent transactions, and the financial stability and reputation of the particular service provider, as well as other factors that the Adviser deems appropriate to consider under the circumstances. Service providers and financing sources may provide other services that are beneficial to the Adviser and their affiliates, but that are not necessarily beneficial to us, including capital introductions, other marketing assistance, client and personnel referrals, consulting services, and research-related services. These other services and items may influence the Adviser's selection of service providers and financing sources.

In addition, the Adviser or an affiliate thereof may exercise its discretion to recommend to a business in which we have made an investment, that it contract for services with (i) the Adviser or a related person of the Adviser (which may include a business in which we have made an investment); (ii) an entity with which the Adviser or its affiliates and their employees has a relationship or from which the Adviser or its affiliates otherwise derives financial or other benefit, including relationships with joint venturers or co-venturers, or relationships where personnel of the Adviser or its affiliates are seconded, or from which the Adviser or its affiliates receives secondees; or (iii) certain investors (including Stockholders) or their affiliates. Such relationships may influence decisions that Adviser makes with respect to us. Although the Adviser and its affiliates select service providers that it believes are aligned with our operational strategies and will enhance portfolio company performance and, relatedly, our returns, the Adviser has a potential incentive to make recommendations because of its or its affiliates' financial or other business interest. There can be no assurance that no other service provider is more qualified to provide the applicable services or could provide such services at lesser cost.

The Adviser and its affiliates' personnel will work on other projects and conflicts may arise in the allocation of personnel between us and other funds, accounts or projects.

Our Adviser and its affiliates will devote such time as they deem necessary to conduct our business affairs in an appropriate manner. However, the Adviser's personnel, as well as the personnel of 26North, will work on matters related to other funds and accounts. Employees of affiliates of the Adviser may also serve as directors, or otherwise be associated with, companies that are competitors of businesses in which we have made investments. These businesses may also be counterparties or participants in agreements, transactions, or other arrangements with businesses in which other affiliated investment vehicles have made investments that may involve fees and/or servicing payments to the Adviser or its affiliates.

In addition, the Adviser and its affiliates may also, from time to time, employ employees of its affiliates with pre-existing ownership interests in businesses owned by us; conversely, former employees of the Adviser and/or its affiliates are expected, from time to time, to serve in significant management roles at businesses or service providers recommended by the Adviser. In such capacity, this may give rise to conflicts to the extent that an employee's fiduciary duties to such business may conflict with our interests, but, because the Adviser and/or affiliates will generally have made a significant investment in such business, it is expected that such interests will generally be aligned.

Our access to confidential information may restrict our ability to take action with respect to some investments, which, in turn, may negatively affect our results of operations.

We, directly or through the Adviser, may obtain confidential information about the companies in which we have invested or may invest or be deemed to have such confidential information. The Adviser, including its investment personnel, may come into possession of material, non-public information through its members, officers, directors, employees, principals or affiliates. The possession of such information may, to our detriment, limit the ability of us and the Adviser to buy or sell a security or otherwise to participate in an investment opportunity. In certain circumstances, employees of the Adviser may serve as board members or in other capacities for portfolio or potential portfolio companies, which could restrict our ability to trade in the securities of such companies. For example, if personnel of the Adviser come into possession of material non-public information with respect to our investments, such personnel will be restricted by the Adviser's information-sharing policies and procedures or by law or contract from sharing such information with our management team, even where the disclosure of such information would be in our best interests or would otherwise influence decisions taken by the members of the management team with respect to that investment. This conflict and these procedures and practices may limit the freedom of the Adviser to enter into or exit from potentially profitable investments for us, which could have an adverse effect on our results of operations. Accordingly, there can be no assurance that we will be able to fully leverage the resources and industry expertise of the Adviser in the course of its duties. Additionally, there may be circumstances in which one or more individuals associated with the Adviser will be precluded from providing services to us because of certain confidential information available to those individuals or to other parts of the Adviser.

We will be obligated to pay the Adviser an Incentive Fee even if we incur a net loss due to a decline in the value of our portfolio and even if our earned interest income is not payable in cash.

The Investment Advisory Agreement entitles the Adviser to receive an Incentive Fee that is based on our Pre-Incentive Fee Net Investment Income regardless of any capital losses. In such case, we may be required to pay the Adviser an Incentive Fee for a fiscal quarter even if there is a decline in the value of our portfolio or if we incur a net loss for that quarter.

Any Incentive Fee payable by us that relates to Pre-Incentive Fee Net Investment Income may be computed and paid on income that may include interest that has been accrued but not yet received or interest in the form of securities received rather than cash ("payment-in-kind", or "PIK", income). PIK income will be included in the Pre-Incentive Fee Net Investment Income used to calculate the incentive fee to the Adviser even though we do not receive the income in the form of cash. If a portfolio company defaults on a loan that is structured to provide accrued interest income, it is possible that accrued interest income previously included in the calculation of the Incentive Fee will become uncollectible. The Adviser is not obligated to reimburse us for any part of the Incentive Fee it received that was based on accrued interest income that we never receive as a result of a subsequent default.

The quarterly Incentive Fee on income is recognized and paid without regard to: (i) the trend of Pre-Incentive Fee Net Investment Income as a percent of adjusted capital over multiple quarters in arrears which may in fact be consistently less than the quarterly preferred return, or (ii) the net income or net loss in the current calendar quarter, the current year or any combination of prior periods.

For federal income tax purposes, we may be required to recognize taxable income in some circumstances in which we do not receive a corresponding payment in cash and to make distributions with respect to such income to maintain our tax treatment as a RIC and/or minimize corporate-level U.S. federal income or excise tax. Under such circumstances, we may have difficulty meeting the Annual Distribution Requirement necessary to maintain RIC tax treatment under the Code. This difficulty in making the required distribution may be amplified to the extent that we are required to pay the incentive fee on income with respect to such accrued income. As a result, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.

Our ability to enter into transactions with our affiliates is restricted.

We are prohibited under the 1940 Act from participating in certain transactions with certain of our affiliates without the prior approval of a majority of our Independent Directors and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act, and we will generally be prohibited from buying or selling any securities from or to such affiliate on a principal basis, absent the prior approval of the Board of Directors and, in some cases, the SEC. The 1940 Act also prohibits certain "joint" transactions with certain of our affiliates, including other funds or clients advised by the Adviser or its affiliates, which in certain circumstances could include investments in the same portfolio company (whether at the same or different times to the extent the transaction involves a joint investment), without prior approval of the Board of Directors and, in some cases, the SEC. If a person acquires more than 25% of our voting securities, we will be prohibited from buying or selling any security from or to such person or certain of that person's affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers or directors or their affiliates or anyone who is under common control with us. The SEC has interpreted the BDC regulations governing transactions with affiliates to prohibit certain joint transactions involving entities that share a common investment adviser. As a result of these restrictions, we may be prohibited from buying or selling any security from or to any portfolio company that is controlled by a fund managed by either of the Adviser or its affiliates without the prior approval of the SEC, which may limit the scope of investment or disposition opportunities that would otherwise be available to us.

We expect that we, and certain of our affiliates, will receive exemptive relief from the SEC that we intend to rely on to permit us to co-invest with other funds and accounts managed by the Adviser or its affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to such exemptive relief, we generally expect to be permitted to co-invest with certain of our affiliates if a "required majority" (as defined in Section 57(o) of the 1940 Act) of our Independent Directors make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to us and our Stockholders and do not involve overreaching of us or our Stockholders on the part of any person concerned, (2) the transaction is consistent with the interests of our Stockholders and is consistent with our investment objective and strategies, and (3) the investment by our affiliates would not disadvantage us, and our participation would not be on a basis different from or less advantageous than that on which our affiliates are investing. The Company has not yet been granted the requested exemptive order, and there can be no assurance that the Company will be granted the requested exemptive order.

In addition to co-investing pursuant to the exemptive relief, we may invest alongside affiliates or their affiliates in certain circumstances where doing so is consistent with applicable law and current regulatory guidance. For example, we may invest alongside such investors consistent with guidance promulgated by the SEC staff permitting us and an affiliated person to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that we negotiate no term other than price. We may, in certain cases, also make investments in securities owned by affiliates that we acquire from non-affiliates. In such circumstances, our ability to participate in any restructuring of such investment or other transaction involving the issuer of such investment may be limited, and as a result, we may realize a loss on such investments that might have been prevented or reduced had we not been restricted in participating in such restructuring or other transaction.

In situations when co-investment with the Adviser's or its affiliates' other clients is not permitted under the 1940 Act and related rules, existing or future staff guidance, or the terms and conditions of any exemptive relief granted to us by the SEC, the Adviser will need to decide which client or clients will proceed with the investment. Generally, we will not be entitled to make a co-investment in these circumstances and, to the extent that another client elects to proceed with the investment, we will not be permitted to participate. Moreover, except in certain circumstances, we will not invest in any issuer in which an affiliate's other client holds a controlling interest.

We may make investments that could give rise to a conflict of interest.

We do not expect to invest in, or hold securities of, companies that are controlled by an affiliate and/or an affiliate's other clients. However, the Adviser or an affiliate's other clients may invest in, and gain control over, one of our portfolio companies. If the Adviser or an affiliate's other client, or clients, gains control over one of our portfolio companies, it may create conflicts of interest and may subject us to certain restrictions under the 1940 Act. As a result of these conflicts and restrictions the Adviser may be unable to implement our investment strategies as effectively as they could have in the absence of such conflicts or restrictions. For example, as a result of a conflict or restriction, the Adviser may be unable to engage in certain transactions that it would otherwise pursue. In order to avoid these conflicts and restrictions, the Adviser may choose to exit such investments prematurely and, as a result, we may forego any positive returns associated with such investments. In addition, to the extent that an affiliate's other client holds a different class of securities than us as a result of such transactions, our interests may not be aligned.

The recommendations given to us by the Adviser may differ from those rendered to their other clients.

The Adviser and its affiliates may, from time to time, give advice and recommend securities to other clients which may differ from advice given to, or securities recommended or bought for, us even though such other clients' investment objectives may be similar to ours, which could have an adverse effect on our business, financial condition and results of operations.

The Adviser's liability is limited under the Investment Advisory Agreement, and we are required to indemnify the Adviser against certain liabilities, which may lead the Adviser to act in a riskier manner on our behalf than it would when acting for its own account.

The Adviser will not assume any responsibility to us other than to render the services described in the Investment Advisory Agreement, and it will not be responsible for any action of our Board of Directors in declining to follow the Adviser’s advice or recommendations. Pursuant to the Investment Advisory Agreement, the Adviser and its directors, officers, stockholders, members, agents, employees, controlling persons, and any other person or entity affiliated with, or acting on behalf of the Adviser will not be liable to us for their acts under the Investment Advisory Agreement, absent willful misfeasance, bad faith, gross negligence in the performance of the Adviser’s duties or reckless disregard of the Adviser’s duties and obligations under the Investment Advisory Agreement. We will also agree to indemnify, defend and protect the Adviser and its directors, officers, stockholders, members, agents, employees, controlling persons and any other person or entity affiliated with, or acting on behalf of the Adviser with respect to all damages, liabilities, costs and expenses resulting from acts of the Adviser not arising out of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or reckless disregard of the Adviser’s duties and obligations under the Investment Advisory Agreement. These protections may lead the Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account.

Investment by 26North employees in the Company may lead to conflicts of interest.

Employees of 26North, including members of the Investment Committee, are permitted to invest, and at times will invest significantly, in 26North Funds, including the Company. Such investments can operate to align the interests of 26North and their employees with the interests of the 26North Funds and their investors but will also give rise to conflicts of interest as such employees can have an incentive to favor the 26North Funds in which they participate or from which they are otherwise entitled to share in returns or fees. Further, from time to time, employees of 26North, or members of their families, could have an interest in a particular transaction, or in securities or other financial instruments of the same kind or class, or a different kind or class, of the same obligor or issuer, that 26North directs for a Client, including the Company.

The Adviser's failure to comply with pay-to-play laws, regulations and policies could have an adverse effect on the Adviser, and thus, us.

A number of U.S. states and municipal pension plans have adopted so-called "pay-to-play" laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including those seeking investments by public retirement funds. The SEC has adopted a rule that, among other things, prohibits an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives or employees makes a contribution to certain elected officials or candidates. If the Adviser or its affiliates or any service provider acting on its behalf, fails to comply with such laws, regulations or policies, such non-compliance could have an adverse effect on the Adviser, and thus, us.

There are risks associated with any potential merger with or purchase of assets of another fund.

The Adviser may in the future recommend to our Board of Directors that we merge with or acquire all or substantially all of the assets of one or more funds including a fund that could be managed by the Adviser or its affiliates (including another BDC). We do not expect that the Adviser would recommend any such merger or asset purchase unless it determines that it would be in the best interest of us and our Stockholders, with such determination dependent on factors it deems relevant, which may include our historical and projected financial performance and any proposed merger partner, portfolio composition, potential synergies from the merger or asset sale, available alternative options and market conditions. In addition, no such merger or asset purchase would be consummated absent the meeting of various conditions required by applicable law or contract, at such time, which may include approval of the board of directors and common equity holders of both funds. If the Adviser is the investment adviser of both funds, various conflicts of interest would exist with respect to any such transaction. Such conflicts of interest may potentially arise from, among other things, differences between the compensation payable to the Adviser by us and by the entity resulting from such a merger or asset purchase or efficiencies or other benefits to the Adviser as a result of managing a single, larger fund instead of two separate funds.

Our Administrator can resign from its role as Administrator under the Administration Agreement, and a suitable replacement may not be found, resulting in disruptions that could adversely affect our business, results of operations and financial condition.

Our Administrator has the right to resign under the Administration Agreement upon 60 days' written notice, whether a replacement has been found or not. If our Administrator resigns, it may be difficult to find a new administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If a replacement is not found quickly, our business, results of operations and financial condition are likely to be adversely affected and the value of our Common Stock may decline. Even if a comparable service provider or individuals to perform such services are retained, whether internal or external, their integration into our business and lack of familiarity with our investment objective may result in additional costs and time delays that may materially adversely affect our business, results of operations and financial condition.

Any sub-administrator that the Administrator engages to assist the Administrator in fulfilling its responsibilities could resign from its role as sub-administrator, and a suitable replacement may not be found, resulting in disruptions that could adversely affect our business, results of operations and financial condition.

Our Administrator has the right under the Administration Agreement to enter into one or more sub-administration agreements with other administrators (each a "Sub-Administrator") pursuant to which the Administrator may obtain the services of the Sub-Administrator(s) to assist the Administrator in fulfilling its responsibilities under the Administration Agreement. If any such Sub-Administrator resigns, it may be difficult to find a new Sub-Administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If a replacement is not found quickly, our business, results of operations and financial condition are likely to be adversely affected and the value of our Common Stock may decline. Even if a comparable service provider or individuals to perform such services are retained, whether internal or external, their integration into our business and lack of familiarity with our investment objective may result in additional costs and time delays that may materially adversely affect our business, results of operations and financial condition.

Risks Related to BDCs

Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

We and our portfolio companies will be subject to regulation at the local, state, and federal levels. Changes to the laws and regulations governing our permitted investments may require a change to our investment strategy. Such changes could differ materially from our strategies and plans as set forth in this report and may shift our investment focus from the areas of expertise of the Adviser. Thus, any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment in us.

We are subject to limited restrictions with respect to the proportion of our assets that may be invested in a single issuer.

We intend to operate as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in a single issuer. Beyond the asset diversification requirements associated with our qualification as a RIC for U.S. federal income tax purposes, we do not have fixed guidelines for diversification. While we are not targeting any specific industries, our investments may be focused on relatively few industries. To the extent that we hold large positions in a small number of issuers, or within a particular industry, our net asset value may be subject to greater fluctuation. We may also be more susceptible to any single economic or regulatory occurrence or a downturn in particular industry.

The requirement that we invest a sufficient portion of our assets in qualifying assets could preclude us from investing in accordance with our current business strategy; conversely, the failure to invest a sufficient portion of our assets in qualifying assets could result in our failure to maintain our status as a BDC.

As a BDC, the 1940 Act prohibits us from acquiring any assets other than certain qualifying assets unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets. In addition, in order to qualify as a RIC for U.S. federal income tax purposes, we are required to satisfy certain source-of-income, diversification and distribution requirements. Therefore, we may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets, or if necessary to maintain or status as a RIC. Conversely, if we fail to invest a sufficient portion of our assets in qualifying assets, we could lose our status as a BDC, which would have a material adverse effect on our business, financial condition and results of operations. Similarly, these rules could prevent us from making additional investments in existing portfolio companies, which could result in the dilution of our position, or could require us to dispose of investments at an inopportune time to comply with the 1940 Act. If we were forced to sell non-qualifying investments in the portfolio for compliance purposes, the proceeds from such sale could be significantly less than the then-current value of such investments.

Failure to maintain our status as a BDC would reduce our operating flexibility.

If we do not remain a BDC, we might be regulated as a closed-end investment company under the 1940 Act, which would subject us to substantially more regulatory restrictions and correspondingly decrease our operating flexibility. Furthermore, any failure to comply with the requirements imposed on BDCs by the 1940 Act could cause the SEC to bring an enforcement action against us and/or expose us to claims of private litigants. In addition, any such failure could cause an event of default under our future outstanding indebtedness, which could have a material adverse effect on our business, financial condition or results of operations.

Regulations governing our operation as a BDC and RIC affect our ability to raise capital and the way in which we raise additional capital or borrow for investment purposes, which may have a negative effect on our growth. As a BDC, the necessity of raising additional capital may expose us to risks, including risks associated with leverage.

As a result of the Annual Distribution Requirement to qualify for tax treatment as a RIC, we may need to access the capital markets periodically to raise cash to fund new investments in portfolio companies. We may issue "senior securities," including borrowing money from banks or other financial institutions only in amounts such that the ratio of our total assets (less total liabilities other than indebtedness represented by senior securities) to our total indebtedness represented by senior securities plus preferred stock, if any, equals at least 150% after such incurrence or issuance. If we issue senior securities, we will be exposed to risks associated with leverage, including an increased risk of loss. Our ability to issue different types of securities is also limited. Compliance with RIC distribution requirements may unfavorably limit our investment opportunities and reduce our ability in comparison to other companies to profit from favorable spreads between the rates at which we can borrow and the rates at which we can lend. Therefore, we intend to seek to continuously issue equity securities, which may lead to Stockholder dilution.

For U.S. federal income tax purposes, we are required to recognize taxable income (such as deferred interest that is accrued as original issue discount) in some circumstances in which we do not receive a corresponding payment in cash and to make distributions with respect to such income to maintain our status as a RIC. Under such circumstances, we may have difficulty meeting the Annual Distribution Requirement necessary to maintain RIC tax treatment under the Code. This difficulty in making the required distribution may be amplified to the extent that we are required to pay an incentive fee with respect to such accrued income. As a result, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus become subject to corporate-level income tax.

We may borrow to fund investments. If the value of our assets declines, we may be unable to satisfy the asset coverage test under the 1940 Act, which would prohibit us from paying distributions and could prevent us from qualifying for tax treatment as a RIC, which would generally result in a corporate-level U.S. federal income tax on any income and net gains. If we cannot satisfy the asset coverage test, we may be required to sell a portion of our investments and, depending on the nature of our debt financing, repay a portion of our indebtedness at a time when such sales may be disadvantageous.

In addition, we anticipate that as market conditions permit, we may securitize our loans to generate cash for funding new investments. To securitize loans, we may create a wholly owned subsidiary, contribute a pool of loans to the subsidiary and have the subsidiary issue primarily investment grade debt securities to purchasers who would be expected to be willing to accept a substantially lower interest rate than the loans earn. We would retain all or a portion of the equity in the securitized pool of loans. Our retained equity would be exposed to any losses on the portfolio of loans before any of the debt securities would be exposed to such losses.

Under the 1940 Act, we generally are prohibited from issuing or selling our shares at a price per share, after deducting selling commissions and dealer manager fees, that is below our net asset value per share, which may be a disadvantage as compared with other public companies. We may, however, sell our shares, or warrants, options or rights to acquire our Common Stock, at a price below the current net asset value per share if our Board of Directors, including our Independent Directors, determine that such sale is in our best interests and the best interests of our Stockholders, and our Stockholders, as well as those Stockholders that are not affiliated with us, approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of the Board of Directors, closely approximates the fair value of such securities.

Because our sole initial Stockholder has approved a proposal to allow an asset coverage ratio of 150%, we are subject to 150% asset coverage.

Recent legislation has modified the 1940 Act by allowing a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150% if certain requirements are met. The reduced asset coverage requirement permits a BDC to borrow up to two dollars for every dollar it has in assets less all liabilities and indebtedness not represented by senior securities issued by it. Because the Adviser, our sole initial Stockholder, has approved a proposal to reduce the asset coverage ratio to 150%, the ratio applicable to our senior securities is 150%.

Leverage magnifies the potential for loss on investments in our indebtedness and on invested equity capital. As we may use leverage to partially finance our investments, you will experience increased risks of investing in our securities. If the value of our assets increases, then leveraging would cause the net asset value attributable to shares of our Common Stock to increase more sharply than it would had we not leveraged our business. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net investment income to increase more than it would without the leverage, while any decrease in our income would cause net investment income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make distributions or pay dividends on our shares of Common Stock, make scheduled debt payments or other payments related to our securities. Leverage is generally considered a speculative investment technique. See "—Risks Relating to Our Business and Structure—We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing with us."

Risks Related to Our Investments

Our investments in portfolio companies may be risky, and we could lose all or part of our investments.

We intend to invest in directly originated senior secured loans to middle market companies domiciled in the United States. The Company's portfolio will consist primarily of direct originations of (i) first lien senior secured debt and unitranche debt (including last out portions of such loans) and, to a lesser extent, (ii) second lien senior secured debt and unsecured debt, including mezzanine debt. In connection with its debt investments the Company also may receive equity warrants or make select equity investments. The securities in which we intend to invest typically are not rated by any rating agency, and if they were rated, they would be below investment grade (rated lower than "Baa3" by Moody's Investors Service and lower than "BBB-" by Fitch Ratings or S&P). These securities, which may be referred to as "junk bonds," "high yield bonds" or "leveraged loans," have predominantly speculative characteristics with respect to the issuer's capacity to pay interest and repay principal. In addition, some of the loans in which we may invest may be "covenant-lite" loans. We use the term "covenant-lite" loans to refer generally to loans that do not have a complete set of financial maintenance covenants. Generally, "covenant-lite" loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower's financial condition. Accordingly, to the extent we invest in "covenant-lite" loans, we may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants. Therefore, our investments may result in an above-average amount of risk and volatility or loss of principal. We also may invest in other assets, including U.S. government securities and structured securities. These investments entail additional risks that could adversely affect our investment returns.

Secured Debt. When we make a secured debt investment, we generally take a security interest in the available assets of the portfolio company, including the equity interests of any subsidiaries, which we expect to help mitigate the risk that we will not be repaid. However, there is a risk that the collateral securing our debt investment may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. In some circumstances, our lien could be subordinated to claims of other creditors, such as trade creditors. In addition, deterioration in a portfolio company's financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the debt investment. Consequently, the fact that our debt is secured does not guarantee that we will receive principal and interest payments according to the debt investment's terms, or at all, or that we will be able to collect on the loan, in full or at all, should we enforce our remedies.

Unitranche Loans. "Unitranche" loans are first lien loans that may extend deeper in a company's capital structure than traditional first lien debt and may provide for a waterfall of cash flow priority between different lenders in the unitranche loan. In some instances, we may find another lender to provide the "first-out" portion of such loan and retain the "last-out" portion of such loan, in which case, the "first-out" portion of the loan would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the "last-out" portion that we would continue to hold. This may result in an above average amount of risk and loss of principal. In exchange for the greater risk of loss, the "last-out" portion generally earns a higher interest rate than the "first-out" portion.

Unsecured Debt, including Mezzanine Debt. Our unsecured debt investments, including mezzanine debt investments, generally will be subordinated to senior debt in the event of an insolvency. This may result in an above average amount of risk and loss of principal. We use the term "mezzanine" to refer to debt that ranks senior only to a borrower's equity securities and ranks junior in right of payment to all of such borrower's other indebtedness.

Equity Investments. When we invest in secured debt or unsecured debt, including mezzanine debt, we may acquire equity securities from the company in which we make the investment. In addition, we may invest in the equity securities of portfolio companies independent of any debt investment. Our goal is ultimately to dispose of such equity interests and realize gains upon our disposition of such interests. However, the equity interests we hold may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

Investing in middle market companies involves a number of significant risks.

Investing in middle market companies involves a number of significant risks, including:

•	such companies may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;

•	such companies typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors' actions and market conditions, as well as general economic downturns;

•	such companies are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

•	such companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position;

•	there is generally little public information about these companies, they and their financial information are not subject to the reporting requirements of the 1934 Act and other regulations that govern public companies and we may be unable to uncover all material information about these companies, which may prevent us from making a fully informed investment decision and cause us to lose money on our investments;

•	our executive officers, directors and the Adviser may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies; and

•	such companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness, including any debt securities held by us, upon maturity.

Investments in common and preferred equity securities, many of which are illiquid with no readily available market, involve a substantial degree of risk.

Although equity securities, including common stock, have historically generated higher average total returns than fixed income securities over the long term, equity securities have also experienced significantly more volatility in those returns. Our equity investments may fail to appreciate and may decline in value or become worthless, and our ability to recover our investment will depend on our portfolio company's success. Investments in equity securities involve a number of significant risks, including:

•	any equity investment we make in a portfolio company could be subject to further dilution as a result of the issuance of additional equity interests and to serious risks as a junior security that will be subordinate to all indebtedness (including trade creditors) or senior securities in the event that the issuer is unable to meet its obligations or becomes subject to a bankruptcy process;

•	to the extent that the portfolio company requires additional capital and is unable to obtain it, we may not recover our investment; and

•	in some cases, equity securities in which we invest will not pay current dividends, and our ability to realize a return on our investment, as well as to recover our investment, will be dependent on the success of the portfolio company.

Even if the portfolio company is successful, our ability to realize the value of our investment may be dependent on the occurrence of a liquidity event, such as a public offering or the sale of the portfolio company. It is likely to take a significant amount of time before a liquidity event occurs or we can otherwise sell our investment. In addition, the equity securities we receive or invest in may be subject to restrictions on resale during periods in which it could be advantageous to sell them.

There are special risks associated with investing in preferred securities, including:

•	preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If we own a preferred security that is deferring its distributions, we may be required to report income for tax purposes before we receive such distributions;

•	preferred securities are subordinated to debt in terms of priority to income and liquidation payments, and therefore will be subject to greater credit risk than debt;

•	preferred securities may be substantially less liquid than many other securities, such as common stock or U.S. government securities; and

•	generally, preferred security holders have no voting rights with respect to the issuing company, subject to limited exceptions.

Additionally, when we invest in debt securities, we may acquire warrants or other equity securities as well. Our goal is ultimately to dispose of such equity interests and realize gains upon our disposition of such interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

We may invest, to the extent permitted by law, in the equity securities of investment funds that are operating pursuant to certain exceptions to the 1940 Act and, to the extent we so invest, will bear our ratable share of any such company's expenses, including management and performance fees. We will also remain obligated to pay the Management Fee and Incentive Fee to the Adviser with respect to the assets invested in the securities and instruments of such companies. With respect to each of these investments, each of our Stockholders will bear his or her share of the Management Fee and Incentive Fee due to the Adviser as well as indirectly bearing the management and performance fees and other expenses of any such investment funds or advisers.

By originating loans to companies that are experiencing significant financial or business difficulties, we may be exposed to distressed lending risks.

As part of our lending activities, we may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. There is no assurance that we will correctly evaluate the value of the assets collateralizing our loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that we fund, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by us to the borrower.

We may suffer a loss if a portfolio company defaults on a loan and the underlying collateral is not sufficient, or if the portfolio company has debt that ranks equally with, or senior to, our investments.

To attempt to mitigate credit risks, we intend to take a security interest in the available assets of our portfolio companies. There is no assurance that we will obtain or properly perfect our liens.

Where a portfolio company defaults on a secured loan, we will only have recourse to the assets collateralizing the loan. There is a risk that the collateral securing our loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of a portfolio company to raise additional capital. If the underlying collateral value is less than the loan amount, we will suffer a loss. Consequently, the fact that a loan is secured does not guarantee that we will receive principal and interest payments according to the loan's terms, or that we will be able to collect on the loan should we be forced to enforce our remedies.

Our portfolio companies may have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt in which we invest. By their terms, such debt instruments may entitle the holders to receive payment of interest or principal on or before the dates on which we are entitled to receive payments with respect to the debt instruments in which we invest. For example, certain debt investments that we will make in portfolio companies will be secured on a second priority lien basis by the same collateral securing senior debt of such companies. The first priority liens on the collateral will secure the portfolio company's obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the portfolio company under the agreements governing the debt. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, any holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution. There can be no assurance that the proceeds, if any, from the sale or sales of all of the collateral would be sufficient to satisfy the debt obligations secured by the first priority or second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds are not sufficient to repay amounts outstanding under the debt obligations secured by the first priority or second priority liens, then we, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the portfolio company's remaining assets, if any.

In the case of debt ranking equally with debt instruments in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company and our portfolio company may not have sufficient assets to pay all equally ranking credit even if we hold senior, first-lien debt. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through "standstill" periods) and control decisions made in bankruptcy proceedings relating to the portfolio company.

In addition, we may make loans that are unsecured, which are subject to the risk that other lenders may be directly secured by the assets of the portfolio company. In the event of a default, those collateralized lenders would have priority over us with respect to the proceeds of a sale of the underlying assets. In cases described above, we may lack control over the underlying asset collateralizing our loan or the underlying assets of the portfolio company prior to a default, and as a result the value of the collateral may be reduced by acts or omissions by owners or managers of the assets.

In the event of bankruptcy of a portfolio company, we may not have full recourse to its assets in order to satisfy our loan, or our loan may be subject to "equitable subordination." This means that depending on the facts and circumstances, including the extent to which we actually provided significant "managerial assistance," if any, to that portfolio company, a bankruptcy court might re-characterize our debt holding and subordinate all or a portion of our claim to that of other creditors. Bankruptcy and portfolio company litigation can significantly increase collection losses and the time needed for us to acquire the underlying collateral in the event of a default, during which time the collateral may decline in value, causing us to suffer losses.

If the value of collateral underlying our loan declines or interest rates increase during the term of our loan, a portfolio company may not be able to obtain the necessary funds to repay our loan at maturity through refinancing. Decreasing collateral value and/or increasing interest rates may hinder a portfolio company's ability to refinance our loan because the underlying collateral cannot satisfy the debt service coverage requirements necessary to obtain new financing. If a borrower is unable to repay our loan at maturity, we could suffer a loss which may adversely impact our financial performance.

We may not be in a position to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies that could decrease the value of our investments.

We do not generally hold controlling equity positions in our portfolio companies. While we are obligated as a BDC to offer to make managerial assistance available to our portfolio companies, there can be no assurance that management personnel of our portfolio companies will accept or rely on such assistance. To the extent that we do not hold a controlling equity interest in a portfolio company, we are subject to the risk that such portfolio company may make business decisions with which we disagree, and the stockholders and management of such portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity for the debt and equity investments that we typically hold in our portfolio companies, we may not be able to dispose of our investments in the event we disagree with the actions of a portfolio company and may therefore suffer a decrease in the value of our investments.

In addition, we may not be in a position to control any portfolio company by investing in its debt securities. As a result, we are subject to the risk that a portfolio company in which we invest may make business decisions with which we disagree and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors.

Certain of our investments may be adversely affected by laws relating to fraudulent conveyance or voidable preferences, or we could become subject to lender liability claims.

Certain of our investments could be subject to federal bankruptcy law and state fraudulent transfer laws, which vary from state to state, if the debt obligations relating to certain investments were issued with the intent of hindering, delaying or defrauding creditors, if we were deemed to have provided managerial assistance to that portfolio company or a representative of 26North or the Adviser sat on the board of directors of such portfolio company, or, in certain circumstances, if the issuer receives less than reasonably equivalent value or fair consideration in return for issuing such debt obligations. If the debt proceeds are used for a buyout of stockholders, this risk is greater than if the debt proceeds are used for day-to-day operations or organic growth. If a court were to find that the issuance of the debt obligations was a fraudulent transfer or conveyance, the court could re-characterize our debt investment and subordinate all or a portion of our claim to that of other creditors, void or otherwise refuse to recognize the payment obligations under the debt obligations or the collateral supporting such obligations, or require us to repay any amounts received by us with respect to the debt obligations or collateral. In the event of a finding that a fraudulent transfer or conveyance occurred, we may not receive any repayment on such debt obligations.

In addition, a number of U.S. judicial decisions have upheld judgments obtained by borrowers against lending institutions on the basis of various evolving legal theories, collectively termed "lender liability." Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the borrower or has assumed an excessive degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. Because of the nature of our investments in portfolio companies (including that, as a BDC, we may be required to provide managerial assistance to those portfolio companies if they so request upon our offer), we may be subject to allegations of lender liability.

Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our return on equity.

We are subject to the risk that the investments we make in our portfolio companies may be repaid prior to maturity. When this occurs, we will generally reinvest these proceeds in temporary investments, pending their future investment in new portfolio companies. These temporary investments will typically have substantially lower yields than the debt being prepaid and we could experience significant delays in reinvesting these amounts. Any future investment in a new portfolio company may also be at lower yields than the debt that was repaid. As a result, our results of operations could be materially adversely affected if one or more of our portfolio companies elect to prepay amounts owed to us. Additionally, prepayments, net of prepayment fees, could negatively impact our return on equity. This risk will be more acute when interest rates decrease, as we may be unable to reinvest at rates as favorable as when we made our initial investment.

If we cannot obtain debt financing or equity capital on acceptable terms, our ability to acquire investments and to expand our operations will be adversely affected.

Drawdowns that will reduce the unfunded Capital Commitments of Stockholders and the net proceeds from our investments and the Private Offering will be used for our investment opportunities, and, if necessary, the payment of operating expenses and the payment of various fees and expenses such as Management Fee, Incentive Fee, other expenses and distributions. Any working capital reserves we maintain may not be sufficient for investment purposes, and we may require additional debt financing or equity capital to operate. Pursuant to tax rules that apply to RICs, we will be required to distribute at least 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to our Stockholders after we elect to be treated for tax purposes as a RIC. Accordingly, in the event that we need additional capital in the future for investments or for any other reason we may need to access the capital markets periodically to issue debt or equity securities or borrow from financial institutions in order to obtain such additional capital. These sources of funding may not be available to us due to unfavorable economic conditions, which could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. Consequently, if we cannot obtain further debt or equity financing on acceptable terms, our ability to acquire additional investments and to expand our operations will be adversely affected. As a result, we would be less able to diversify our portfolio and achieve our investment objective, which may negatively impact our results of operations and reduce our ability to make distributions to our Stockholders.

The effect of global climate change may impact the operations of our portfolio companies.

There may be evidence of global climate change. Climate change creates physical and financial risk and some of our portfolio companies may be adversely affected by climate change. For example, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increases in the cost of energy could adversely affect the cost of operations of our portfolio companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect some of our portfolio companies' financial condition through, for example, decreased revenues. Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions.

Inflation may adversely affect the business, results of operations and financial condition of our portfolio companies.

Certain of the portfolio companies in which we may invest may be impacted by inflation. If such portfolio companies are unable to pass any increases in their costs along to their customers, it could adversely affect their results and impact their ability to pay interest and principal on our loans. In addition, any projected future decreases in our portfolio companies' operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of our investments could result in future unrealized losses and therefore reduce our net assets resulting from operations.

Our portfolio companies may be highly leveraged.

Some of our portfolio companies may be highly leveraged, which may have adverse consequences to these companies and to us as an investor. These companies may be subject to restrictive financial and operating covenants and the leverage may impair these companies' ability to finance their future operations and capital needs. As a result, these companies' flexibility to respond to changing business and economic conditions and to take advantage of business opportunities may be limited. Further, a leveraged company's income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

Our investments in non-U.S. companies may involve significant risks in addition to the risks inherent in U.S. investments.

Our investment strategy contemplates potential investments in securities of non-U.S. companies to the extent permissible under the 1940 Act. Investing in non-U.S. companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of non-U.S. taxes (potentially at confiscatory levels), less liquid markets, less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. These risks are likely to be more pronounced for investments in companies located in emerging markets and particularly for middle market companies in these economies.

Although most of our investments are expected to be denominated in U.S. dollars, our investments that are denominated in a non-U.S. currency will be subject to the risk that the value of a particular currency will change in relation to the U.S. dollar. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. We may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without risk to us.

The market structure applicable to derivatives imposed by the Dodd-Frank Act, the U.S. Commodity Futures Trading Commission ("CFTC") and the SEC may affect our ability to use over-the-counter ("OTC") derivatives for hedging purposes.

Pursuant to the Dodd-Frank Act, the CFTC and the SEC have issued rules to implement broad new regulatory requirements and broad new structural requirements applicable to OTC derivatives markets and, to a lesser extent, listed commodity futures (and futures options) markets. Similar changes are in the process of being implemented in other major financial markets.

Engaging in OTC derivatives or other commodity interest transactions such as futures contracts or options on futures contracts may cause us to fall within the definition of "commodity pool" under the Commodity Exchange Act and related CFTC regulations. The Adviser has claimed relief from CFTC registration and regulation as a commodity pool operator with respect to our operations, with the result that we are limited in our ability to use futures contracts or options on futures contracts or engage in such OTC derivatives transactions. Specifically, we are subject to strict limitations on using such derivatives other than for hedging purposes, whereby the use of derivatives not used solely for hedging purposes is generally limited to situations where (i) the aggregate initial margin and premiums required to establish such positions does not exceed five percent of the liquidation value of our portfolio, after taking into account unrealized profits and unrealized losses on any such contracts we have entered into; or (ii) the aggregate net notional value of such derivatives does not exceed 100% of the liquidation value of our portfolio. We intend to operate in a manner to be able to rely on the exclusion from the definition of commodity pool operator provided in Rule 4.5 under the Commodity Exchange Act.

The Dodd-Frank Act also imposed requirements relating to real-time public and regulatory reporting of OTC derivative transactions, enhanced documentation requirements, position limits on an expanded array of commodity-based transactions, recordkeeping requirements, mandatory margining of certain OTC derivatives and mandatory central clearing and swap execution facility ("SEF") execution of certain OTC derivatives. At present, certain interest rate derivatives and index credit derivatives are subject to mandatory central clearing and SEF execution. Taken as a whole, these changes could significantly increase the cost of using OTC derivatives to hedge risks, including interest rate and foreign exchange risk; reduce the level of exposure we are able to obtain for risk management purposes through OTC derivatives (including as the result of the CFTC imposing position limits on additional products); reduce the amounts available to us to make non-derivatives investments; impair liquidity in certain OTC derivatives; and adversely affect the quality of execution pricing obtained by us, all of which could adversely impact our investment returns.

Our ability to enter into transactions involving derivatives and financial commitment transactions may be limited.

Rule 18f-4 under the 1940 Act impacts the ability of a BDC (or a registered investment company) to use derivatives and other transactions that create future payment or delivery obligations. Under Rule 18f-4, BDCs that use derivatives and certain other related instruments and do not qualify as a "limited derivatives user" are subject to a value-at-risk leverage limit, a derivatives risk management program and testing requirements and requirements related to board reporting. We intend to operate and qualify as a "limited derivatives user" and will adopt compliance policies to monitor our derivatives exposure under Rule 18f-4.

We may enter into long and short positions in all types of swaps, including total return swaps, rate of return swaps, credit default swaps (including index credit default swaps) and interest rate swaps. We may also enter into long and short positions in credit linked securities, which is a form of credit derivative structured as a security with an embedded credit default swap. Credit-linked securities and OTC credit default swaps are bilateral agreements between two parties that transfer a defined credit risk from one party to another.

Derivatives transactions, like other financial transactions, involve a variety of significant risks. The specific risks presented by a particular derivative transaction necessarily depend upon the terms of the transaction and our circumstances. In general, however, all derivative transactions involve some combination of market risk, credit risk, counterparty credit risk, funding risk, liquidity risk and operational risk. Highly customized swaps transactions in particular may increase liquidity risk. Highly leveraged transactions generally experience substantial gains or losses in value as a result of relatively small changes in the value or level of an underlying or related market factor. In evaluating the risks and contractual obligations associated with a particular swap transaction, it is important to consider that a swap transaction generally is modified or terminated only by mutual consent of the original parties and subject to agreement on individually negotiated terms. Therefore, it may not be possible for us to modify, terminate or offset our obligations under a swap or our exposure to the risks associated with a swap prior to its scheduled termination date.

As noted herein, we may enter into transactions involving privately negotiated off-exchange derivative instruments, including total return swaps and other derivative instruments. There can be no assurance that a liquid secondary market will exist for any particular derivative instrument at any particular time, including for those derivative instruments that were originally categorized as liquid at the time they were acquired by us. In volatile markets, we may not be able to close out a position without incurring a significant amount of loss. Although OTC derivative instruments are designed to be tailored to meet particular financing needs and, therefore, typically provide more flexibility than exchange-traded products, the risk of illiquidity is also greater as these instruments can generally be closed out only by negotiation with the other party to the instrument. OTC derivative instruments, unlike exchange-traded instruments, are not guaranteed by an exchange or clearinghouse, and thus are generally subject to greater credit risks. In addition, we may not be able to convince its counterparty to consent to an early termination of an OTC derivative contract or may not be able to enter into an offsetting transaction to effectively unwind the transaction. Such OTC derivative contracts generally are not assignable except by agreement between the parties concerned, and a counterparty typically has no obligation to permit such assignments. Even if our counterparty agrees to early termination of such OTC derivatives at any time, doing so may subject us to certain early termination charges.

We may enter into reverse repurchase agreements. When we enter into a reverse repurchase agreement, we will sell an asset and concurrently agree to repurchase such asset (or an equivalent asset) at a date in the future at a price roughly equal to the original purchase price plus a negotiated interest rate. In the event of the insolvency of the counterparty to a repurchase agreement or reverse repurchase agreement, recovery of the repurchase price owed us or, in the case of a reverse repurchase agreement, the assets sold by us, may be delayed. Because reverse repurchase agreements may be considered to be the practical equivalent of borrowing funds, they constitute a form of leverage and may impact the amount of leverage available to us as a BDC. If we reinvest the proceeds of a reverse repurchase agreement at a rate lower than the cost of the agreement, entering into the agreement may adversely affect our returns.

Defaults by our portfolio companies could jeopardize a portfolio company's ability to meet its obligations under the debt or equity investments that we hold which could harm our operating results.

A portfolio company's failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its debt financing and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company's ability to meet its obligations under the debt or equity investments that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.

As part of our lending activities, we may in certain opportunistic circumstances originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Any such investment would involve a substantial degree of risk. In any reorganization or liquidation proceeding relating to a company that we fund, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by us to the borrower. In addition, to the extent we invest in "covenant-lite" loans, we may have fewer rights against a borrower. See "—Our investments in portfolio companies may be risky, and we could lose all or part of our investments."

Our portfolio may be focused on a limited number of portfolio companies or industries, which will subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.

Beyond the asset diversification requirements associated with our qualification as a RIC for U.S. federal income tax purposes, we do not have fixed guidelines for diversification. While we are not targeting any specific industries, our investments may be focused on relatively few industries. As a result, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Additionally, a downturn in any particular industry in which we are invested could significantly affect our aggregate returns.

An investment strategy focused primarily on privately held companies presents certain challenges, including the lack of available information about these companies.

We invest primarily in privately held companies. Investments in private companies pose certain incremental risks as compared to investments in public companies including that they:

•	have reduced access to the capital markets, resulting in diminished capital resources and ability to withstand financial distress;

•	may have limited financial resources and may be unable to meet their obligations under their debt obligations that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of our realizing any guarantees we may have obtained in connection with our investment;

•	may have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors' actions and changing market conditions, as well as general economic downturns;

•	are more likely to depend on the management talents and efforts of a small group of persons and, therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the company and, in turn, on us; and

•	generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position.

In addition, investments in private companies tend to be less liquid. The securities of private companies are not publicly traded or actively traded on the secondary market and are, instead, traded on a privately negotiated OTC secondary market for institutional investors. These OTC secondary markets may be inactive during an economic downturn or a credit crisis and in any event often have lower volumes than publicly traded securities even in normal market conditions. In addition, the securities in these companies will be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly traded securities. If there is no readily available market for these investments, we are required to carry these investments at fair value as determined by our Board of Directors. As a result, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we had previously recorded these investments. We may also face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we, the Adviser or any of its affiliates have material nonpublic information regarding such portfolio company or where the sale would be an impermissible joint transaction under the 1940 Act. The reduced liquidity of our investments may make it difficult for us to dispose of them at a favorable price, and, as a result, we may suffer losses.

Finally, little public information generally exists about private companies and these companies may not have third-party credit ratings or audited financial statements. We must therefore rely on the ability of the Adviser to obtain adequate information through due diligence to evaluate the creditworthiness and potential returns from investing in these companies, and to monitor the activities and performance of these investments. To the extent that we (or other clients of the Adviser) may hold a larger number of investments, greater demands will be placed on the Adviser's time, resources and personnel in monitoring such investments, which may result in less attention being paid to any individual investment and greater risk that our investment decisions may not be fully informed. Additionally, these companies and their financial information will not generally be subject to the Sarbanes-Oxley Act and other rules that govern public companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments.

Certain investment analyses and decisions by the Adviser may be required to be undertaken on an expedited basis.

Investment analyses and decisions by the Adviser may be required to be undertaken on an expedited basis to take advantage of certain investment opportunities. While we generally will not seek to make an investment until the Adviser has conducted sufficient due diligence to make a determination as to the acceptability of the credit quality of the investment and the underlying issuer, in such cases, the information available to the Adviser at the time of making an investment decision may be limited. Therefore, no assurance can be given that the Adviser will have knowledge of all circumstances that may adversely affect an investment. In addition, the Adviser may rely upon independent consultants in connection with its evaluation of proposed investments. No assurance can be given as to the accuracy or completeness of the information provided by such independent consultants and we may incur liability as a result of such consultants' actions, many of whom we will have limited recourse against in the event of any such inaccuracies.

We may not have the funds or ability to make additional investments in our portfolio companies.

After our initial investment in a portfolio company, we may be called upon from time to time to provide additional funds to such company or have the opportunity to increase our investment through the exercise of a warrant or other right to purchase common stock. There is no assurance that we will make, or will have sufficient funds to make, follow-on investments. Even if we do have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our level of risk, we prefer other opportunities, we are limited in our ability to do so by compliance with BDC requirements or in order to maintain our RIC status, or otherwise. Our ability to make follow-on investments may also be limited by the Adviser's allocation policies. Any decision not to make a follow-on investment or any inability on our part to make such an investment may have a negative impact on a portfolio company in need of such an investment, may result in a missed opportunity for us to increase our participation in a successful investment or may reduce the expected return to us on the investment.

The prices of the debt instruments and other securities in which we invest may decline substantially.

For reasons not necessarily attributable to any of the risks set forth herein (for example, supply/demand imbalances or other market forces), the prices of the debt instruments and other securities in which we invest may decline substantially. In particular, purchasing debt instruments or other assets at what may appear to be "undervalued" or "discounted" levels is no guarantee that these assets will not be trading at even lower levels at a time of valuation or at the time of sale, if applicable. It may not be possible to predict, or to hedge against, such "spread widening" risk. Additionally, the perceived discount in pricing from previous environments described herein may still not reflect the true value of the assets underlying debt instruments in which the Company invests.

Because our business model in the future may depend to an extent upon relationships with private equity sponsors and intermediaries, the inability of the Adviser or 26North to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

If the Adviser, 26North or their affiliates fail to maintain their existing relationships or develop new relationships with sponsors or other sources of investment opportunities, we may not be able to grow our investment portfolio. In addition, individuals with whom the Adviser, 26North or their affiliates have relationships are not obligated to provide us with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for us.

The credit ratings of certain of our investments may not be indicative of the actual credit risk of such rated instruments.

Although we expect that most of our investments will not be rated by rating agencies, we expect that some investments will be rated instruments. Rating agencies rate debt securities based upon their assessment of the likelihood of the receipt of principal and interest payments. Rating agencies do not consider the risks of fluctuations in market value or other factors that may influence the value of debt securities. Therefore, the credit rating assigned to a particular instrument may not fully reflect the true risks of an investment in such instrument. Credit rating agencies may change their methods of evaluating credit risk and determining ratings. These changes may occur quickly and often. While we may give some consideration to ratings, ratings may not be indicative of the actual credit risk of our investments in rated instruments.

To the extent original issue discount (OID) and payment-in-kind (PIK) interest income constitute a portion of our income, we will be exposed to risks associated with the deferred receipt of cash representing such income.

Our investments may include OID and PIK instruments. To the extent OID and PIK constitute a portion of our income, we will be exposed to risks associated with such income being required to be included in income for financial reporting purposes in accordance with GAAP and taxable income prior to receipt of cash, including the following:

•	Original issue discount instruments may have unreliable valuations because the accruals require judgments about collectability or deferred payments and the value of any associated collateral;

•	Original issue discount instruments may create heightened credit risks because the inducement to the borrower to accept higher interest rates in exchange for the deferral of cash payments typically represents, to some extent, speculation on the part of the borrower;

•	For GAAP purposes, cash distributions to Stockholders that include a component of OID income do not come from paid-in capital, although they may be paid from the offering proceeds. Thus, although a distribution of OID income may come from the cash invested by the Stockholders, the 1940 Act does not require that stockholders be given notice of this fact;

•	The presence of OID and PIK creates the risk of non-refundable cash payments to the Adviser in the form of Incentive Fees on income based on non-cash OID and PIK accruals that may never be realized; and

•	In the case of PIK, "toggle" debt, which gives the issuer the option to defer an interest payment in exchange for an increased interest rate in the future, the PIK election has the simultaneous effect of increasing the investment income, thus increasing the potential for realizing Incentive Fees.

•	Market prices of OID instruments are more volatile because they are affected to a greater extent by interest rate changes than instruments that pay interest periodically in cash.

•	The deferral of PIK interest increases the loan-to-value ratio, which is a measure of the riskiness of a loan.

•	Even if the accounting conditions for income accrual are met, the borrower could still default when the Company’s actual payment is due at the maturity of the loan.

Risks Related to the Private Placement of Common Stock

Stockholders will be obligated to fund drawdowns and may need to maintain a substantial portion of their Capital Commitments in assets that can be readily converted to cash.

Until the earlier of (i) an Exchange Listing and (ii) the end of the Fundraising Period (or such later time as set forth under “Item 1. Business — The Private Offering”), Stockholders will be obligated to fund drawdowns to purchase shares of Common Stock based on their Capital Commitment. To satisfy such obligations, Stockholders may need to maintain a substantial portion of their Capital Commitments in assets that can be readily converted to cash. Failure by a Stockholder to timely fund its Capital Commitment may result in some of its shares of Common Stock being forfeited or subject the Stockholder to other remedies available to us, as set forth in further detail in the form of Subscription Agreement attached as an exhibit to this Registration Statement. Failure of a Stockholder to contribute their Capital Commitments could also cause us to be unable to realize our investment objective. A default by a substantial number of Stockholders or by one or more Stockholders who have made substantial Capital Commitments would limit our opportunities for investment or diversification and would likely reduce our returns.

Stockholders who default on their Capital Commitment to us will be subject to significant adverse consequences.

The Subscription Agreement provides for significant adverse consequences in the event a Stockholder defaults on its Capital Commitment to us. In addition to losing its right to participate in future drawdowns, a defaulting Stockholder may be forced to transfer its shares of Common Stock to a third party for a price that is less than the net asset value of such shares of Common Stock.

Certain Stockholders may have to comply with 1934 Act filing requirements.

Because the Common Stock will be registered under the 1934 Act, ownership information for any person who beneficially owns 5% or more of the Common Stock will have to be disclosed in a Schedule 13G, Schedule 13D or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, Stockholders who choose to reinvest their distributions may see their percentage stake increased to more than 5%, thus triggering this filing requirement. Each Stockholder is responsible for determining their filing obligations and preparing the filings. In addition, Stockholders who hold more than 10% of a class of our equity securities may be subject to Section 16(b) of the 1934 Act, which recaptures for the benefit of our profits from the purchase and sale, or sale and purchase, of registered stock within a six-month period.

The fiduciary of any investor governed by the fiduciary rules under ERISA, Section 4975 of the Code or the provisions of any other applicable federal, state, local, non-U.S., or other laws or regulations that are similar to Title I of ERISA or Section 4975 of the Code (collectively, "Similar Laws") must determine that an investment in the Company is appropriate for such investor.

Until such time as our shares of Common Stock are considered "publicly offered securities" within the meaning of the Plan Asset Regulations, we will use commercially reasonable efforts to conduct our affairs so that our assets will not be deemed to be "plan assets" under the Plan Asset Regulations. The fiduciary of each prospective investor subject to ERISA, Section 4975 of the Code or other Similar Laws must independently determine whether our stock is an appropriate investment for such investor, taking into account any fiduciary obligations under ERISA, Section 4975 of the Code or other applicable Similar Laws and the facts and circumstances of each such investor.

If investors domiciled or having their registered office in the EU participate in the private placement, we may be subject to additional reporting, regulatory and compliance obligations pursuant to the Alternative Investment Fund Managers Directive (the "AIFMD").

The AIFMD regulates the activities of certain private fund managers undertaking fund management activities or marketing fund interests to investors within the European Economic Area ("EEA").

To the extent investors domiciled or having their registered office in the EEA participate in the private placement: (i) we and the Adviser may be subject to certain reporting, disclosure and other compliance obligations under the AIFMD, which will result in us incurring additional costs and expenses; (ii) we and the Adviser may become subject to additional regulatory or compliance obligations arising under national law in certain EEA jurisdictions, which would result in us incurring additional costs and expenses or may otherwise affect our management and operation; (iii) the Adviser may be required to make detailed information relating to us and our investments available to regulators and third parties; and (iv) the AIFMD may also restrict certain of our activities in relation to EEA portfolio companies, including, in some circumstances, our ability to recapitalize, refinance or potentially restructure an EEA portfolio company within the first two years of ownership, which may in turn affect our operations generally.

In the future, it may be possible for non-EEA alternative investment fund managers ("AIFMs") to market an alternative investment fund ("AIF") within the EEA pursuant to a pan-European marketing "passport", instead of under national private placement regimes. Access to this passport may be subject to the non-EEA AIFM compliance with various additional requirements under the AIFMD, which may include one or more of the following: additional conduct of business and organizational requirements; rules relating to the remuneration of certain personnel; minimum regulatory capital requirements; restrictions on the use of leverage; additional disclosure and reporting requirements to both investors and EEA home state regulators; independent valuation of an AIF's assets; and the appointment of an independent depositary. Certain EEA Member States have indicated that they will cease to operate national private placement regimes when, or shortly after, the passport becomes available, which would mean that non-EEA AIFMs to whom the passport is available would be required to comply with all relevant provisions of the AIFMD in order to market to professional investors in those jurisdictions. As a result, if in the future non- EEA AIFMs may only market in certain EEA jurisdictions pursuant to a passport, the Adviser may not seek to solicit Capital Commitments in those jurisdictions, which may lead to a reduction in the overall amount of Capital Commitments we receive. Alternatively, if the Adviser sought to comply with the requirements to use the passport, this could have adverse effects including, amongst other things, increasing the regulatory burden and costs of operating and managing us and our investments, and potentially requiring changes to compensation structures for key personnel, thereby affecting the Adviser's ability to recruit and retain these personnel.

Risks Related to our Common Stock

Investing in our Common Stock involves a high degree of risk.

The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options, including volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in our Common Stock may not be suitable for someone with lower risk tolerance.

The amount of any distributions we may make on our Common Stock is uncertain. We may not be able to pay distributions, or be able to sustain distributions at any particular level, and our distributions per share, if any, may not grow over time, and our distributions per share may be reduced. We have not established any limit on the extent to which we may use borrowings, if any, and we may use offering proceeds to fund distributions (which may reduce the amount of capital we ultimately invest in portfolio companies).

Subject to our Board of Directors' discretion and applicable legal restrictions, we intend to authorize and declare cash distributions on a quarterly basis and pay such distributions on a quarterly basis. We expect to pay distributions out of assets legally available for distribution. However, we cannot assure you that we will achieve investment results that will allow us to make a consistent level of cash distributions or year-to-year increases in cash distributions. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described herein. In addition, the inability to satisfy the asset coverage test applicable to us as a BDC may limit our ability to pay distributions. Distributions from offering proceeds also could reduce the amount of capital we ultimately invest in debt or equity securities of portfolio companies. All distributions are and will be paid at the discretion of our Board of Directors and will depend on our earnings, our financial condition, maintenance of our RIC status, compliance with applicable BDC regulations and such other factors as our Board of Directors may deem relevant from time to time. We cannot assure you that we will pay distributions to our Stockholders in the future.

Our shares are not listed on an exchange or quoted through a quotation system and will not be listed for the foreseeable future, if ever. Therefore, our Stockholders will have limited liquidity.

Our shares are illiquid investments for which there is not a secondary market nor is it expected that any such secondary market will develop in the future. Our Common Stock is not registered under the 1933 Act, or any state securities law and will be restricted as to transfer by law and the terms of our Charter. Stockholders generally may not sell, assign or transfer their shares without prior written consent of the Adviser, which the Adviser may grant or withhold in its sole discretion. Except in limited circumstances for legal or regulatory purposes, Stockholders are not entitled to redeem their shares of our Common Stock. Stockholders must be prepared to bear the economic risk of an investment in us for an indefinite period of time.

We intend to effect an Exchange Listing, as determined by the Adviser in its sole discretion within seven years of the Reorganization, subject to market conditions. We may also pursue one or more Liquidity Events within seven years of the Reorganization, as determined by the Adviser in its sole discretion. While we intend to effect a Liquidity Event, there can be no assurance that any Liquidity Event, including an Exchange Listing, will be successfully completed. We do not know at this time what circumstances will exist in the future and therefore we do not know what factors the Board of Directors will consider in determining whether to conduct any Liquidity Event.

If we do undertake an Exchange Listing, we cannot assure you a public trading market will develop or, if one develops, that such trading market can be sustained. Shares of companies offered in an initial public offering often trade at a discount to the initial offering price due to underwriting discounts and related offering expenses. Also, shares of closed-end investment companies and BDCs frequently trade at a discount from their net asset value. This characteristic of closed-end investment companies is separate and distinct from the risk that our net asset value per share of Common Stock may decline. We cannot predict whether our Common Stock, if listed on a national securities exchange, will trade at, above or below net asset value. Each Stockholder will acknowledge and agree in the Subscription Agreement that, following an Exchange Listing, if any, the Stockholder shall be restricted from selling or disposing its shares of the Company by applicable securities laws or contractually by a lock-up agreement with the underwriters of any Exchange Listing, or similar institutions, acting on the Company's behalf, in connection with an Exchange Listing.

A Stockholder's interest in us will be diluted if we issue additional shares, which could reduce the overall value of an investment in us.

Our Stockholders do not have preemptive rights to purchase any shares we issue in the future. Our Charter authorizes us to issue up to 1 billion shares of Common Stock. Pursuant to our Charter, a majority of our Board of Directors may amend our Charter to increase the number of shares of Common Stock we may issue without Stockholder approval. The Board of Directors may elect to sell additional shares in the future or issue equity interests in private offerings. To the extent we issue additional shares of Common Stock at or below net asset value, your percentage ownership interest in us may be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Under the 1940 Act, we generally are prohibited from issuing or selling our Common Stock at a price below net asset value per share, which may be a disadvantage as compared with certain public companies. We may, however, sell our Common Stock, or warrants, options, or rights to acquire our Common Stock, at a price below the current net asset value of our Common Stock if the Board of Directors and Independent Directors determine that such sale is in our best interests and the best interests of our Stockholders, and our Stockholders, including a majority of those Stockholders that are not affiliated with us, approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of the Board of Directors, closely approximates the fair value of such securities (less any distributing commission or discount). If we raise additional funds by issuing Common Stock or securities convertible into, or exchangeable for, our Common Stock, then the percentage ownership of our Stockholders at that time will decrease and you will experience dilution. Depending on the terms and pricing of such offerings and the value of our investments, you may also experience dilution in the net asset value and fair value of your shares of our Common Stock.

Certain provisions of our Charter and actions of the Board of Directors could deter takeover attempts and have an adverse impact on the value of shares of our Common Stock.

Our Charter, as well as certain statutory and regulatory requirements, contain certain provisions that may have the effect of discouraging a third party from attempting to acquire us. The Board of Directors is divided into three classes of directors serving staggered three-year terms, which could prevent Stockholders from removing a majority of directors in any given election. The Board of Directors may, without Stockholder action, authorize the issuance of shares in one or more classes or series, including shares of preferred stock; and the Board of Directors may, without Stockholder action, amend our Charter to increase the number of shares of our Common Stock, of any class or series, that we will have authority to issue. These anti-takeover provisions may inhibit a change of control in circumstances that could give the holders of shares of our Common Stock the opportunity to realize a premium over the value of shares of our Common Stock.

The net asset value of our Common Stock may fluctuate significantly.

The net asset value of our Common Stock may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:

•	changes in the value of our portfolio of investments and derivative instruments as a result of changes in market factors, such as interest rate shifts, and also portfolio specific performance, such as portfolio company defaults, among other reasons;

•	changes in regulatory policies or tax guidelines, particularly with respect to RICs or BDCs;

•	loss of RIC tax treatment or BDC status;

•	distributions that exceed our net investment income and net income as reported according to U.S. GAAP;

•	changes in earnings or variations in operating results;

•	changes in accounting guidelines governing valuation of our investments;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors;

•	departure of the Adviser or certain of its key personnel;

•	general economic trends and other external factors; and

•	loss of a major funding source.

Stockholders will experience dilution in their ownership percentage if they do not elect to reinvest their distributions.

All distributions declared in cash payable to Stockholders will generally be automatically reinvested in shares of our Common Stock, unless otherwise elected by the Stockholder. As a result, Stockholders that do not elect to reinvest their distributions may experience dilution over time.

The existence of a large number of outstanding shares and Stockholders prior to an Exchange Listing could negatively affect our stock price.

The ability of our Stockholders to liquidate their investments will be limited. If we were to conduct an Exchange Listing in the future, a large volume of sales of our Common Stock could decrease the prevailing market prices of our Common Stock and could impair our ability to raise additional capital through the sale of equity securities in the future. The ability of our Stockholders to liquidate their investments would be limited during any lock-up period; however, the mere perception of the possibility of these sales could depress the market price of our Common Stock and have a negative effect on our ability to raise capital in the future. In addition, anticipated downward pressure on our Common Stock price due to actual or anticipated sales of Common Stock from this market overhang could cause some institutions or individuals to engage in short sales of our Common Stock, which may itself cause the price of our stock to decline.

If we issue preferred stock or convertible debt securities, the net asset value of our Common Stock may become more volatile.

We cannot assure you that the issuance of preferred stock and/or convertible debt securities would result in a higher yield or return to our Stockholders. The issuance of preferred stock, debt securities or convertible debt would likely cause the net asset value of our Common Stock to become more volatile. If the dividend rate on the preferred stock, or the interest rate on the convertible debt securities, were to approach the net rate of return on our investment portfolio, the benefit of such leverage to the holders of our Common Stock would be reduced. If the dividend rate on the preferred stock, or the interest rate on the convertible debt securities, were to exceed the net rate of return on our portfolio, the use of leverage would result in a lower rate of return to the holders of Common Stock than if we had not issued the preferred stock or convertible debt securities. Any decline in the net asset value of our investment would be borne entirely by the holders of our Common Stock. Therefore, if the market value of our portfolio were to decline, the leverage would result in a greater decrease in net asset value to the holders of our Common Stock than if we were not leveraged through the issuance of preferred stock or debt securities. This decline in net asset value would also tend to cause a greater decline in the market price, if any, for our Common Stock.

There is also a risk that, in the event of a sharp decline in the value of our net assets, we would be in danger of failing to maintain required asset coverage ratios, which may be required by the preferred stock or convertible debt, or our current investment income might not be sufficient to meet the dividend requirements on the preferred stock or the interest payments on the debt securities. In order to counteract such an event, we might need to liquidate investments in order to fund the redemption of some or all of the preferred stock, debt securities or convertible debt. In addition, we would pay (and the holders of our Common Stock would bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred stock, convertible debt, or any combination of these securities. Holders of preferred stock or convertible debt may have different interests than holders of Common Stock and may at times have disproportionate influence over our affairs.

Preferred stock could be issued with rights and preferences that would adversely affect holders of our Common Stock, including the right to elect certain members of the Board of Directors and have class voting rights on certain matters.

Under the terms of our Charter, the Board of Directors is authorized to issue shares of preferred stock in one or more series without Stockholder approval, which could potentially adversely affect the interests of existing Stockholders. For example, the 1940 Act requires that holders of shares of preferred stock must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two years or more, until such arrearage is eliminated. In addition, certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock, including changes in fundamental investment restrictions and conversion to open-end status and, accordingly, preferred stockholders could veto any such changes. Restrictions imposed on the declarations and payment of distributions or dividends, as applicable, to the holders of our Common Stock and preferred stock, both by the 1940 Act and by requirements imposed by rating agencies, might impair our ability to maintain our tax treatment as a RIC for U.S. federal income tax purposes.

Stockholders will likely have conflicting interests with respect to their investments in the Company.

Stockholders will likely have conflicting investment, tax, and other interests with respect to their investments in the Company, including conflicts relating to the structuring of loans and investment acquisitions and dispositions. As a consequence, conflicts will from time to time arise in connection with decisions made by the Adviser regarding an investment that may be more beneficial to one Stockholder than another, especially with respect to tax matters. The results of the Company's investment activities will affect individual Stockholders differently, depending on their different situations. In structuring and completing investments, the Adviser generally will consider the investment and tax objectives of the Company and its Stockholders as a whole, not the investment, tax, or other objectives of any Stockholder individually. Thus, there can be no assurance that the structure of the Company or any of its investments will be tax efficient for any particular Stockholder or that any particular tax result will be achieved. In particular, the risk of Stockholders being subject to tax inefficiencies, including taxation under controlled foreign corporation rules in their jurisdiction, withholding tax or other taxation that may arise if certain requirements are not met, or tax timing disadvantages as a result of their participation in the Company may occur and will depend on the individual tax circumstances of each Stockholder.

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, state and federal courts in the State of Maryland are the sole and exclusive forum for certain Stockholder litigation matters, which could limit our Stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors and officers.

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, other than any action arising under federal securities laws, including (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any duty owed by any of our directors or officers to us or to the Stockholders, or (iii) any action asserting a claim against us or any of our directors or officers arising pursuant to any provision of the MGCL, the Charter or the Bylaws, or (b) any other action asserting a claim against us or any of our directors or officers that is governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division. None of the forgoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless we consent in writing to such court. This exclusive forum provision, which does not apply to claims arising under the federal securities laws, may limit a Stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with us and our directors and officers or may cause a Stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the Stockholder resides, or both. In addition, if a court were to find this exclusive forum provision to be inapplicable or unenforceable in a particular action, we may incur additional costs associated with resolving the action in another jurisdiction, which could have a material adverse effect on our financial condition and results of operations.

Federal Income Tax Risks

We cannot predict how tax reform legislation will affect us, our investments, or our Stockholders, and any such legislation could adversely affect our business.

Legislative or other actions relating to taxes could have a negative effect on us. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Recent legislation has made many changes to the Code, including significant changes to the taxation of business entities, the deductibility of interest expense, and the tax treatment of capital investment. We cannot predict with certainty how any changes in the tax laws might affect us, our Stockholders, or our portfolio investments. New legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect our ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our Stockholders of such qualification, or could have other adverse consequences. Stockholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our securities.

We will be subject to corporate-level U.S. federal income tax if we are unable to qualify for and maintain our tax treatment as a RIC under Subchapter M of the Code or if we make investments through taxable subsidiaries.

To qualify for and maintain RIC tax treatment under the Code, we must meet the following annual distribution, income source and asset diversification requirements. See "Tax and ERISA Considerations—Certain U.S. Federal Income Tax Considerations."

The Annual Distribution Requirement for a RIC will be satisfied if we distribute to our Stockholders on an annual basis at least 90% of our "investment company taxable income," which is generally our net ordinary income plus the excess, if any, of realized net short-term capital gains over realized net long-term capital losses. In addition, a RIC may, in certain cases, satisfy the 90% distribution requirement by disbursing distributions relating to a taxable year after the close of such taxable year under the "spillback dividend" provisions of Subchapter M. We would be taxed, at regular corporate rates, on retained income and/or gains, including any short-term capital gains or long-term capital gains. Because we may use debt financing, we are subject to (i) an asset coverage ratio requirement under the 1940 Act and may, in the future, be subject to (ii) certain financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirements. If we are unable to obtain cash from other sources, or choose or are required to retain a portion of our taxable income or gains, we could (1) be required to pay income and/or excise taxes or (2) fail to qualify for RIC tax treatment, and thus become subject to corporate-level income tax on all our taxable income (including gains) regardless of whether or not such income and gains are distributed to Stockholders.

The income source requirement will be satisfied if we obtain at least 90% of our annual income from dividends, interest, payments with respect to securities loans, gains from the sale of stock or securities, net income derived from an interest in a "qualified publicly traded partnership," or other income derived from the business of investing in stock or securities.

The asset diversification requirement will be satisfied if we meet certain asset diversification requirements at the end of each quarter of our taxable year. Specifically, at least 50% of the value of our assets must consist of cash, cash-equivalents (including receivables), U.S. government securities, securities of other RICs, and other acceptable securities if such securities or any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and no more than 25% of the value of our assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or of certain "qualified publicly traded partnerships." Failure to meet these requirements may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If we fail to qualify for or maintain RIC tax treatment for any reason and are subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution, and the amount of our distributions.

We may invest in certain debt and equity investments through taxable subsidiaries and the net taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes. We may invest in certain foreign debt and equity investments which could be subject to foreign taxes (such as income tax, withholding, and value added taxes).

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

For U.S. federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having OID (such as debt instruments with PIK, secondary market purchases of debt securities at a discount to par, interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as unrealized appreciation for foreign currency forward contracts and deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Furthermore, we may invest in non-U.S. corporations (or other non-U.S. entities treated as corporations for U.S. federal income tax purposes) that could be treated under the Code and U.S. Treasury regulations as "passive foreign investment companies" and/or "controlled foreign corporations." The rules relating to investment in these types of non-U.S. entities are designed to ensure that U.S. taxpayers are either, in effect, taxed currently (or on an accelerated basis with respect to corporate-level events) or taxed at increased tax rates at distribution or disposition. In certain circumstances this could require us to recognize income where we do not receive a corresponding payment in cash.

Unrealized appreciation on derivatives, such as foreign currency forward contracts, may be included in taxable income while the receipt of cash may occur in a subsequent period when the related contract expires. Any unrealized depreciation on investments that the foreign currency forward contracts are designed to hedge are not currently deductible for tax purposes. This can result in increased taxable income whereby we may not have sufficient cash to pay distributions or we may opt to retain such taxable income and pay a 4% excise tax. In such cases we could still rely upon the "spillback provisions" to maintain RIC tax treatment.

We anticipate that a portion of our income may constitute OID or other income required to be included in taxable income prior to receipt of cash. Further, we may elect to amortize market discounts with respect to debt securities acquired in the secondary market and include such amounts in our taxable income in the current year, instead of upon disposition, as an election not to do so would limit our ability to deduct interest expenses for tax purposes. Because any OID or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our Stockholders in order to satisfy the Annual Distribution Requirement, even if we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the Annual Distribution Requirement necessary to maintain RIC tax treatment under the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital, make a partial share distribution, or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, and choose not to make a qualifying share distribution, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.

If we are not treated as a "publicly offered regulated investment company," as defined in the Code, certain U.S. Stockholders will be treated as having received a dividend from us in the amount of such U.S. Stockholders' allocable share of the Management Fee and Incentive Fees paid to the Adviser and some of our expenses, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Stockholders.

Prior to an Exchange Listing, we do not expect to be treated as a "publicly offered regulated investment company" as a result of our Common Stock being (i) continuously offered pursuant to a public offering within the meaning of Section 4 of the 1933 Act, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. In addition, there can be no assurance that we will qualify as a publicly offered regulated investment company for any of our taxable years. Unless and until we are treated as a publicly offered regulated investment company for any calendar year, each U.S. Stockholder that is an individual, trust or estate will be treated as having received a dividend from us in the amount of such U.S. Stockholder's allocable share of the Management Fee and Incentive Fees paid to the Adviser and certain of our other expenses for the calendar year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Stockholder. Individuals are not allowed to take miscellaneous itemized deductions for the 2018 through 2025 tax years, such deductions are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under the Code.

General Risks

We may experience fluctuations in our operating results.

We may experience fluctuations in our operating results due to a number of factors, some of which may be beyond our control, including our ability or inability to make investments in companies that meet our investment criteria, interest rates and default rates on the debt investments we make, the level of our expenses, variations in and the timing of the recognition of realized gains or losses, unrealized appreciation or depreciation, the degree to which we encounter competition in our markets, and general economic conditions. As a result of these factors, results for any previous period should not be relied upon as being indicative of performance in future periods. These occurrences could have a material adverse effect on our results of operations, the value of your investment in us and our ability to pay distributions to you and our other Stockholders.

We will expend significant financial and other resources to comply with the requirements of being a reporting entity under the 1934 Act.

As a BDC, we will be subject to the reporting requirements of the 1934 Act and requirements of the Sarbanes-Oxley Act. The 1934 Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting, which are discussed below. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls, significant resources and management oversight are required. We will implement procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to reporting companies. These activities may divert management's attention from other business concerns, and may require significant expenditures, each of which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We also expect to incur significant additional annual expenses related to these steps, and, among other things, directors' and officers' liability insurance, director fees, reporting requirements to the SEC, transfer agent fees, additional administrative expenses payable to our Administrator to compensate them for hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and other similar expenses. We cannot be certain when these activities will be completed or the impact of the same on our operations. In addition, we may be unable to ensure that the process is effective or that our internal controls over financial reporting are or will be effective in a timely manner. In the event that we are unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.

The systems and resources necessary to comply with applicable reporting requirements will increase further once we cease to be an "emerging growth company" under the JOBS Act. As long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other reporting companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. See "—We are an "emerging growth company" under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors."

We do not currently have comprehensive documentation of our internal controls.

We are not required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404 of that statute ("Section 404"), and will not be required to comply with all of those requirements until we have been subject to the reporting requirements of the 1934 Act for a specified period of time or the date we are no longer an emerging growth company under the JOBS Act. Accordingly, our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 that we will eventually be required to meet. We are in the process of building out our internal controls over financial reporting and establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Company.

Additionally, we have begun the process of documenting our internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of its internal controls over financial reporting. Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company under the JOBS Act. Because we do not currently have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls. As a public entity, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our operations, financial reporting or financial results could be adversely affected. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and result in a breach of the covenants under the agreements governing any of its financing arrangements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if we or our independent registered public accounting firm were to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and, following an Exchange Listing, lead to a decline in the market price of our Common Stock.

Our internal controls over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be harmed and we could fail to meet our financial reporting obligations.

We are an "emerging growth company" under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are and we will remain an "emerging growth company" as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the completion of our initial public offering of common equity securities, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an "emerging growth company" we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition periods.

We cannot predict if investors will find our Common Stock less attractive because we will rely on some or all of these exemptions. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Global economic, political and market conditions may adversely affect our business, financial condition and results of operations, including our revenue growth and profitability.

Social, political, economic and other conditions and events, such as natural disasters, epidemics and pandemics, terrorism, conflicts, including the conflict between Russia and Ukraine, and social unrest, create uncertainty and have significant impacts on issuers, industries, governments and other systems, including the financial markets, to which companies and their investments are exposed. As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Uncertainty can result in or coincide with, among other things: increased volatility in the financial markets for securities, derivatives, loans, credit and currency; a decrease in the reliability of market prices and difficulty in valuing assets (including portfolio company assets); greater fluctuations in spreads on debt investments and currency exchange rates; increased risk of default (by both government and private obligors and issuers); further social, economic, and political instability; nationalization of private enterprise; greater governmental involvement in the economy or in social factors that impact the economy; changes to governmental regulation and supervision of the loan, securities, derivatives and currency markets and market participants and decreased or revised monitoring of such markets by governments or self-regulatory organizations and reduced enforcement of regulations; limitations on the activities of investors in such markets; controls or restrictions on foreign investment, capital controls and limitations on repatriation of invested capital; the significant loss of liquidity and the inability to purchase, sell and otherwise fund investments or settle transactions (including a market freeze); unavailability of currency hedging techniques; substantial, and in some periods extremely high rates of inflation, which can last many years and have substantial negative effects on credit and securities markets as well as the economy as a whole; recessions; and difficulties in obtaining and/or enforcing legal judgments.

For example, in December 2019, COVID-19 began rapidly spreading to countries throughout the world, including the United States. General uncertainty surrounding the dangers and impact of COVID-19 has to date created significant disruption in supply chains and economic activity, contributed to labor difficulties and is having a particularly adverse impact on transportation, hospitality, tourism, entertainment and other industries, including industries in which certain of our portfolio companies operate, materially and adversely impacting the value and performance of certain of our portfolio companies.

In addition, disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. We could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations:

•	Significant changes or volatility in the capital markets may also have a negative effect on the valuations of our investments.

•	Significant changes in the capital markets may adversely affect the pace of our investment activity and economic activity generally.

•	The illiquidity of our investments may make it difficult for us to sell such investments to access capital if required, and as a result, we could realize significantly less than the value at which we have recorded our investments.

In addition, current market conditions may make it difficult to extend obtain indebtedness on favorable terms and any failure to do so could have a material adverse effect on our business. The debt capital that will be available to us in the future, if at all, may be at a higher cost and on less favorable terms and conditions than what we would otherwise expect, including being at a higher cost in rising interest rate environments. If we are unable to raise debt, then our equity investors may not benefit from the potential for increased returns on equity resulting from leverage and we may be limited in our ability to make or fund commitments to our portfolio companies and, in turn, could have a material adverse impact on our business, operating results and financial condition.

The outbreak of the epidemics/pandemics could adversely affect the performance of our investments.

Certain countries have been susceptible to epidemics/pandemics, most recently COVID-19. The outbreak of such epidemics/pandemics, together with any resulting restrictions on travel or quarantines imposed, has had and will continue to have a negative impact on the economy and business activity globally (including in the regions in which the Company invests), and thereby may adversely affect the performance of the Company's investments. Furthermore, the rapid development of epidemics/pandemics could preclude prediction as to their ultimate adverse impact on economic and market conditions, and, as a result, presents material uncertainty and risk with respect to the Company and the performance of its investments.

In particular, the global outbreak of COVID-19, along with more recent COVID-19 variants, has disrupted global travel and supply chains, and has adversely impacted global commercial activity and a number of industries, such as transportation, hospitality and entertainment. The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of COVID-19, or any future pandemics that may arise, which may have a continued adverse impact on economic and market conditions, and may lead to significant declines in corporate earnings or loan performance, and the ability of corporate borrowers to service their debt, any of which could trigger a period of global economic slowdown, and have an adverse impact on the performance and financial results of the Company.

The Russian invasion of Ukraine may have a material adverse impact on us and our portfolio companies.

Russia's military invasion of Ukraine in February 2022, the resulting responses by the United States and other countries, and the potential for wider conflict could increase volatility and uncertainty in the financial markets and adversely affect regional and global economies. The United States and other countries have imposed broad-ranging economic sanctions on Russia and certain Russian individuals, banking entities and corporations as a response to its invasion of Ukraine. The United States and other countries have also imposed economic sanctions on Belarus and may impose sanctions on other countries that support Russia's military invasion. These sanctions, as well as any other economic consequences related to the invasion, such as additional sanctions, boycotts or changes in consumer or purchaser preferences or cyberattacks on governments, companies or individuals, may further decrease the value and liquidity of certain investments. To the extent that the Company has exposure to investments in countries affected by the invasion, the Company's ability to price, buy, sell, receive or deliver such investments may be impaired. The extent and duration of Russia's military actions and the repercussions of such actions (including any retaliatory actions or countermeasures that may be taken by those subject to sanctions) are impossible to predict, but could result in significant market disruptions, including in the oil and natural gas markets, and may negatively affect global supply chains, inflation and global growth. These and any related events could significantly impact the Company's performance and the value of an investment in the Company, even beyond any direct exposure the Company may have to issuers in countries affected by the invasion.

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Our portfolio companies may be susceptible to economic slowdowns or recessions and may be unable to repay our debt investments during these periods. In the past, instability in the global capital markets resulted in disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major domestic and international financial institutions. In particular, in past periods of instability, the financial services sector was negatively impacted by significant write-offs as the value of the assets held by financial firms declined, impairing their capital positions and abilities to lend and invest. In addition, continued uncertainty surrounding the prolonged economic impact of COVID-19, the negotiation of trade deals between the UK and the EU following the UK's exit from the EU, uncertainty between the United States and other countries, including China, with respect to trade policies, treaties, and tariffs, and the rising conflict between Russia and Ukraine, and imposition by the U.S. and other countries of sanctions or other restrictive actions against Russia, among other factors, have caused disruption in the global markets. There can be no assurance that market conditions will not worsen in the future.

In an economic downturn, we may have non-performing assets or non-performing assets may increase, and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions may also decrease the value of any collateral securing our loans. A severe recession may further decrease the value of such collateral and result in losses of value in our portfolio and a decrease in our revenues, net income, assets and net worth. Unfavorable economic conditions, including rising interest rates, also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us on terms we deem acceptable. These events could prevent us from increasing investments and harm our operating results.

A portfolio company's failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on the portfolio company's secured assets, which could trigger cross-defaults under other agreements and jeopardize the portfolio company's ability to meet its obligations under the debt that we hold. See "—Defaults by our portfolio companies could jeopardize a portfolio company's ability to meet its obligations under the debt or equity investments that we hold which could harm our operating results." We may incur additional expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, if one of our portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which we will actually provide significant managerial assistance to that portfolio company, a bankruptcy court might subordinate all or a portion of our claim to that of other creditors.

We are subject to the risk that one or more of the Financial Institutions or some or all of our portfolio assets experience a Distress Event.

An investment in the Company is subject to the risk that one of the banks, brokers, hedging counterparties, lenders or other custodians (each, a "Financial Institution") of some or all of the Company's (or any portfolio company's) assets fails to timely perform its obligations or experiences insolvency, closure, receivership or other financial distress or difficulty (each, a "Distress Event"). Distress Events can be caused by factors including eroding market sentiment, significant withdrawals, fraud, malfeasance, poor performance or accounting irregularities. If a Financial Institution experiences a Distress Event, the Adviser, the Company or one of its portfolio companies may not be able to access deposits, borrowing facilities or other services, either permanently or for an extended period of time. Although assets held by regulated Financial Institutions in the United States frequently are insured up to stated balance amounts by organizations such as the Federal Deposit Insurance Corporation (FDIC), in the case of banks, and the Securities Investor Protection Corporation (SIPC), in the case of certain broker-dealers, amounts in excess of the relevant insurance are subject to risk of total loss, and any non-U.S. Financial Institutions that are not subject to similar regimes pose increased risk of loss. While in recent years governmental intervention has often resulted in additional protections for depositors and counterparties during Distress Events, there can be no assurance that such intervention will occur in a future Distress Event or that any such intervention undertaken will be successful or avoid the risks of loss, substantial delays or negative impact on banking or brokerage conditions or markets.

Any Distress Event has a potentially adverse effect on the ability of the Adviser to manage the Company's investments, and on the ability of the Adviser, the Administrator, the Company and any portfolio company to maintain operations, which in each case could result in significant losses and in unconsummated investment acquisitions and dispositions. Such losses could include: a loss of funds; an obligation to pay fees and expenses in the event the Company is not able to close a transaction (whether due to the inability to draw capital on a credit line provided by a Financial Institution experiencing a Distress Event, the inability of the Company to access capital contributions or otherwise); the inability of the Company to acquire or dispose of investments, or acquire or dispose of such investments at prices that the Adviser believes reflect the fair value of such investments; and the inability of portfolio companies to make payroll, fulfill obligations or maintain operations. If a Distress Event leads to a loss of access to a Financial Institution's services, it is also possible that the Company or a portfolio company will incur additional expenses or delays in putting in place alternative arrangements or that such alternative arrangements will be less favorable than those formerly in place (with respect to economic terms, service levels, access to capital, or otherwise). To the extent the Adviser is able to exercise contractual remedies under agreements with Financial Institutions in the event of a Distress Event, there can be no assurance that such remedies will be successful or avoid losses, delays or other impacts. The Company and its portfolio companies are subject to similar risks if a Financial Institution utilized by investors in the Company or by suppliers, vendors, service providers or other counterparties of the Company or a portfolio company becomes subject to a Distress Event, which could have a material adverse effect on the Company.

Many Financial Institutions require, as a condition to using their services (including lending services), that the Adviser and/or the Company maintain all or a set amount or percentage of their respective accounts or assets with the Financial Institution, which heightens the risks associated with a Distress Event with respect to such Financial Institutions. The Adviser is under no obligation to use a minimum number of Financial Institutions with respect to the Company or to maintain account balances at or below the relevant insured amounts.

Further, Distress Events such as the current turmoil of the U.S. banking system raise fears of broader financial contagion, and it is not certain what impact this will have on financial markets. Any deterioration of the global financial markets (particularly the U.S. debt markets), any possible future failures of certain financial services companies and a significant rise in market perception of counterparty default risk, interest rates or taxes will likely significantly reduce investor demand and liquidity for investment grade, high-yield and senior bank debt, which in turn is likely to lead some investment banks and other lenders to be unwilling or significantly less willing to finance new investments or to offer less favorable terms than had been prevailing in the recent past. The tightening of availability of credit to businesses generally could lead to an overall weakening of the U.S. and global economies, which in turn is likely to adversely affect the ability of the Company to sell or liquidate investments at favorable times or at favorable prices or otherwise have an adverse effect on the business and operations of the Company. In addition, valuations of the Company's investments are subject to heightened uncertainty as the result of market volatility and disruption. To the extent the Company is unable to obtain favorable financing terms for its portfolio investments or sell investments on favorable terms, the Company's ability to generate attractive investment returns for its Stockholders is expected to be adversely affected.

The UK's exit from the EU may create significant risks and uncertainty for global markets and the Company's investments.

On March 29, 2017, the UK formally notified the EU of its intention to leave the EU ("Brexit"). The UK formally left the EU on January 31, 2020 at 11:00 p.m., after which it entered into a transition period, which ended on December 31, 2020. Following the end of the transition period, EU rules ceased to apply in the UK.

Although the terms of the UK's future relationship with the EU were agreed in a trade and cooperation agreement signed on December 30, 2020, this did not include an agreement on financial services. In the absence of a formal agreement on this issue, UK firms in the financial sector have more limited access to the EU market than prior to Brexit and EU firms similarly have more limited access to the UK, owing to the loss of passporting rights under applicable EU and UK legislation. Alternative arrangements and structures may allow for the provision of cross-border marketing and services between the EU and UK, but these are subject to legal uncertainty and the risk that further legislative and regulatory restrictions could be imposed in the future.

As a result of the onshoring of EU legislation in the UK, UK firms are currently subject to substantially many of the same rules and regulations as prior to Brexit. However, the UK government has stated its intention to recast onshored EU legislation as part of UK legislation and regulation, which could result in substantive changes to regulatory requirements in the UK. It remains to be seen to what extent the UK may elect to implement or mirror future changes in the EU regulatory regime, or to diverge from the current EU-influenced regime over time. It is possible that the EU may respond to UK initiatives by restricting third country access to EU markets. If the regulatory regimes for EU and UK financial services change or diverge further, this could have an adverse impact on the Company and its investments, including the ability of the Company to achieve its investment objective in whole or in part (for example, owing to increased costs and complexity and/or new restrictions in relation to cross-border access between the EU and non-EU jurisdictions).

The legal, political and economic uncertainty and disruption generally resulting from the UK's exit from the EU may adversely affect both EU and UK-based businesses. Brexit has already led to disruptions in trade as businesses attempt to adapt cross-border procedures and rules applicable in the UK and in the EU to their activities, products, customers and suppliers. Continuing uncertainty and the prospect of further disruption may result in an economic slowdown and/or a deteriorating business environment in the UK and in one or more EU member states.

We are subject to risks related to ESG matters.

Depending on the investment, the impact of developments connected with ESG factors, including worker health and safety, environmental compliance, and bribery and corruption, could have a material effect on the return and risk profile of the investment. The act of selecting and evaluating material ESG factors is subjective by nature, and the Adviser may be subject to competing demands from different investors and other stakeholder groups with divergent views on ESG matters, including the role of ESG in the investment process. There is no guarantee that the criteria utilized or judgment exercised by the Adviser or a third-party ESG advisor will reflect the beliefs or values, internal policies or preferred practices of any particular Stockholder or other asset managers or reflect market trends. Conversely, anti-ESG sentiment also has gained momentum across the U.S., with several states and Congress having proposed or enacted "anti-ESG" policies, legislation or initiatives and certain states having issued related legal guidance and advisory opinions. Additionally, asset managers have been subject to recent scrutiny related to ESG-focused industry working groups, initiatives and associations, including organizations advancing action to address climate change or climate-related risk. Such scrutiny could expose 26North to the risk of antitrust investigations or challenges by state or federal authorities, result in reputational harm, require certain investors to divest or discourage certain investors from investing in 26North Funds. There are also significant differences in interpretations of what ESG characteristics mean by region, industry and topic, as well as interpretations of their scope and materiality.

Considering ESG factors when evaluating an investment in certain circumstances could, to the extent material risks associated with an investment are identified, cause the Adviser not to make an investment that it would have made or to make a management decision with respect to an investment differently than it would have made in the absence of such consideration, which carries the risk that the Company could perform differently than investment funds that do not take ESG factors into account. Additionally, ESG factors are only some of the many factors that the Adviser expects to consider in making an investment. Although the Adviser will consider application of ESG considerations to be an opportunity to enhance or protect the performance of its investments over the long-term, the Adviser cannot guarantee that doing so, which will include qualitative judgments, will positively impact the performance of any individual investment or the Company as a whole.

The materiality of ESG risks and impacts on an individual asset or issuer and on a portfolio as a whole depends on many factors, including the relevant industry, location, asset class and investment style. In evaluating a prospective investment's ESG practices, the Adviser may depend upon information and data provided by the entity or obtained via third-party reporting or advisors, which could be incomplete or inaccurate and could cause the Adviser to incorrectly identify, prioritize, assess or analyze the entity's ESG practices and/or related risks and opportunities. In addition, the Adviser's ESG framework, including associated procedures and practices, is expected to change over time.

Finally, there is also growing regulatory interest, particularly in the U.S., UK, and EU (which may be looked to as models in growth markets), in improving transparency around how asset managers define and measure ESG performance, in order to allow investors to validate and better understand sustainability claims. There could also be an increase in related enforcement through efforts such as those of the SEC's Climate and ESG Enforcement Task Force, established in March 2021. The Adviser's ESG practices and the Adviser could become subject to additional regulation in the future, and the Adviser cannot guarantee that its current approach or the Company's investments will meet future regulatory requirements or predict the manner in which any such future requirements (including any enforcement with respect thereto) could affect the Company or its investments, including with respect to future administrative burdens and costs.

THE FOREGOING IS A SUMMARY OF CERTAIN SIGNIFICANT RISKS RELATING TO AN INVESTMENT IN THE COMPANY. THIS SUMMARY OF RISKS SHOULD NOT BE INTERPRETED AS A REPRESENTATION THAT THE MATTERS REFERRED TO ABOVE ARE THE ONLY RISKS INVOLVED WITH THIS INVESTMENT, NOR SHOULD THE REFERENCES TO THE RISKS BE DEEMED A REPRESENTATION THAT THE MAGNITUDE OF SUCH RISKS IS NECESSARILY EQUAL. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN LEGAL COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISERS FOR ADVICE IN RELATION TO THIS OFFERING.

ITEM 2.	Financial Information

Discussion of Management's Expected Operating Plans

The information in this section contains forward-looking statements that involve risks and uncertainties. See "Item 1A. Risk Factors" and "Forward-Looking Statements" for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.

Overview

We were incorporated under the laws of the State of Maryland on October 13, 2022. On October 3, 2023, we filed an election to be regulated as a BDC under the 1940 Act and, upon filing such election, became subject to the 1940 Act requirements applicable to BDCs. We also intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under Subchapter M of the Code, for U.S. federal income tax purposes. As such, we will be required to comply with various regulatory requirements, such as the requirement to invest at least 70% of our assets in "qualifying assets," source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of the sum of our investment company taxable income and net tax-exempt income.

We commenced operations on October 11, 2023 in connection with the issuance of shares of Common Stock relating to our first capital drawdown. See “—Recent Developments.”

Investments

Our investment objective is to generate current income and, to a lesser extent, capital appreciation. We intend to invest primarily in directly originated senior secured loans to middle market companies domiciled in the United States. The Company's portfolio will consist primarily of direct originations of (i) first lien senior secured debt and unitranche debt (including last out portions of such loans) and, to a lesser extent, (ii) second lien senior secured debt and unsecured debt, including mezzanine debt. In connection with its debt investments, the Company is permitted to receive equity warrants or make select equity co-investments. We generally consider middle market companies to consist of companies with between $25 million and $100 million of annual EBITDA, although the Company may from time to time invest in larger or smaller companies.

Although we intend to invest primarily in middle market companies domiciled in the United States, we also may from time to time invest, to a lesser extent, in companies domiciled outside of the United States (subject to compliance with BDC requirements to invest at least 70% of our assets in United States companies).

Revenues

We plan to generate revenue primarily in the form of interest income from the debt investments we hold. In addition, we may generate income from dividends on direct equity investments or equity interests obtained in connection with originating loans (such as options, warrants or conversion rights), capital gains on the sale of investments and various loan origination and other fees. In addition, we may generate revenue in the form of commitment, amendment, structuring, syndication or due diligence fees, fees for providing managerial assistance to our portfolio companies, and consulting fees. Certain of these fees may be capitalized and amortized as additional interest income over the life of the related loan.

Expenses

Services necessary for our business will be provided through the Administration Agreement and the Investment Advisory Agreement. See "Item 1. Business — Payment of Our Expenses under the Investment Advisory and Administration Agreements" for a description of our costs, expenses and liabilities. We do not currently have any employees and do not expect to have any employees.

Hedging

The Company may, but is not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but the Company does not generally intend to enter into any such derivative agreements for speculative purposes. Any derivative agreements entered into for speculative purposes are not expected to be material to the Company's business or results of operations. Hedging activities, which will be in compliance with applicable legal and regulatory requirements, may include the use of futures, options and forward contracts. The Company will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy the Company employs will be successful.

The Company intends to qualify as a "limited derivatives user" under SEC Rule 18f-4 under the 1940 Act, which will require the Company to limit its derivatives exposure to 10% of its net assets at any time, excluding certain currency and interest rate hedging transactions.

Financial Condition, Liquidity and Capital Resources

We intend to generate cash primarily from the net proceeds of the Private Offering, from cash flows from interest and fees earned from our investments and principal repayments and proceeds from sales of our investments and borrowings from banks or other lenders. We will seek to enter into any bank debt, credit facility or other financing arrangements on at least customary and market terms; however, we cannot assure you we will be able to do so. Our primary use of cash will be investments in portfolio companies, payments of our expenses, debt service of any borrowings and payment of cash distributions to our Stockholders.

Credit Facilities

On October 18, 2023 we entered into, through 26N DL Funding 1 LLC, a Delaware limited liability company and our wholly owned subsidiary (the “Financing SPV”), a Loan and Security Agreement by and among the Company, the Financing SPV, JPMorgan Chase Bank, National Association (“JPM”), as lender and administrative agent for the lender parties thereto from time to time, and the other parties thereto, providing for a senior secured revolving credit facility to the Financing SPV of $200 million (as of October 18, 2023, and thereafter increasable to up to $800 million subject to the satisfaction of various conditions, including availability under the borrowing base, which is based on a combination of unfunded Capital Commitments and loan collateral) (the “JPM Facility”). 26North Direct Lending LP serves as the portfolio manager under the JPM Facility. Proceeds from borrowings under the JPM Facility are expected to be used to facilitate investments and for the timely payment of the Financing SPV’s expenses, and to make certain permitted distributions to the Company.

The JPM Facility is a revolving credit facility with a revolving period ending October 18, 2026 (or upon the occurrence of certain events as specified therein) and a scheduled final maturity date of October 18, 2028. Advances under the JPM Facility are available in U.S. dollars and other permitted currencies. The interest charged on the JPM Facility is based on SOFR, SONIA, SARON, EURIBOR or CDOR, as applicable (or, if SOFR is not available, a benchmark replacement or a “base rate” (which is the greater of the prime rate and the federal funds rate plus 0.50%), as applicable), plus a margin of (1) 2.75% prior to the earlier of (x) the first day on which the Company has drawn more than one-third of its Capital Commitments and (y) April 18, 2024 and (2) 2.85% thereafter. Under the JPM Facility, the Financing SPV will pay an undrawn fee of (i) during the first nine months of the JPM Facility, 0.50% per annum and (ii) thereafter, 0.75% per annum, in each case, on the average daily unused amount of the financing commitments until the end of the revolving period, subject to minimum utilization requirements.

The Financing SPV’s obligation to the lenders under the JPM Facility are secured by a first priority security interest in the unfunded Capital Commitments to the Company and the related proceeds (collectively, the “Company Collateral”) of all of the Financing SPV’s portfolio investments and other assets. The obligations of the Financing SPV under the JPM Facility are non-recourse to the Company (except to the extent of the Company Collateral), and the Company’s exposure under the JPM Facility is limited to the value of the Company Collateral and the Company’s investment in the SPV.

In connection with the JPM Facility, each of the Company and the Financing SPV made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other requirements customary for similar facilities. The JPM Facility contains event-of-default provisions that are customary for similar financing transactions, including if a change of control of the Financing SPV occurs. Upon the occurrence and during the continuance of an event of default, the lenders may declare the outstanding advances and all other obligations under the JPM Facility immediately due and payable.

The occurrence of an event of default (as described above) or a borrowing base breach that has failed to be timely cured (each, a “Market Value Event”) triggers a requirement that the Financing SPV obtain the consent of JPM prior to entering into any sale or disposition of a portfolio investment or other asset, and the occurrence of a Market Value Event triggers the right of JPM to direct the Financing SPV to enter into sale or disposition with respect to any portfolio asset, in each case in JPM’s sole discretion (acting at the direction of the required lenders).

We cannot assure Stockholders that we will be able to enter into any additional credit facilities on favorable terms or at all. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants. See “Item 1(A). Risk Factors — Risks Related to Our Business and Structure — Provisions in a credit facility or other borrowings may limit discretion in operating our business and defaults thereunder may adversely affect our business, financial condition, results of operations and cash flows.”

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the periods reported. We have identified investment valuation and revenue recognition as our most critical accounting estimates. On an ongoing basis, we evaluate our estimates, including those related to the matters described below. These estimates are based on the information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ materially from those estimates under different assumptions or conditions. A discussion of our critical accounting policies follows.

Investments at Fair Value

One of the critical accounting estimates inherent in the preparation of our financial statements is the valuation of investments and the related amounts of unrealized appreciation and depreciation of investments recorded. ASC 820 establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, we consider our principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:

•	Level 1—Valuations based on quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access.

•	Level 2—Valuations based on quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active or other observable inputs other than quoted prices.

•	Level 3—Valuations based on unobservable inputs for the asset or liability.

Transfers between levels, if any, will be recognized at the beginning of the quarter in which the transfer occurred. In addition to using the above inputs in investment valuations, the Adviser will apply a valuation policy approved by the Board of Directors that is consistent with ASC 820. Consistent with the valuation policy, the Adviser will evaluate the source of the inputs, including any markets in which our investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), the Adviser will subject those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment. For example, the Adviser, or the independent valuation firm(s), will review pricing support provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If we were required to liquidate a portfolio investment in a forced or liquidation sale, it could realize amounts that are different from the amounts presented and such differences could be material.

In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected herein.

In connection with a drawdown, the Board of Directors or a committee thereof will be required to make the determination that we are not selling shares of our Common Stock at a price below the then current net asset value of our Common Stock, exclusive of any distributing commission or discount (which net asset value shall be determined as of a time within 48 hours, excluding Sunday and holidays, next preceding the time of such determination). Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records that we are required to maintain under the 1940 Act.

Revenue Recognition

Interest income is recorded on an accrual basis and includes the accretion of discounts, amortization of premiums and PIK interest. Discounts from and premiums to par value on investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. To the extent loans contain PIK provisions, PIK interest, computed at the contractual rates, is accrued and recorded as interest income and added to the principal balance of the loan. PIK interest income added to the principal balance is generally collected upon repayment of the outstanding principal.

Loans are generally placed on non-accrual status when interest and/or principal payments become materially past due and there is reasonable doubt that principal or interest will be collected in full. Recognition of interest income of that loan will be ceased until all principal and interest is current through payment or until a restructuring occurs, such that the interest income is deemed to be collectible. However, we remain contractually entitled to this interest. Accrued and unpaid interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon our judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest are paid or there is no longer any reasonable doubt that such principal or interest will be collected in full and, in our judgment, are likely to remain current. We may make exceptions to this policy if the loan has sufficient collateral value or is in the process of collection. Accrued interest is written-off when it becomes probable that the interest will not be collected, and the amount of uncollectible interest can be reasonably estimated.

Dividend income on preferred equity is recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies. To the extent preferred equity contains PIK provisions, PIK dividends computed at the contractual rates are accrued and recorded as dividend income and added to the principal balance of the preferred equity. PIK dividends added to the principal balance are generally collected upon redemption of the equity.

Investment Transactions

Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. Unrealized gains or losses primarily reflect the change in investment values, including the reversal of previously recorded unrealized gains or losses when gains or losses are realized.

Other income may include income such as consent, waiver, amendment, unused, and prepayment fees associated with our investment activities, as well as any fees for managerial assistance services rendered by the Company to its portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Income Taxes

We intend to elect to be treated and to qualify annually thereafter as a RIC under Subchapter M of the Code. To maintain our RIC tax election, we must, among other requirements, meet certain annual source-of-income and quarterly asset diversification requirements. We also must annually satisfy the Annual Distribution Requirement.

If we fail to distribute in a timely manner an amount at least equal to the sum of (i) 98% of our ordinary income for the calendar year, (ii) 98.2% of the amount by which our capital gains exceed our capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 in that calendar year and (iii) certain undistributed amounts from previous years on which we paid no U.S. federal income tax (collectively, the “Excise Tax Distribution Requirements”), we will be subject to a 4% nondeductible U.S. federal excise tax on the amount by which we do not meet the Excise Tax Distribution Requirements. For this purpose, however, any ordinary income or capital gain net income retained by us that is subject to corporate income tax for the tax year ending in that calendar year will be considered to have been distributed by year-end (or earlier if estimated taxes are paid).

Off-Balance Sheet Arrangements

We may become a party to financial instruments with off-balance sheet risk in the normal course of our business to fund investments and to meet the financial needs of our portfolio companies. These instruments may include commitments to extend credit and involve, to varying degrees, elements of liquidity and credit risk in excess of the amount recognized in the balance sheet.

Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including changes in interest rates. Because we expect to borrow money to make investments, our net investment income will depend in part upon the difference between the rate at which we borrow funds and the rate at which we invest these funds as well as our level of leverage. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income or net assets.

We may hedge against interest rate and foreign currency fluctuations by using standard hedging instruments such as futures, options and forward contracts or a credit facility subject to the requirements of the 1940 Act and applicable commodities laws. While hedging activities may insulate us against adverse changes in interest rates and foreign currencies, such activities may also limit our ability to participate in benefits of lower interest rates or higher exchange rates with respect to the portion of our portfolio of investments, if any, with fixed interest rates or denominated in foreign currencies.

We plan to invest primarily in illiquid debt and equity securities of private companies. Most of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith in accordance with valuation policy and procedures established by our Board of Directors. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See "Item 1. Business — Determination of Net Asset Value."

Related Parties

See "Item 7. Certain Relationships and Related Transactions, and Director Independence" for a description of certain transactions and relationships with related parties.

Recent Developments

After the Reorganization was effected, the Company called $41.5 million of capital from investors in exchange for 1,661,350 of the Company’s shares of Common Stock. The shares of Common Stock were issued on October 11, 2023, and the Company commenced operations on such date. These shares were issued and sold to accredited investors pursuant to Section 4(a)(2) of the 1933 Act and Rule 506(b) of Regulation D promulgated thereunder with respect to transactions by an issuer not involving any public offering. Proceeds from the first capital drawdown are being invested in accordance with our investment objective. In connection with the commencement of our operations, the Management Fee and any Incentive Fee, as applicable, payable by us to the Adviser under the Investment Advisory Agreement began to accrue.

ITEM 3.	Properties

We do not own any real estate or other physical properties materially important to our operations. Our headquarters are located at 600 Madison Avenue, 26th Floor, New York, NY 10022 and are provided by the Administrator in accordance with the terms of our Administration Agreement. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4.	Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of October 17, 2023, certain ownership information with respect to our Common Stock for those persons who directly or indirectly own, control or hold with the power to vote, five percent or more of our outstanding Common Stock, each of our officers and directors and all of our officers and directors as a group.

Percentage of beneficial ownership is based on 1,662,350 shares of Common Stock outstanding as of October 17, 2023. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power over such shares.

Unless otherwise indicated in the footnotes to the following table, the address of the persons listed in the below table is c/o 26North Direct Lending LP, 600 Madison Avenue, 26th Floor, New York, NY 10022.

Name and Address	Shares of Common Stock Owned	Percentage
5% Owners
North Mentality Limited	400,000	24.0%
North Giant Limited	200,000	12.0%
CCLF SPV LLC	200,000	12.0%
Josh Harris(1)	168,000	10.1%
3EDGEWOOD ALTERNATIVES LLC	100,000	6.0%

Independent Directors
Arthur M. Wrubel	—	—
Patrick Sullivan	—	—

Interested Director
Brendan McGovern(1)	20,000	1.2%

Executive Officers (who are not Interested Directors)
Andrew Rabinowitz	—	—
Frank Marra	—	—
Jonathan Landsberg	—	—
David Yu	4,000	*
Michael Mastropaolo	4,000	*
Jordan Walter	4,000	*

All officers and directors as a group (9 persons)	32,000	1.9%

* Represents less than 1.0%

(1) Beneficial ownership of shares held through an affiliated entity.

Item 5.	Directors and Executive Officers

Our business and affairs are managed under the direction of the Board of Directors. The responsibilities of the Board of Directors include, among other things, the oversight of our investment activities, the fair valuation of our investments, oversight of our financing arrangements and corporate governance activities. Our Board of Directors consists of three (3) members, two (2) of whom are not "interested persons" of the Company or of the Adviser as defined in Section 2(a)(19) of the 1940 Act and are "independent," as determined by the Board of Directors. These individuals are referred to as "Independent Directors." Our Board of Directors elects the Company's executive officers, who serve at the discretion of the Board of Directors.

Board of Directors and Executive Officers

Directors

Biographical information regarding the Board of Directors is set forth below. Each director will hold office until his or her death, resignation, removal or disqualification.

Name, Address(1) and Age	Position(s) Held with the Company	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held During Past 5 Years
Independent Directors
Arthur M. Wrubel (born 1965)	Director	Since Sept. 2023	Founder and Managing Member, Wesley Capital Management (since 2001).	1	Director, Athene Holding Co. (2016-2022)
Patrick Sullivan (born 1960)	Director	Since Sept. 2023	Sole Owner and Chief Executive Officer, SLN Advisors LLC (since 2021); Partner, PricewaterhouseCoopers LLP (1993-2020).	1	Director, Allego N.V.
Interested Director
Brendan McGovern (born 1971)	President and Chief Executive Officer; Director (Chair)	Since Inception	Senior Partner and Head of Direct Lending, 26North Partners LP (since 2022); Partner, Head of GSAM PCG, Co-Head of GSAM Credit Alternatives, Goldman Sachs Asset Management LP (2006 to 2021).	1	Director, MN8 Energy LLC

(1)	The address of each director is care of the Company at 600 Madison Avenue, 26th Floor, New York, NY 10022.

Executive Officers

Information regarding the executive officers of the Company that are not Directors is as follows:

Name	Year of Birth	Position
Andrew Rabinowitz	1971	Chief Legal Officer
Frank Marra	1979	Chief Compliance Officer
Jonathan Landsberg	1984	Chief Financial Officer and Treasurer
David Yu	1981	Vice President
Michael Mastropaolo	1979	Vice President
Jordan Walter	1981	Vice President

Each officer holds office at the pleasure of the Board of Directors until the next election of officers or until his or her successor is duly elected and qualifies.

Biographical Information

Directors

Our directors have been divided into two groups — interested directors and Independent Directors. An interested director is an "interested person" as defined in Section 2(a)(19) of the 1940 Act. An Independent Director is a director who is not an "interested person."

Interested Director

Brendan McGovern

Mr. McGovern is President and Chief Executive Officer of the Company and a Senior Partner and the Head of Direct Lending at 26North. Prior to joining 26North in 2022, Mr. McGovern was a Partner and the Head of GSAM PCG, and chaired the GSAM PCG investment committee from 2013 to 2021. He was also the Co-Head of the GSAM Credit Alternatives investment team. At GSAM, Mr. McGovern helped launch and lead the firm's BDC platform, as President and CEO of GSBD and four other private BDCs. Under Mr. McGovern's leadership, GSAM PCG deployed over $14 billion in capital into private credit investments. Prior to joining GSAM in 2006, Mr. McGovern served as a Managing Director in the Global Investment Group at Amaranth Advisors, where he focused on a variety of corporate credit investment opportunities, including private placements of debt and equity-linked securities, stressed and distressed investing and merger arbitrage. Mr. McGovern received a BS from Villanova University and an MBA from the Stern School of Business at New York University. He is a member of the board of directors for MN8 Energy, one of the largest independent solar energy producers in the United States. He serves on the Board of Directors at the Oxalosis and Hyperoxaluria Foundation, a non-profit organization focused on a rare liver and kidney disease affecting children.

We believe Mr. McGovern’s extensive experience in the investment industry and expertise in private credit investments provide him with an important skill set and knowledge base relevant to our operations, which make him well qualified to serve as a member of our Board of Directors.

Independent Directors

Arthur M. Wrubel

Mr. Wrubel has served on our Board of Directors since September 2023. In 2001, Mr. Wrubel formed and, since inception, has served as Managing Member of, Wesley Capital Management, a long/short investment fund focused on real estate securities. Since its inception, Wesley Capital has been among the largest investment funds in the real estate securities sector. In 1993, Mr. Wrubel joined Dickstein & Co., a bankruptcy and event-driven investment fund as a partner. Mr. Wrubel's focus was on real estate and asset backed securities, and he was involved in many high-profile real estate corporate restructurings including Olympia & York, Cadillac Fairview, Rockefeller Center Properties, Bramalea, and Trizec. Mr. Wrubel began his career in 1987 at JMB Realty Corporation, where he was an associate in the acquisitions group. Mr. Wrubel received a B.S. in Economics from The Wharton School at the University of Pennsylvania.

We believe Mr. Wrubel's extensive experience in the financial services sector provides him with an important skill set and knowledge base relevant to our operations, which make him well qualified to serve as a member of our Board of Directors.

Patrick Sullivan

Mr. Sullivan has served on our Board of Directors since September 2023, and served as a partner of PricewaterhouseCoopers LLP from 1993 until his retirement in 2020. From 2014 to 2020, Mr. Sullivan led PwC’s New York market private equity practice. Over his career, he primarily led teams in assisting global private equity and corporate clients in their evaluation of potential transactions across a wide range of industries, including consumer, energy, technology, business services and industrials. In addition, Mr. Sullivan worked extensively with portfolio companies on financings, operational improvements, and public and private exits. Mr. Sullivan received a B.S. in Business Administration from the University of Maryland.

We believe Mr. Sullivan's expertise in accounting and extensive experience in the financial services sector provide him with an important skill set and knowledge base relevant to our operations, which make him well qualified to serve as a member of our Board of Directors.

Executive Officers

Andrew Rabinowitz

Mr. Rabinowitz is Chief Legal Officer of the Company and a Partner at 26North, where he is responsible for legal, compliance, finance and operations. Prior to joining 26North in 2023, Mr. Rabinowitz was Co-Chief Executive Officer at K2 Intelligence Holdings, Inc., a premier global risk advisory firm focusing on asset management, ESG and risk mitigation, doing business as K2 Integrity, which he joined in 2021. Previously, Mr. Rabinowitz spent nearly 20 years at Marathon Asset Management, where he served as the President and Chief Operating Officer. During his tenure, he helped Marathon expand from an early-stage investment firm to a global entity with over $24 billion in assets under management. Mr. Rabinowitz was responsible for overseeing Marathon's investment relations, business development, and day-to-day activities, such as operations, legal, compliance, and technology. He established global policies and procedures, financial controls, and external codes of conduct. He also led the process for the US Treasury's investment in Marathon as part of the Public Private Investment Partnership (PPIP) program after the Great Recession of 2008. Before joining Marathon, Mr. Rabinowitz worked as a lawyer specializing in hedge funds and asset management at Schulte, Roth & Zabel. He also worked at Ernst & Young as a certified public accountant (CPA) focused on hedge funds, asset management, and broker-dealers. Mr. Rabinowitz co-founded The R Baby Foundation, which has helped over one million children by improving pediatric emergency care, training, research, treatment, equipment, and education in the United States. R Baby Foundation's grant with Yale University won a Presidential Citation. Mr. Rabinowitz holds a J.D. from Fordham University School of Law and a B.B.A. in Accounting from Pace University, where he graduated magna cum laude. He is a CPA in New York and Maryland, and he is admitted to practice law in New York and Washington, D.C.

Frank Marra

Mr. Marra is Chief Compliance Officer of the Company and a Partner, Chief Financial Officer and Chief Compliance Officer at 26North, where he oversees 26North's finance, operations, compliance and technology platforms. Prior to joining 26North in 2022, Mr. Marra was the Chief Financial Officer and Treasurer of Apollo Senior Floating Rate Fund Inc. and Apollo Tactical Income Fund Inc. since 2014 and a Managing Director in the Finance Department at Apollo Global Management. Mr. Marra joined Apollo in 2009. Prior to Apollo, Mr. Marra was a Vice President at Lehman Brothers, where he was a part of the Structured Credit Group within Private Equity Finance. Prior to Lehman Brothers, Mr. Marra was a Vice President at Stone Tower Capital. Mr. Marra began his career in 2001 at PricewaterhouseCoopers LLP, where he was a Manager in the Investment Company practice, specializing in Alternative Investments. Mr. Marra received a BS in Accounting, Finance and a Minor in Economics from Syracuse University.

Jonathan Landsberg

Mr. Landsberg is Treasurer and Chief Financial Officer of the Company and a Managing Director at 26North and the Chief Financial Officer of 26North's Direct Lending platform. Before joining 26North in 2023, Mr. Landsberg was a Managing Director at Barings LLC, a global investment management firm, which he joined in 2018. He served as an executive officer across Barings' BDC franchise, including Chief Financial Officer of Barings BDC, Inc. (NYSE: BBDC) and Barings Capital Investment Corporation, and President and Chief Financial Officer of Barings Private Credit Corporation. Mr. Landsberg was formerly a board member and served on the Investment Committee of Eclipse Business Capital, a leading asset-based lending platform that provides financing to middle-market borrowers in the U.S. and Canada. He also served on the investment committee of the Barings Global Private Structured Finance Group. Further, Mr. Landsberg held positions in several BDC-affiliated joint ventures, including Principal of Jocassee Partners LLC, and board member of Banff Partners LP, Thompson Rivers LLC, and Waccamaw River LLC. Prior to joining Barings in 2018, Mr. Landsberg was a Fixed Income Research Analyst at Wells Fargo Securities, covering the bank and specialty finance sectors. He also spent eight years at Merrill Lynch/Bank of America in roles across debt origination and syndicated lending. Mr. Landsberg holds BA degrees in Engineering Sciences and Economics from Dartmouth College, and he is a member of the CFA Institute.

David Yu

Mr. Yu is a Vice President of the Company and a Partner at 26North and the Head of Credit for the Direct Lending business. Prior to joining 26North in 2023, Mr. Yu was a Managing Director at GSAM, where he was an investment committee member of GSAM PCG, Executive Vice President of GSBD and the Head of Research for GSAM PCG. David was primarily responsible for underwriting, portfolio management and operations for all of GSAM PCG's investment vehicles. Prior to joining GSAM in 2006, Mr. Yu was an Associate in the Global Investments Group at Amaranth Advisors, where he worked with public and private issuers to structure and execute debt and equity financings. Mr. Yu began his career as a Financial Analyst at CIBC World Markets, where he worked in the Leveraged Finance and Sponsor Coverage Group. Mr. Yu received a BS in Engineering, School of Engineering and Applied Science and a BS in Economics from University of Pennsylvania's Wharton School of Business.

Michael Mastropaolo

Mr. Mastropaolo is a Vice President of the Company and a Partner at 26North and the Co-Head of Origination for the 26North Direct Lending business. Prior to joining 26North in 2023, Mr. Mastropaolo was a Managing Director at GSAM where he was an investment committee member of GSAM PCG, Executive Vice President of GSBD and the Co-Head of Origination for GSAM PCG. Mr. Mastropaolo was responsible for origination, execution, and portfolio management for all of GSAM PCG's investment vehicles. Prior to joining GSAM in 2016, Mr. Mastropaolo spent 5 years at Golub Capital, where he originated, executed, and monitored investments. Collectively, Mr. Mastropaolo has 20 years of middle market direct lending experience with prior roles at The Bank of Ireland's US Merchant Banking Group, FirstLight Financial Corporation and GE Capital. Mr. Mastropaolo received a Bachelor's degree in Finance from Bentley University.

Jordan Walter

Mr. Walter is a Vice President of the Company and a Partner at 26North and the Co-Head of Origination for the 26North Direct Lending business. Prior to joining 26North in 2023, Mr. Walter was a Managing Director at GSAM where he was an investment committee member of GSAM PCG, Executive Vice President of GSBD and the Co-Head of Origination for GSAM PCG. Mr. Walter was responsible for origination, execution, and portfolio management for all of GSAM PCG's investment vehicles. Prior to joining GSAM in 2014, Mr. Walter spent 8 years at MCG Capital, where he originated, executed, and monitored investments in junior capital and control investments in lower middle market companies. Collectively, Mr. Walter has 18 years of middle market direct lending experience. Mr. Walter began his career at NBC Universal, as part of GE's Financial Management Program. Mr. Walter received a Bachelor's degree in Finance from Virginia Tech.

Board Leadership Structure and Oversight Responsibilities

Overall responsibility for our oversight rests with the Board of Directors. We have entered into the Investment Advisory Agreement pursuant to which the Adviser manages us on a day-to-day basis. The Board of Directors is responsible for overseeing the Adviser and other service providers for our operations in accordance with the provisions of the 1940 Act, applicable provisions of state and other laws and the Charter. The Board of Directors meets in-person at regularly scheduled quarterly meetings each year. In addition, the Board of Directors may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. As described below, the Board of Directors has established a Nominating and Governance Committee and an Audit Committee, and may establish ad hoc committees or working groups from time to time, to assist the Board of Directors in fulfilling its oversight responsibilities.

Under the Bylaws, the Board of Directors may designate a chairperson to preside over the meetings of the Board of Directors and meetings of Stockholders and to perform such other duties as may be assigned to the Chair by the Board of Directors. We do not expect to have a fixed policy as to whether the chairperson of the Board of Directors should be an independent director and believe that we should maintain the flexibility to select the Chair and reorganize the leadership structure, from time to time, based on criteria that are in our and our Stockholders' best interests at such times. The Board of Directors has appointed Brendan McGovern to serve in the role of Chair of the Board of Directors. The Chair's role is to preside at all meetings of the Board of Directors and to act as a liaison with the Adviser, counsel and other directors generally between meetings. The Chair also may perform such other functions as may be delegated by the Board of Directors from time to time. The Board of Directors reviews matters related to its leadership structure annually. The Board of Directors has determined that its leadership structure is appropriate because it allows the Board of Directors to exercise informed and independent judgment over the matters under its purview and it allocates areas of responsibility among committees of directors and the full Board of Directors in a manner that enhances effective oversight.

We are subject to a number of risks, including investment, compliance, operational, conflicts of interests and valuation risks, among others. Risk oversight forms part of our general oversight by the Board of Directors and is addressed as part of various Board of Directors and committee activities. Day-to-day risk management functions will be subsumed within the responsibilities of the Adviser and other service providers (depending on the nature of the risk), who carry out our investment management and business affairs. The Adviser and other service providers will employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each of the Adviser and other service providers has their own independent interest in risk management, and their policies and methods of risk management will depend on their functions and business models. The Board of Directors recognizes that it is not possible to identify all of the risks that may affect us or to develop processes and controls to eliminate or mitigate their occurrence or effects. As part of its regular oversight, the Board of Directors interacts with and reviews reports from, among others, the Adviser, our Chief Compliance Officer, our independent registered public accounting firm and counsel, as appropriate, regarding risks faced by us and applicable risk controls. The Board of Directors may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Board Committees

The Board of Directors has established an Audit Committee and a Nominating and Governance Committee and may form additional committees in the future. We do not have a compensation committee because our executive officers do not receive any direct compensation from us.

Audit Committee

The Audit Committee is comprised of Messrs. Wrubel and Sullivan, each of whom is not considered an "interested person" of the Company as that term is defined in Section 2(a)(19) of the 1940 Act and meets the current independence and experience requirements of Rule 10A-3 under the 1934 Act. Mr. Sullivan serves as Chair of the Audit Committee. The Board of Directors designated Mr. Sullivan as an "audit committee financial expert" as that term is defined under Item 407 of Regulation S-K.

In accordance with its written charter, the Audit Committee, among other things, (a) assists the Board of Directors with oversight of the integrity of our financial statements, the independent registered public accounting firm's qualifications and independence, our compliance with legal and regulatory requirements and the performance of our independent registered public accounting firm; (b) prepares an audit committee report, if required by the SEC, to be included in our annual proxy statement; (c) oversees the scope of the annual audit of our financial statements, the quality and objectivity of our financial statements, accounting and financial reporting policies and internal controls; (d) determines the selection, appointment, retention and termination of our independent registered public accounting firm, as well as approving the compensation thereof; (e) pre-approves all audit and non-audit services provided to us and certain other persons by such independent registered public accounting firm; (f) acts as a liaison between our independent registered public accounting firm and the Board of Directors; and (g) conducts reviews of any potential related party transactions brought to its attention and, during these reviews, considers any conflicts of interest brought to its attention.

The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board of Directors in fulfilling its responsibilities for overseeing and monitoring:

•	the quality and integrity of our financial statements;

•	the adequacy of our system of internal controls;

•	the review of the independence and performance of, as well as communicate openly with, our independent registered public accounting firm; and

•	the performance of our internal audit function and our compliance with legal and regulatory requirements.

The Audit Committee also monitors the execution of the valuation procedures, makes certain determinations in accordance with such procedures, and assists the Board of Directors in its oversight of the valuation of our investments; reviews and approves recommendations by the Adviser for changes to our valuation policies for submission to the Board of Directors for its approval; reviews the Adviser's presentations on valuation, including valuations from any independent valuation firm; and oversees the implementation of our valuation procedures by the Adviser.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of Messrs. Wrubel and Sullivan, each of whom is not considered an "interested person" of the Company as that term is defined in Section 2(a)(19) of the 1940 Act. Mr. Wrubel serves as Chair of the Nominating and Governance Committee.

In accordance with its written charter, the Nominating and Governance Committee recommends to the Board of Directors persons to be nominated by the Board of Directors for election at our meetings of Stockholders, special or annual, if any, or to fill any vacancy on the Board of Directors that may arise between Stockholder meetings. The Nominating and Governance Committee also makes recommendations with regard to the tenure of the directors and is responsible for overseeing an annual evaluation of the Board of Directors and its committee structure to determine whether such structure is operating effectively. The Nominating and Governance Committee considers for nomination to the Board of Directors candidates submitted by Stockholders or from other sources it deems appropriate.

Indemnification Agreements

We have entered into indemnification agreements with our directors and officers. The indemnification agreements are intended to provide our directors and officers the maximum indemnification permitted under Maryland law and the 1940 Act. Each indemnification agreement provides that we will indemnify the director or officer who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her corporate status, such director or officer is, or is threatened to be, made a party to or a witness in any threatened, pending or completed proceeding, other than a proceeding by or in the right of the Company.

Item 6.	Executive Compensation

(a)           Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Adviser or its affiliates, pursuant to the terms of the Investment Advisory Agreement and the Administration Agreement, as applicable. Our day-to-day investment and administrative operations are managed by the Adviser and Administrator, respectively. Most of the services necessary for the origination and administration of our investment portfolio are provided by investment professionals employed by the Adviser or its affiliates.

None of our executive officers will receive direct compensation from us. We will bear our allocable portion of the costs of the compensation, benefits and related administrative expenses (including travel expenses) of our officers who provide operational, administrative, legal, compliance, finance and accounting services to the Company, including our chief compliance officer and chief financial officer, their respective staffs and other professionals who provide services to the Company (including, in each case, employees of the Adviser or an affiliate) and assist with the preparation, coordination, and administration of the foregoing or provide other "back-office" or "middle-office" financial or operational services to the Company. For the avoidance of doubt, we will reimburse the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to the business affairs of the Company and in acting on behalf of the Company). See "Item 1. Business — Investment Advisory Agreement" and "Item 7. Certain Relationships and Related Transactions, and Director Independence."

(b)           Compensation of Directors

No compensation is expected to be paid to our directors who are “interested persons,” as such term is defined in Section 2(a)(19) of the 1940 Act. The Independent Directors will receive an annual retainer of $70,000. The Independent Directors will also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board of Directors and committee meeting, both in person and virtually. In addition, the Chair of the Audit Committee will receive an additional annual retainer of $10,000 and the Chair of the Nominating and Governance Committee will receive an annual retainer of $10,000. We will also obtain directors’ and officers’ liability insurance on behalf of our directors and officers.

Item 7.	Certain Relationships and Related Transactions and DIRECTOR Independence

(a)           Transactions with Related Persons, Promoters and Certain Control Persons

Advisory Agreement; Administration Agreement

We have entered into the Investment Advisory Agreement with the Adviser pursuant to which we will pay Management Fees and Incentive Fees to the Adviser. In addition, pursuant to the Investment Advisory Agreement and the Administration Agreement, we will reimburse the Adviser for certain expenses as they occur. See "Item 1. Business — Investment Advisory Agreement," "Item 1. Business — Administration Agreement" and "Item 1. Business — Payment of Our Expenses under the Investment Advisory and Administration Agreements." The Investment Advisory Agreement and the Administration Agreement are expected to be approved by the Board of Directors. Unless earlier terminated, the Investment Advisory Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board of Directors or by the holders or a Majority of the Outstanding Shares of Common Stock and, in each case, a majority of the Independent Directors.

Expense Support Agreement

We have entered into the Expense Support Agreement with the Adviser, pursuant to which the Adviser may elect to pay certain of our expenses on our behalf. The Adviser has elected to pay certain of our expenses and may in the future elect to pay additional expenses on our behalf. The Adviser will be entitled to reimbursement of such expenses from us if Available Operating Funds exceed the cumulative distributions accrued to Stockholders, subject to the terms of the Expense Support Agreement. See “Item 1. Business — Expense Support and Conditional Reimbursement Agreement.”

Trademark License Agreement

We have entered into the License Agreement with 26North Partners LP, pursuant to which we have been granted a non-exclusive license to use the names "26N" and "26North." Under the License Agreement, we have a right to use the 26N and 26North names for so long as the Adviser or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we will have no legal right to the "26N" or "26North" name or logo.

Resource Sharing Agreement

The Adviser has entered into a Resource Sharing Agreement with 26North, pursuant to which 26North will provide the Adviser with experienced investment professionals and access to the resources of 26North so as to enable the Adviser to fulfill its obligations under the Investment Advisory Agreement. Through the Resource Sharing Agreement, the Adviser intends to capitalize on the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of 26North's investment professionals.

Loan and Security Agreement

On October 18, 2023, we entered into the JPM Facility by and among us, the Financing SPV, JPM, as lender and administrative agent for the lender parties thereto from time to time, and the other parties thereto, including 26N DL SPV, LLC (“26N DL SPV”), an entity that holds more than 5% of our outstanding Common Stock and is affiliated with Josh Harris, the Founder of 26North. The JPM Facility provides for a senior secured revolving credit facility to the Financing SPV of $200 million (as of October 18, 2023, and thereafter increasable to up to $800 million, subject to the satisfaction of various conditions) and is secured, in part, by a pledge of all of the unfunded capital commitments made to us by 26N DL SPV. See “Item 2. Financial Information — Liquidity and Capital Resources — Credit Facilities.”

Relationship with the Adviser and Potential Conflicts of Interest

Our officers and directors serve or may serve as officers, directors or principals of entities, that operate in the same, or a related, line of business as we do or of investment funds, accounts or other investment vehicles managed by our affiliates, including the Adviser. These investment funds, accounts or other investment vehicles may have investment objectives similar to our investment objective. We may compete with entities managed by the Adviser and its affiliates, for capital and investment opportunities. As a result, we may not be given the opportunity to participate in certain investments made by investment funds, accounts or other investment vehicles managed by the Adviser or its affiliates. However, in order to fulfill its fiduciary duties to us and any of its future clients, the Adviser intends to allocate investment opportunities in a manner that is fair and equitable over time and is consistent with the Adviser's investment allocation policy, so that we are not disadvantaged in relation to any other client, taking into account such factors as the relative amounts of capital available for new investments, cash on hand, existing commitments and reserves, the investment programs and portfolio positions of the participating investment accounts, the clients for which participation is appropriate, targeted leverage level, targeted asset mix and any other factors deemed appropriate. In addition, expenses may be incurred that are attributable to us and other entities managed by the Adviser and its affiliates.

In addition, entities affiliated with or related to the Adviser, together with certain of the Adviser's investment professionals, from time to time, may make investments in other entities whose investment objectives overlap with ours or which are advised by the Adviser or its affiliates some of which may have different fee structures (including no fees and lower fees) than those in the Investment Advisory Agreement. We believe that any investment by the Adviser and its affiliates in us aligns, to some extent, the interest of the Adviser with the interests of our Stockholders, although the Adviser has or may have economic interests in such other entities as well and receive advisory fees or other forms of incentive-based compensation relating to such entities.

Policies and Procedures for Managing Conflicts

The Adviser intends to allocate investment opportunities in a manner that is fair and equitable over time and is consistent with its allocation policy. The Adviser intends to allocate common expenses among us and other clients of the Adviser and its affiliates in a manner that is fair and equitable over time and in accordance with policies adopted by the Adviser and the Investment Advisory Agreement. Fees and expenses generated in connection with potential portfolio investments that are not consummated will be allocated in a manner that is fair and equitable over time and in accordance with policies adopted by the Adviser and the Investment Advisory Agreement.

The Adviser has put in place an investment allocation policy that seeks to ensure the equitable allocation of investment opportunities over time and addresses the co-investment restrictions set forth under the 1940 Act. When we engage in co-investments as permitted by the exemptive relief described below, we will do so in a manner consistent with the Adviser's allocation policy. In situations where co-investment with other entities managed by the Adviser or its affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer the Adviser will need to decide whether we or such other entity or entities will proceed with the investment. The Adviser will make these determinations based on the Adviser's investment allocation policy, which generally requires that such opportunities be offered to eligible accounts in a manner that will be fair and equitable over time, such that no eligible account is systematically disadvantaged.

The Adviser's allocation of investment opportunities among us and other affiliated investment vehicles may result in the allocation of all or none of an investment opportunity to us, or a disproportional allocation among such persons, with such allocations being more or less advantageous to some such persons relative to other such persons. There can be no assurance that our actual allocation of an investment opportunity, if any, or the terms on which such allocation is made, will be as favorable as they would be if the conflicts of interest to which the Adviser likely will be subject, did not exist. There can be no assurance that we will have an opportunity to participate in all investments that fall within our investment objective.

In general, pursuant to the Adviser's investment allocation policy, the process for making an allocation determination includes an assessment as to whether a particular investment opportunity (including any follow-on investment in, or disposition from, an existing portfolio company held by us or another investment fund or account) is suitable for us or another investment fund or account. The Adviser will make allocation determinations based solely on its expectations at the time such investments are made, however, investments and their characteristics may change and there can be no assurance that an investment may prove to have been more suitable for another investments fund or account managed by the Adviser in hindsight.

Pursuant to the Adviser's investment allocation policy, if it is determined that an investment opportunity is appropriate for multiple investment funds or accounts, the Adviser generally will determine the appropriate size of the opportunity for each such investment fund or account.

It is expected that most or all of the officers and employees responsible for managing us will have responsibilities with respect to other funds or accounts managed by the Adviser, including funds and accounts that may be raised in the future. Substantial time will be spent by such officers and employees monitoring the investments of such funds and accounts. Conflicts of interest may arise in allocating time, services or functions of these officers and employees.

There are numerous perceived and actual conflicts of interest among us and the Adviser and its affiliates. The conflicts of interest that we may encounter include those discussed here and elsewhere throughout this Registration Statement, although such discussions do not describe all of the conflicts that may be faced by us. Dealing with conflicts of interest is complex and difficult, and new and different types of conflicts may subsequently arise.

For a more complete discussion of the foregoing conflicts, including the related risks, see "Risk Factors —Risks Related to the Adviser and its Affiliates — The Adviser and its affiliates may face conflicts of interest with respect to services performed for issuers in which we invest and their use of service providers" and "Risk Factors — Risks Related to the Adviser and its Affiliates — The Adviser or its affiliates may have incentives to favor their respective other funds, accounts and clients over us, which may result in conflicts of interest that could be adverse to us and our investment opportunities and harmful to us."

Co-Investment Restrictions

As a BDC, we are subject to certain regulatory restrictions in negotiating certain investments with entities with which we may be restricted from doing so under the 1940 Act, such as the Adviser and its affiliates, unless we obtain an exemptive order from the SEC.

We expect to rely on exemptive relief that we expect to be granted by the SEC to the Adviser and certain of its affiliates, to co-invest with other funds and accounts managed by the Adviser or its affiliates, in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to such exemptive relief, we generally expect to be permitted to co-invest with certain of our affiliates if a "required majority" (as defined in Section 57(o) of the 1940 Act) of the independent members of the Board of Directors make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to us and our Stockholders and do not involve overreaching by us or our Stockholders on the part of any person concerned, (2) the transaction is consistent with the interests of our Stockholders and is consistent with our investment objective and strategies, and (3) the investment by our affiliates would not disadvantage us, and our participation would not be on a basis different from or less advantageous than that on which our affiliates are investing. The Adviser's investment allocation policy will incorporate the conditions of the exemptive relief prior to reliance thereon. As a result of the requested exemptive relief, there could be significant overlap in our investment portfolio and the investment portfolios of other funds established by the Adviser or its affiliates that could avail themselves of the requested exemptive relief. The Company has not yet been granted the requested exemptive order, and there can be no assurance that the Company will be granted the requested exemptive order.

Certain Business Relationships

Certain of our current directors and officers are directors or officers of the Adviser or its affiliates.

Indebtedness of Management

None.

Incentive to Recommend Affiliate Products

The Adviser has an incentive to recommend the products or services of certain investors in other affiliated entities or their related businesses to us and other entities affiliated with the Adviser or their respective portfolio companies, even though they may not necessarily be the best available to us or our portfolio companies. Such recommendations will only be made if permitted by applicable law.

Legal Counsel

26North and its affiliates will generally engage common legal counsel and other advisors to represent it and its affiliates in a particular transaction. In the event of a significant dispute or divergence of interest between us and affiliates of 26North, such as in a work-out or other distressed situation, separate representation may become desirable, in which case the Adviser and other affiliates of 26North may hire separate counsel in their sole discretion, and in litigation and other circumstances, separate representation may be required. Partners of the law firms engaged to represent the affiliates of 26North may be investors in certain other funds affiliated with the Adviser or 26North, and could also represent one or more portfolio companies or investors therein. Additionally, the Adviser, we and our portfolio companies may engage other common service providers. In such circumstances, there may be a conflict of interest between the Adviser, on the one hand, and us and our portfolio companies, on the other hand, in determining whether to engage such service providers, including the possibility that the Adviser may favor the engagement or continued engagement of such persons if it receives a benefit from such service providers, such as lower fees, that it would not receive absent the engagement of such service provider by us and/or our portfolio companies.

Diverse Investor Base of the Company and 26North

We and 26North may have tax-exempt, taxable, non-U.S. and other investors, whereas certain members of the Adviser and of the general partners of funds affiliated with 26North or that may be affiliated with 26North in the future are taxable at individual U.S. rates. Potential conflicts exist with respect to various structuring, investment and other decisions because of divergent tax, economic or other interests, including conflicts among the interests of taxable and tax-exempt investors, conflicts among the interests of U.S. and non-U.S. investors, and conflicts between the interests of investors and management with regard to us and funds affiliated with 26North or that may be affiliated with 26North in the future. For these reasons, among others, decisions may be more beneficial for one investor than for another investor, particularly with respect to investors' individual tax situations.

Material, Non-Public Information; Trading Restrictions

We, directly or through the Adviser, may obtain confidential information about the companies in which we have invested or may invest or be deemed to have such confidential information. The Adviser, including its investment personnel, may come into possession of material, non-public information through its members, officers, directors, employees, principals or affiliates. The possession of such information may, to our detriment, limit the ability of us and the Adviser to buy or sell a security or otherwise to participate in an investment opportunity. In certain circumstances, employees of the Adviser may serve as board members or in other capacities for portfolio or potential portfolio companies, which could restrict our ability to trade in the securities of such companies. For example, if personnel of the Adviser come into possession of material non-public information with respect to our investments, such personnel will be restricted by the Adviser's information-sharing policies and procedures or by law or contract from sharing such information with our management team, even where the disclosure of such information would be in our best interests or would otherwise influence decisions taken by the members of the management team with respect to that investment. This conflict and these procedures and practices may limit the freedom of the Adviser to enter into or exit from potentially profitable investments for us, which could have an adverse effect on our results of operations. Accordingly, there can be no assurance that we will be able to fully leverage the resources and industry expertise of the Adviser in the course of its duties. Additionally, there may be circumstances in which one or more individuals associated with the Adviser will be precluded from providing services to us because of certain confidential information available to those individuals or to other parts of the Adviser.

Director Independence

The 1940 Act requires that at least a majority of our directors not be "interested persons" of the Company or the Adviser as defined in Section 2(a)(19) of the 1940 Act. On an annual basis, each member of our Board of Directors is required to complete an independence questionnaire designed to provide information to assist our Board of Directors in determining whether the director is independent under the 1940 Act and our corporate governance guidelines. Our Board of Directors has determined that each of our directors, other than Brendan McGovern, is independent under the 1940 Act. Our governance guidelines require any director who has previously been determined to be independent to inform the Chair of our Board of Directors and the Chair of the Nominating and Governance Committee of any change in circumstance that could cause his or her status as an independent director to change. Our Board of Directors limits membership on the Audit Committee and the Nominating and Governance Committee to independent directors.

(b) Promoters and Certain Control Persons

The Adviser and Administrator may be deemed promoters of the Company. We have entered into the Investment Advisory Agreement and the Administration Agreement with the Adviser and Administrator, respectively. The Adviser, for its services to us, is entitled to receive Management Fees and Incentive Fees in addition to the reimbursement of certain expenses. The Administrator, for its services to us, is entitled to receive reimbursement of certain expenses. In addition, under the Investment Advisory and Administration Agreements, to the extent permitted by applicable law and in the discretion of our Board of Directors, we have indemnified the Adviser and the Administrator and certain of their affiliates. See “Item 1. Business.”

ITEM 8.	Legal Proceedings

From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our portfolio companies. Our business also is subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of these legal or regulatory proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations. We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us.

ITEM 9.	Market Price of and Dividends on the Registrant's Common Equity and Related STOCKHOLDER Matters

Market Information

Our outstanding Common Stock will be offered and sold in transactions exempt from registration under the 1933 Act under Section 4(a)(2), Regulation D and Regulation S. See "Item 10. Recent Sales of Unregistered Securities" for more information. There is no public market for our Common Stock currently, and we do not currently expect that one will develop.

Because shares of our Common Stock are being acquired by investors in one or more transactions "not involving a public offering," they are "restricted securities" and may be required to be held indefinitely. Our shares of Common Stock may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, and (ii) the shares of Common Stock are registered under applicable securities laws or specifically exempted from registration (in which case the Stockholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the shares of our Common Stock until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of shares of our Common Stock may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on shares of our Common Stock and to execute such other instruments or certifications as are reasonably required by us.

Holders

The Company's Stockholders are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of Stockholders, and to receive distributions declared by the Board of Directors. The rights of Stockholders are subject to the Charter and the Bylaws. Please see "Item 4. Security Ownership of Certain Beneficial Owners and Management" for disclosure regarding the holders of shares of our Common Stock.

Distribution Policy

We generally intend to distribute, out of assets legally available for distribution, substantially all of our available earnings, on a quarterly basis, as determined by the Board of Directors in its sole discretion.

We will reinvest distributions on behalf of Stockholders that do not elect to receive their distributions in cash. A Stockholder may elect to receive its entire distribution in cash by notifying the Adviser in writing no later than ten days prior to the record date for dividends to Stockholders. See "Item 1. Business — Distribution Reinvestment Plan."

Reports to Stockholders

We will furnish our Stockholders with annual reports containing audited financial statements, quarterly reports, and such other reports as we determine to be appropriate or as may be required by law. Upon the effectiveness of this Registration Statement under the 1934 Act, we will be required to comply with all reporting, proxy solicitation and other applicable requirements under the 1934 Act.

Stockholders and the public may view the materials we file with the SEC through its website at www.sec.gov.

ITEM 10.	Recent Sales of Unregistered Securities

On September 7, 2023, our Adviser purchased $25,000 of shares of Common Stock of the Company at a price of $25.00 per share as our initial capital. These shares of Common Stock were issued and sold in reliance upon Section 4(a)(2) of the 1933 Act, which provides an exemption from the registration requirements of the 1933 Act.

After the Reorganization was effected, the Company called $41.5 million of capital from investors in exchange for 1,661,350 of the Company’s shares of Common Stock. The shares of Common Stock were issued on October 11, 2023, and the Company commenced operations on such date. These shares were issued and sold to accredited investors pursuant to Section 4(a)(2) of the 1933 Act and Rule 506(b) of Regulation D promulgated thereunder with respect to transactions by an issuer not involving any public offering. Proceeds from the first capital drawdown are being invested in accordance with our investment objective.

ITEM 11.	Description of Registrant's Securities to be Registered

Description of our Capital Stock

General

Under the terms of the Charter, our authorized stock consists solely of 1,000,000,000 shares of Common Stock, par value $0.001 per share and 1,000,000 shares of preferred stock, $0.001 par value per share. As permitted by the Maryland General Corporation Law (the "MGCL"), the Charter provides that a majority of the Board of Directors, without any action by our Stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. The Charter also provides that the Board of Directors may classify or reclassify any unissued shares of Common Stock into one or more classes or series of common stock or preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. There is currently no market for our stock, and we can offer no assurances that a market for our stock will develop in the future. While we may undertake an Exchange Listing, there can be no assurance that such a listing will be successfully completed. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our Stockholders generally are not personally liable for our debts, except as they may be liable by reason of their own conduct or acts. Unless the Board of Directors determines otherwise, we will issue all shares of our stock in uncertificated form.

None of our shares of Common Stock are subject to further calls or to assessments, sinking fund provisions, obligations of the Company or potential liabilities associated with ownership of the security (not including investment risks).

Common Stock

Pursuant to the Private Offering, our Common Stock will be offered (i) in the United States only to investors that are "accredited investors" as defined in Rule 501(a) of Regulation D under the 1933 Act and (ii) outside the United States in accordance with Regulation S or Regulation D under the 1933 Act. Prior to the acceptance of any subscriptions in the Private Offering, the Company will file an election to be treated as a BDC under the 1940 Act. This Registration Statement is not the offering document pursuant to which we are conducting the Private Offering and may not include all information regarding the Company contained in the Company's private placement memorandum; accordingly, investors should not rely exclusively on information contained herein in making their investment decisions. Prior to an Exchange Listing, the Common Stock may not be sold or transferred except (i) as permitted under the Company's organizational documents; (ii) as permitted under the Company's Subscription Agreement, and (iii) unless such sale or transfer is registered under the 1933 Act or pursuant to any other applicable securities laws or an exemption from such registration thereunder is available. The Common Stock is not currently listed on an exchange, and there is not, and will likely not be, a secondary market for the Common Stock prior to an Exchange Listing. As a result, the ability of Stockholders to sell shares of Common Stock will be limited. An investment in the Company may not be suitable for investors who may need the money they invest in a specified time frame.

Under the terms of the Charter, all shares of Common Stock have equal rights as to dividends, other distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and other distributions may be paid to Stockholders if, as and when authorized by the Board of Directors and declared by us out of funds legally available therefor. Shares of Common Stock have no preemptive, exchange, conversion or redemption rights and Stockholders generally have no appraisal rights. Shares of Common Stock are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract (including the Subscription Agreement) and except that, in order to avoid the possibility that our assets could be treated as "plan assets," we may require any person proposing to acquire shares of Common Stock to furnish such information as may be necessary to determine whether such person is a Benefit Plan Investor or a controlling person, restrict or prohibit transfers of shares of such stock or redeem any outstanding shares of stock for such price and on such other terms and conditions as may be determined by or at the direction of the Board of Directors.

Pursuant to the terms of the Subscription Agreement, following an Exchange Listing, Stockholders may be restricted from selling or disposing of their shares of Common Stock by applicable securities laws or contractually by a lock-up agreement with the underwriters of any public offering of the Common Stock conducted in connection with an Exchange Listing or otherwise, in each case with such modifications and exceptions as may be approved by the Company and the underwriters of such public offering. In addition, during the Lock-Up Period, Stockholders will be restricted from: (1) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase or otherwise transferring or disposing of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, or publicly disclosing the intention to make any offer, sale, pledge or disposition, (2) entering into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of Common Stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of Common Stock or such other securities, in cash or otherwise), or (3) if applicable, making any demand for or exercising any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The Lock-Up Period shall terminate (i) 90 days after the date of an Exchange Listing with respect to one-third of all of the shares of Common Stock held by a Stockholder as of the date of the Exchange Listing, (ii) 180 days after the date of an Exchange Listing with respect to an additional one-third of all of the shares of Common Stock held by a Stockholder as of the date of the Exchange Listing, and (iii) 270 days after the date of an Exchange Listing with respect to the remaining one-third of the shares of Common Stock held by a Stockholder as of the date of the Exchange Listing (or such other periods as may be required or determined to be advisable by the underwriters of such public offering based on prevailing market conditions and practice at the time). The lock-up will apply to all shares of Common Stock acquired prior to an Exchange Listing but will not apply to any shares acquired in open market transactions or acquired pursuant to the dividend reinvestment plan after the date of an Exchange Listing.

In the event of our liquidation, dissolution or winding up, each share of Common Stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay or otherwise provide for all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to the rights of holders of any other class or series of stock, each share of Common Stock is entitled to one vote on all matters submitted to a vote of Stockholders, including the election of directors, and the Stockholders will possess the exclusive voting power. There will be no cumulative voting in the election of directors. Cumulative voting entitles a Stockholder to as many votes as equals the number of votes which such holder would be entitled to cast for the election of directors multiplied by the number of directors to be elected and allows a Stockholder to cast a portion or all of the Stockholder's votes for one or more candidates for seats on the Board of Directors. Without cumulative voting, a minority Stockholder may not be able to elect as many directors as the Stockholder would be able to elect if cumulative voting were permitted. Subject to the special rights of the holders of any class or series of preferred stock to elect directors, each director will be elected by a plurality of the votes cast with respect to such director's election.

Preferred Stock

The Private Offering does not include an offering of preferred stock. However, under the terms of the Charter, the Board of Directors may authorize us to issue shares of preferred stock in one or more classes or series, without Stockholder approval, to the extent permitted by the 1940 Act. The Board of Directors has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock. We do not currently anticipate issuing preferred stock in the near future. In the event we issue preferred stock, we will make any required disclosure to Stockholders. We will not offer preferred stock to the Adviser or our affiliates except on the same terms as offered to all other Stockholders.

Preferred stock could be issued with terms that would adversely affect the Stockholders. Preferred stock could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to Common Stock and before any purchase of Common Stock is made, such preferred stock together with all other senior securities must not exceed an amount currently equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its Stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Charter contains a provision that eliminates directors' and officers' liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

In addition, we have entered into indemnification agreements with our directors and officers. The indemnification agreements are intended to provide our directors and officers the maximum indemnification permitted under Maryland law and the 1940 Act. Each indemnification agreement will provide that we will indemnify a director or an officer who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her corporate status, such director or officer is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of the Company.

Maryland law requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity against reasonable expenses actually incurred in the proceeding in which the director or officer was successful. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under Maryland law, a Maryland corporation also may not indemnify for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Charter obligates us, subject to the limitations of Maryland law and the requirements of the 1940 Act, to indemnify (1) any present or former director or officer; or (2) any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, from and against any claim or liability to which the person or entity may become subject or may incur by reason of such person's service in that capacity, and without requiring a preliminary determination of the ultimate entitlement to indemnification to pay or reimburse such person's reasonable expenses as incurred in advance of final disposition of a proceeding to which such person is made or threatened to be made a party or in which such person is a witness. In accordance with the 1940 Act, we will not indemnify any person for any liability to the extent that such person would be subject by reason of such person's willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office.

Maryland Law and Certain Charter and Bylaw Provisions; Anti-Takeover Measures

Maryland law contains, and the Charter and the Bylaws also contain, provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board of Directors. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of Stockholders. We believe, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the ability of the Board of Director to negotiate such proposals may improve their terms.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, convert into another form of business entity, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by the corporation's board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser or greater percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Subject to certain exceptions discussed below, the Charter provides for approval of these actions by the affirmative vote of Stockholders entitled to cast a majority of the votes entitled to be cast on the matter.

Subject to certain exceptions provided in the Charter, the affirmative vote of at least 80% of the votes entitled to be cast thereon, with the holders of each class or series of our stock voting as a separate class will be necessary to effect any of the following actions:

•	any amendment to the Charter to make the Common Stock a "redeemable security" or to convert us from a "closed-end company" to an "open-end company" (as such terms are defined in the 1940 Act);

•	our liquidation or dissolution and any amendment to the Charter to effect such liquidation or dissolution;

•	any merger, consolidation, conversion, share exchange or sale or exchange of all or substantially all of our assets that the MGCL requires be approved by Stockholders; or

•	any transaction between us, on the one hand, and any person or group of persons acting together that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly (other than solely by virtue of a revocable proxy), of one-tenth or more of the voting power in the election of our directors generally, or any person controlling, controlled by or under common control with, employed by or acting as an agent of, any such person or member of such group.

However, if any of the foregoing actions is approved by at least a majority of our continuing directors, such action may be approved only by the Board of Directors and, if necessary, the Stockholders as otherwise would be required by applicable law, the Charter and Bylaws, without regard to the supermajority approval requirements discussed above. A "continuing director" is defined in the Charter as (1) our current directors, (2) those directors whose nomination for election by the Stockholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the Board of Directors or (3) any successor directors whose nomination for election by the Stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.

The Charter also provides that the Board of Directors is divided into three classes, as nearly equal in size as practicable, with each class of directors serving for a staggered three-year term. Additionally, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, directors may be removed at any time, but only for cause (as such term is defined in the Charter) and only by the affirmative vote of Stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors, voting as a single class. The Charter and Bylaws also provide that, except as provided otherwise by applicable law, including the 1940 Act and subject to any rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, any vacancy on the Board of Directors, and any newly created directorship resulting from an increase in the size of the Board of Directors, may only be filled by vote of the directors then in office, even if less than a quorum, or by a sole remaining director; provided that, under Maryland law, when the holders of any class, classes or series of stock have the exclusive power under the Charter to elect certain directors, vacancies in directorships elected by such class, classes or series may be filled by a majority of the remaining directors so elected by such class, classes or series of our stock. In addition, the Charter provides that, subject to any rights of holders of one or more classes or series of stock to elect or remove one or more directors, the total number of directors will be fixed from time to time exclusively by the Board of Directors.

The classification of the Board of Directors and the limitations on removal of directors described above as well as the limitations on Stockholders' right to fill vacancies and newly created directorships and to fix the size of the Board of Directors could have the effect of making it more difficult for a third party to acquire us, or of discouraging a third party from acquiring or attempting to acquire us.

Maryland law, the Charter and the Bylaws also provide that:

•	any action required or permitted to be taken by the Stockholders at an annual meeting or special meeting of Stockholders may only be taken if it is properly brought before such meeting or by unanimous consent in lieu of a meeting;

•	special meetings of the Stockholders may be called only by the Board of Directors, the Chair of the Board of Directors, the chief executive officer or the president, and must be called by the secretary to act on any matter that may properly be considered at a meeting of Stockholders upon the written request of Stockholders who are entitled to cast at least a majority of all the votes entitled to be cast on such matter at such meeting; and

•	any Stockholder nomination or business proposal to be properly brought before a meeting of Stockholders must have been made in compliance with certain advance notice and informational requirements.

These provisions could delay or hinder Stockholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for the Common Stock, because such person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a Stockholder (such as electing new directors or approving a merger) only at a duly called Stockholders meeting, and not by written consent. The provisions of the Charter requiring that the directors may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors will also prevent Stockholders from removing incumbent directors except for cause and upon a substantial affirmative vote. In addition, although the advance notice and information requirements in the Bylaws do not give the Board of Directors any power to disapprove Stockholder nominations for the election of directors or business proposals that are made in compliance with applicable advance notice procedures, they may have the effect of precluding a contest for the election of directors or the consideration of Stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and the Stockholders.

Under the MGCL, a Maryland corporation generally cannot amend its charter unless the amendment is declared advisable by the corporation's board of directors and approved by the affirmative vote of Stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of amendments by a lesser or greater percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Subject to certain exceptions discussed herein, the Charter provides for approval of charter amendments by the affirmative vote of Stockholders entitled to cast a majority of the votes entitled to be cast on the matter. The Board of Directors has the exclusive power to adopt, alter, amend or repeal the Bylaws. The Charter provides that any amendment to the following provisions of the Charter, among others, will require, in addition to any other vote required by applicable law or the Charter, the affirmative vote of Stockholders entitled to cast at least 80% of the votes entitled to be cast generally in the election of directors, with the holders of each class or series of our stock voting as a separate class, unless a majority of the continuing directors approve the amendment, in which case such amendment must be approved as would otherwise be required by applicable law, the Charter and/or the Bylaws:

•	the provisions regarding the classification of the Board of Directors;

•	the provisions governing the removal of directors;

•	the provisions limiting Stockholder action by written consent;

•	the provisions regarding the number of directors on the Board of Directors; and

•	the provisions specifying the vote required to approve extraordinary actions and amend the Charter and exclusive power of the Board of Directors to amend the Bylaws.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

The Bylaws provide that, with respect to an annual meeting of Stockholders, nominations of individuals for election as directors and the proposal of business to be considered by Stockholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the Board of Directors or (c) by a Stockholder who is a Stockholder of record at the record date set by the Board of Directors for the purpose of determining Stockholders entitled to vote at the meeting, at the time of giving the advance notice required by the Bylaws and at the time of the meeting (and any adjournment or postponement thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the Bylaws. With respect to special meetings of Stockholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of individuals for election as directors at a special meeting at which directors are to be elected may be made only (a) by or at the direction of the Board of Directors, (b) by a Stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with the Bylaws and that has supplied the information required by the Bylaws about each individual whom the Stockholder proposes to nominate for election of directors or (c) provided that the special meeting has been called in accordance with the Bylaws for the purpose of electing directors, by a Stockholder who is a Stockholder of record at the record date set by the Board of Directors for the purpose of determining Stockholders entitled to vote at the meeting, at the time of giving the advance notice required by the Bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the Bylaws.

The purpose of requiring Stockholders to give us advance notice of nominations and other business is to afford the Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board of Directors, to inform Stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of Stockholders. Although the Bylaws do not give the Board of Directors any power to disapprove Stockholder nominations for the election of directors or proposals recommending certain action, the advance notice and information requirements may have the effect of precluding election contests or the consideration of Stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our Stockholders.

No Appraisal Rights

For certain extraordinary transactions and charter amendments, the MGCL provides the right to dissenting Stockholders to demand and receive the fair value of their shares, subject to certain procedures and requirements set forth in the statute. Those rights are commonly referred to as appraisal rights. As permitted by the MGCL, the Charter provides that Stockholders will not be entitled to exercise appraisal rights unless the Board of Directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which Stockholders would otherwise be entitled to exercise appraisal rights.

Control Share Acquisitions

Certain provisions of the MGCL provide that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter, which is referred to as the Control Share Acquisition Act. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholder meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. The Bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at time in the future. However, the SEC staff has taken the position that, if a BDC fails to opt-out of the Control Share Acquisition Act, its actions are inconsistent with Section 18(i) of the 1940 Act and we will amend the Bylaws to be subject to the Control Share Acquisition Act only if the Board of Directors determines that it would be in our best interests and if the SEC staff does not object to our determination that being subject to the Control Share Acquisition Act does not conflict with the 1940 Act.

Business Combinations

Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder, such law, the “Business Combination Act.” These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under this statute if the corporation's board of directors approves in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any such business combination generally must be recommended by the corporation's board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if holders of the corporation's common stock receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute provides various exemptions from its provisions, including for business combinations that are exempted by the corporation's board of directors before the time that the interested stockholder becomes an interested stockholder. The Board of Directors has adopted a resolution exempting from the requirements of the statute any business combination between us and any other person, provided that such business combination is first approved by the Board of Directors (including a majority of the Independent Directors). This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the Board of Directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of the Company and increase the difficulty of consummating any offer.

Conflict with the 1940 Act

The Bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Acquisition Act (if we amend the Bylaws to be subject to such Act) and the Business Combination Act or any provision of the Charter or the Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Exclusive Forum Provision

The Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, other than any action arising under federal securities laws, including (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to the Stockholders or (iii) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL, the Charter or the Bylaws, or (b) any other action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our stock will be deemed to have notice of and consented to the provisions of the Charter and the Bylaws, including the exclusive forum provision in the Bylaws.

ITEM 12.	Indemnification of Directors and Officers

Limitation on Liability of Directors; Indemnification and Advance of Expenses

See "Item 11. Description of Registrant's Securities to be Registered — Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses."

Indemnification Agreements

We have entered into indemnification agreements with our directors and officers. The indemnification agreements are intended to provide our directors and officers the maximum indemnification permitted under Maryland law and the 1940 Act. Each indemnification agreement provides that we shall indemnify the director or officer who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her corporate status, such director or officer is, or is threatened to be, made a party to or a witness in any threatened, pending or completed proceeding, other than a proceeding by or in the right of the Company.

Adviser and Administrator

The Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including the Administrator (each, an "Indemnitee") are not liable to us for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services.

We will indemnify each Indemnitee against any liabilities in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding arising out of or otherwise based upon the performance of any of the Adviser's duties or obligations under the Investment Advisory Agreement or otherwise as an investment adviser to the Company. We may pay the expenses incurred by the Indemnitee in defending an actual or threatened civil or criminal action in advance of the final disposition of such action, provided the Indemnitee agrees to repay those expenses if found by adjudication not to be entitled to indemnification. Notwithstanding the foregoing, in accordance with Section 17(i) of the 1940 Act, neither the Adviser nor any of its affiliates, directors, officers, members, employees, agents or representatives may be protected against any liability to us or our investors to which it would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of its office.

The Administration Agreement provides that the Administrator and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Administrator, including the Adviser, are entitled to indemnification from us from and against any claims or liabilities, liabilities in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding arising out of or otherwise based upon the performance of any of the Adviser's duties or obligations under the Administration Agreement or otherwise as an administrator to the Company, except where attributable to willful misfeasance, bad faith or gross negligence in the performance of such person's duties or reckless disregard of such person's obligations and duties under the Administration Agreement.

ITEM 13.	Financial Statements and Supplementary Data

Set forth below is an index to our financial statements attached to this Registration Statement.

26NORTH BDC, INC.

Report of Independent Registered Public Accounting Firm

To the Member and the Board of Directors of 26North BDC, Inc.

Opinion on the Financial Statements

We have audited the accompanying statement of assets, liabilities and members’ capital of 26North BDC, Inc. (the “Company”) as of September 30, 2023 the related statement of operations for the period from October 13, 2022 (inception) to September 30, 2023, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023, and the results of its operations for the period ended September 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of a Matter

As discussed in Note 5 to the financial statements, on October 2, 2023 and prior to the commencement of the Company’s investment operations, 26N Direct Lending Fund LP was reorganized with and into the Company. Our opinion is not modified in respect of this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

New York, New York

October 19, 2023

We have served as the Company’s auditor since 2023

26NORTH BDC, INC.

Statement of Assets, Liabilities and Members' Capital

September 30, 2023

(Expressed in U.S. Dollars)

ASSETS:
Cash and cash equivalents	$25,000
Receivable from Adviser	2,960,479
Deferred offering costs	1,375,334

Total assets	$4,360,813

LIABILITIES:
Accounts payable and accrued expenses	$3,321,036
Due to affiliate	1,014,777

Total liabilities	4,335,813

COMMITMENTS AND CONTINGENCIES (SEE NOTE 4)

MEMBERS' CAPITAL:
Common stock, $0.001 par value (1,000,000,000 shares authorized and 1,000 shares issued and outstanding)	25,000

Total members’ capital	25,000

Total liabilities and members’ capital	$4,360,813

Net asset value per share	$25.00

The accompanying notes are an integral part of these financial statements.

26NORTH BDC, INC.

Statement of Operations

For the Period from October 13, 2022 (Inception) to September 30, 2023

(Expressed in U.S. Dollars)

NET INVESTMENT INCOME / (LOSS):
Interest earned on investments	$-

Total investment income	-

EXPENSES:
Organizational expense	2,206,587
Administration expense (See Note 3)	753,892

Total expenses	2,960,479

Expense reimbursement (See Note 3)	(2,960,479)

Net investment income / (loss)	$-

The accompanying notes are an integral part of these financial statements.

1.	ORGANIZATION

26North BDC, Inc. (the “Company”) is incorporated under the laws of the State of Maryland and was formed on October 13, 2022. The Company is an externally managed, non-diversified, closed-end management investment company, and elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”) on October 3, 2023. In addition, the Company intends to elect to be treated and to qualify each year thereafter as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company’s investment objective is to generate current income and, to a lesser extent, capital appreciation. The Company intends to invest primarily in directly originated senior secured loans to middle market companies domiciled in the United States. The Company’s portfolio will consist primarily of direct originations of (i) first lien senior secured debt and unitranche debt (including last out portions of such loans) and, to a lesser extent, (ii) second lien senior secured debt and unsecured debt, including mezzanine debt. In connection with its debt investments, the Company is permitted to receive equity warrants or make select equity co-investments. The Company generally considers middle market companies to consist of companies with between $25 million and $100 million of annual EBITDA, although the Company may from time to time invest in larger or smaller companies.

26North Direct Lending LP, a Delaware limited partnership and subsidiary of 26North Partners LP (together with its affiliates, "26North"), serves as the investment adviser to the Company (the “Adviser”), and is registered as an investment adviser with the Securities and Exchange Commission ("SEC") under the Investment Advisers Act of 1940, as amended. The Adviser, subject to the overall supervision of the board of directors of the Company (the “Board” or the “Board of Directors”), will be responsible for managing the Company’s business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring investments, and monitoring the Company’s portfolio companies on an ongoing basis through a team of investment professionals.

The Company expects to conduct private offerings (each, a "Private Offering") of the Company’s shares of common stock, par value $0.001 ("Common Stock") in the United States to "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"), and outside the United States in accordance with Regulation S or Regulation D under the 1933 Act, in reliance on exemptions from the registration requirements of the 1933 Act. At each closing of a Private Offering, each investor will make a capital commitment (a "Capital Commitment") to purchase shares of the Company’s Common Stock pursuant to a subscription agreement entered into with the Company. Investors are required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective Capital Commitment on an as-needed basis each time the Company delivers a drawdown notice.

As of September 30, 2023, the Company had not commenced operations. For the period from October 13, 2022 (the Company’s inception) to September 30, 2023, the Company’s efforts were limited to organizational and initial operating activities, the cost of which has been borne by the Adviser under the Expense Support Agreement as defined in Note 3. On September 7, 2023, the Adviser purchased $25,000 of shares of Common Stock at a price of $25.00 per share as the Company’s initial capital.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is considered an "investment company" under U.S. GAAP and follows the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board Accounting Standards Codification Topic 946. The Company’s first fiscal period is expected to end on December 31, 2023, its fiscal year-end.

Use of Estimates

The preparation of the financial statement in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Changes in the economic environment, financial markets, and other metrics used in determining these estimates could cause actual results to differ from the estimate used, and the differences could be material.

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposits and highly liquid investments (e.g. money market funds, U.S. treasury notes) with original maturities of three months or less. The Company's cash and cash equivalents are held at the Company’s custodian, The Bank of New York Mellon. Cash equivalents are carried at amortized cost which approximates fair value. Cash equivalents are classified as Level 1 in the GAAP valuation hierarchy. At September 30, 2023, included in cash and cash equivalents, was $25,000 held in Dreyfus Treasury Obligations Cash Management (“Dreyfus Cash Management”), which is a money market fund registered under the 1940 Act and managed in accordance with the requirements of Rule 2a-7 thereunder, and is valued using net asset value. Dreyfus Cash Management had a 7-day yield of 5.2% as of September 30, 2023.

Income Taxes

The Company intends to elect to be treated as a RIC under the Code as soon as reasonably practicable. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Company would represent obligations of the Company’s investors and would not be reflected in the financial statements of the Company.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.

To qualify for and maintain qualification as a RIC, the Company must, among other things, meet certain source- of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must distribute to its shareholders, for each taxable year, at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses.

Organizational and Offering Expenses

Organizational and offering costs consist primarily of legal fees and other costs of organizing the Company. Organizational costs to establish the Company are charged to expense as incurred. Costs associated with the offering of common shares of the Company are capitalized as deferred offering expenses and included as prepaid and other assets on the Statement of Assets, Liabilities and Members’ Capital and amortized over a twelve-month period.

Under the Investment Advisory Agreement and the Administration Agreement (each as defined below), the Company, is responsible for bearing its organizational and offering costs as well as other costs and expenses of its operations and transactions. As of September 30, 2023, the Company has incurred organizational costs of $2,206,587, which the Adviser has elected to pay, subject to conditional reimbursement by the Company as described below in Note 3, pursuant to the Expense Support Agreement (as defined below). As of September 30, 2023, the total amount owed to the Company from the Adviser (including expenses payable under the Administration Agreement as defined below and described in Note 3) is included in receivable from Adviser in the Statement of Assets, Liabilities and Members’ Capital and the total amount owed to affiliates is included in payable to affiliates in the Statement of Assets, Liabilities and Members’ Capital.

New Accounting Pronouncements

Management does not believe any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

3.	SIGNIFICANT AGREEMENTS AND RELATED PARTIES

Investment Advisory Agreement

The Company has entered into an Investment Advisory Agreement with the Adviser (the “Investment Advisory Agreement”), pursuant to which, among other things, the Adviser will manage the investment and reinvestment of the assets of the Company. At an in-person meeting held on September 6, 2023, the Board of Directors considered, deemed to be in the Company’s best interest, and approved the Investment Advisory Agreement in accordance with the 1940 Act. Unless earlier terminated, the Investment Advisory Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board of Directors or by the holders or a majority of the outstanding voting securities of the Company (as such term is defined in the 1940 Act) and, in each case, a majority of the members of the Board of Directors who are not “interested persons” as defined in the 1940 Act of the Company or the Adviser (the “Independent Directors”). In accordance with the 1940 Act, without payment of penalty, the Company may terminate the Investment Advisory Agreement upon 60 days’ written notice. In addition, without payment of penalty, the Adviser may generally terminate the Investment Advisory Agreement upon 60 days’ written notice.

Under the Investment Advisory Agreement, the Company will pay the Adviser a fee for its investment advisory and management services consisting of two components: a management fee (the "Management Fee") and an incentive fee (the "Incentive Fee"). The cost of both the Management Fee and the Incentive Fee will ultimately be borne by the investors. No Management or Incentive Fees will be paid to the Adviser until the commencement of the Company’s operations and no accrual has been made for Management or Incentive Fees as of September 30, 2023.

Management Fee

The Management Fee is payable quarterly in arrears. The Management Fee is payable at an annual rate of 0.75% (1.00% in the event of a listing of the Company’s shares of Common Stock on a national securities exchange (an “Exchange Listing”)) of the average value of gross assets (excluding cash and cash equivalents but including assets purchased with borrowed amounts) at the end of each of the two most recently completed calendar quarters.

The Management Fee for any partial quarter will be appropriately prorated and adjusted for any share issuances or repurchases of the Common Stock during the relevant calendar quarter.

Incentive Fee

The Company will pay to the Adviser an Incentive Fee that will consist of two parts: an Investment Income Incentive Fee and a Capital Gains Incentive Fee. The Investment Income Incentive Fee will be calculated and payable on a quarterly basis, in arrears, and will equal 10% (17.5% in the event of an Exchange Listing) of “Pre-Incentive Fee Net Investment Income” for the immediately preceding calendar quarter, subject to a quarterly preferred return of 1.5% (i.e., 6.0% annualized), or “Hurdle,” measured on a quarterly basis and a “catch-up” feature.

“Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any accrued income that the Company has not yet received in cash and any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter minus the Company’s operating expenses accrued during the calendar quarter (including the Management Fee, administrative expenses and any interest expense and dividends paid on issued and outstanding preferred stock, but excluding the Incentive Fee). These calculations shall be appropriately adjusted for any share issuances or repurchases during the quarter (based on the actual number of days elapsed relative to the total number of days in such calendar quarter).

Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter, expressed as a rate of return on the value of the Company’s net assets at the beginning of the immediately preceding calendar quarter, will be compared to a “Hurdle Amount” equal to the product of (i) the Hurdle rate of 1.50% per quarter (6.0% annualized) and (ii) the Company’s net assets (defined as total assets less indebtedness and before taking into account any Incentive Fees payable during the period) at the beginning of the immediately preceding calendar quarter.

The Company will pay the Adviser an Investment Income Incentive Fee in each calendar quarter as follows:

•	No Investment Income Incentive Fee is payable to the Adviser in any calendar quarter in which the Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Amount for such calendar quarter;

•	100% of the Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Amount but is less than 1.6667% (1.8182% in the event of an Exchange Listing) for that calendar quarter is payable to the Adviser. The Company refers to this portion of its Pre-Incentive Fee Net Investment Income as the “catch-up”; and

•	10% (17.5% in the event of an Exchange Listing) of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.6667% (1.8182% following an Exchange Listing) in any calendar quarter is payable to the Adviser.

The Capital Gains Incentive Fee will be an annual fee that will be determined and payable, in arrears, as of the end of each calendar year (or upon termination of the Investment Advisory Agreement) in an amount equal to 10% (17.5% following an Exchange Listing) of realized capital gains, if any, determined on a cumulative basis from the commencement of the Company’s investment operations (based on the fair market value of each investment as of such date) through the end of such calendar year (or upon termination of the Investment Advisory Agreement), computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis from the commencement of the Company's investment operations (based on the fair market value of each investment as of such date) through the end of such calendar year (or upon termination of the Investment Advisory Agreement), less the aggregate amount of any previously paid Capital Gains Incentive Fees.

Administration Agreement

The Company has entered into an administration agreement (the “Administration Agreement”) with 26North Direct Lending Administration LLC (the “Administrator”), an affiliate of the Adviser. The principal executive office of the Administrator is located at 600 Madison Avenue, 26th Floor, New York, NY 10022. The Administrator provides the administrative services necessary for the Company to operate pursuant to the Administration Agreement.

Under the terms of the Administration Agreement the Administrator performs (or oversees, or arranges for, the performance of) administrative services, which includes providing office facilities, equipment, clerical, accounting, bookkeeping and record keeping services; conducting relations with sub-administrators, custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable; making reports to the Board of Directors of its performance of services; and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; maintaining financial, accounting and other records of the Company; preparing reports to stockholders and reports and other materials filed with the SEC or any other regulatory authority; managing the payment of expenses; providing significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance; assisting the Company in determining and publishing (as necessary or appropriate) our net asset value; overseeing the preparation and filing of our tax returns and the performance of administrative and professional services rendered by others, which could include employees of the Adviser or its affiliates. The Company will reimburse the Administrator (and/or one or more of its affiliates) for services performed for the Company pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate certain of its obligations under the Administration Agreement to an affiliate and/or to a third party and the Company will reimburse the Administrator (or relevant affiliate(s)) for any services performed for the Company by such affiliate or third party. To the extent that the Administrator outsources any of its functions, the Company will pay the fees associated with such functions on a direct basis without profit to the Administrator.

Unless earlier terminated, the Administration Agreement will remain in effect for a period of two years from the date it first became effective, and will remain in effect from year to year if approved annually by the Board of Directors or by the holders of a majority of the outstanding voting securities of the Company (as such term is used in the 1940 Act) and, in each case, a majority of the Independent Directors. The Company may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice.

As of September 30, 2023, the Company has incurred expenses payable under the Administration Agreement of $753,892, which the Adviser has elected to pay, subject to conditional reimbursement by the Company as described below, pursuant to the Expense Support Agreement (as defined below).

The Administrator, on behalf of the Company and at the Company’s expense, may retain one or more service providers that may or may not also be affiliates of 26North to serve as sub-administrator, custodian, accounting agent, investor services agent, transfer agent or other service provider for the Company. Any fees the Company pays, or indemnification obligations the Company undertakes, in respect of the Administrator and those other service providers that are 26North affiliates, will be set at arm’s length and approved by the Independent Directors. The Administrator entered into a sub-administration agreement with SEI Global Services, Inc. (“SEI”) pursuant to which SEI will receive compensation for its services.

Expense Support Agreement

The Company has entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser, pursuant to which the Adviser may elect to pay certain Company expenses on the Company’s behalf (“Expense Payments”), provided that no portion of the payment will be used to pay any interest expense or distribution and/or stockholder servicing fees. Any Expense Payment that the Adviser commits to pay must be paid by the Adviser to the Company in any combination of cash or other immediately available funds no later than forty-five days after such commitment is made in writing, and/or offset against amounts due from the Company to the Adviser or its affiliates. The Adviser has elected to make $3.0 million of Expense Payments on behalf of the Company consisting of organizational costs of $2.2 million and expenses payable under the Administration Agreement of $0.8 million (primarily the allocable portion of the costs of the compensation, benefits, and related operational services). These payments are subject to conditional reimbursement by the Company as described below.

Following any calendar quarter in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s stockholders based on distributions declared with respect to record dates occurring in such calendar quarter (the amount of such excess referred to as “Excess Operating Funds”), the Company will pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar quarter have been reimbursed; provided, that the Company shall have commenced operations prior to making any such payments. Any payments required to be made by the Company under the Expense Support Agreement are referred to as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) the Company’s net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Company’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

No Reimbursement Payment for any applicable calendar quarter shall be made if: (1) the Effective Rate of Distributions Per Share declared by the Company at the time of such proposed Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the Company's Operating Expense Ratio at the time of such proposed Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. "Effective Rate of Distributions Per Share" means the annualized rate (based on a 365-day year) of regular cash distributions per share exclusive of returns of capital and declared special dividends or special distributions, if any. The "Operating Expense Ratio" is calculated by dividing all of the Company's operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies, less organizational and offering expenses, base management and incentive fees owed to the Adviser, and interest expense, by the Company's net assets.

Trademark License Agreement

The Company has entered into a Trademark License Agreement (the “License Agreement”) with 26North Partners LP, pursuant to which the Company has been granted a non-exclusive license to use the names “26N” and “26North.” Under the License Agreement, the Company has a right to use the 26N and 26North names for so long as the Adviser or one of its affiliates remains the investment adviser. Other than with respect to this limited license, the company will have no legal right to the “26N” or “26North” name or logo.

Resource Sharing Agreement

The Adviser has entered into a Resource Sharing Agreement (the “Resource Sharing Agreement”) with 26North, pursuant to which 26North will provide the Adviser with experienced investment professionals and access to the resources of 26North so as to enable the Adviser to fulfill its obligations under the Investment Advisory Agreement. Through the Resource Sharing Agreement, the Adviser intends to capitalize on the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of 26North’s investment professionals.

4.	COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become a party to certain legal proceedings during the normal course of business. As of September 30, 2023, management was not aware of any pending or threatened litigation.

5.	SUBSEQUENT EVENTS

The Company’s management evaluated subsequent events through the date of issuance of the financial statements. There have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in, the financial statements as of September 30, 2023 except as discussed below.

On October 2, 2023 (the “Exchange Date”) and prior to the commencement of the Company’s investment operations, 26N Direct Lending Fund LP, a private fund that was not registered under the 1940 Act (the “Private Fund”), was reorganized with and into the Company (the “Reorganization”). The Board of Directors considered, deemed to be in the Company’s best interest, and approved the Agreement and Plan of Exchange and Reorganization, on September 27, 2023, effective October 2, 2023 in order to effect the Reorganization on the Exchange Date. The Reorganization was comprised of the conveyance, assignment, transfer and delivery by 26N Direct Lending Fund (Blocker), LLC, a Delaware limited liability company (the “Blocker”), and the Private Fund to the Company of the of the right, title and interest in and to the capital commitments of the members of the Blocker to the Blocker and the capital commitments of the limited partners of the Private Fund to the Private Fund (excluding, for the avoidance of doubt, the capital commitment made by the Blocker to the Private Fund), respectively, as of the Exchange Date. Prior to the Reorganization, the Adviser assumed the Private Fund’s known liabilities, which the Company has agreed to reimburse to the Adviser at a future date under the Expense Support Agreement subject to the various conditions outlined in Note 3, provided that the Company has commenced operations prior to such reimbursement. On October 3, 2023, the Company filed its election to be regulated as a business development company under the 1940 Act.

On the Exchange Date, prior to the commencement of the Company’s operations, the Company acquired all of the equity interests of 26N DL Funding 1 LLC (the “Financing SPV”). The Financing SPV is incorporated under the laws of the State of Delaware and was formed on August 4, 2023. The Financing SPV is a wholly owned subsidiary of the Company. As of September 30, 2023, the Financing SPV had not commenced operations.

In addition, in connection with the Reorganization, $830.7 million in commitments (including aggregate commitments of $100.0 million by certain members of the management team of 26North and certain affiliates of 26North) were conveyed, assigned, transferred and delivered to the Company, and the Adviser assumed known liabilities of the Private Fund of $1.7 million. The accrued liabilities consisted of start-up costs that include organization costs, offering costs, professional fees, administration fees, travel costs, and other expenses. Of this amount, $0.8 million was payable to the Adviser pursuant to a management agreement (the “Management Agreement”) between the Adviser and the Private Fund, which provided for the payment by the Private Fund of certain expenses, as defined in the Management Agreement and amended and restated limited partnership agreement of the Private Fund, including the allocable portion of the costs of the compensation, benefits, and related operational services. The Board approved that, at the election of the Adviser, and following the Reorganization and Company's commenced operations, the Company shall reimburse the Adviser for the liabilities that Adviser assumed from the Private Fund. The Company will record such liabilities if conditions outlined in the Expense Support Agreement are met (see Note 3). As of September 30, 2023 and as of date of these financials are being issued, such conditions have not been met.

On October 2, 2023, after the Reorganization was effected, the Company delivered its first capital drawdown notice to investors in an aggregate amount of $41.5 million in exchange for 1,661,350 of the Company’s shares of Common Stock. The drawdown notice remained revocable until the date the shares of the Company’s Common Stock were issued. The shares of Common Stock were issued on October 11, 2023, and the company commenced operations on such date. Proceeds from the first capital drawdown are being invested in accordance with the Company’s investment objective. The Company anticipates raising additional equity capital for investment purposes through additional closings of the Private Offerings.

On October 16, 2023 the Company accepted additional capital commitments of $159.7 million resulting in total capital commitments of $990.4 million as of such date.

On October 18, 2023 the Company entered into, through the Financing SPV, a Loan and Security Agreement by and among the Company, the Financing SPV, JPMorgan Chase Bank, National Association (“JPM”), as lender and administrative agent for the lender parties providing for a senior secured revolving credit facility to the Financing SPV of $200 million (the “JPM Facility”). The JPM Facility size is increasable to up to $800 million subject to the satisfaction of various conditions, including availability under the borrowing base, which is based on a combination of unfunded Capital Commitments and loan collateral. 26North Direct Lending LP serves as the portfolio manager under the JPM Facility. Proceeds from borrowings generally accrue at a rate of SOFR plus 2.75% and are expected to be used to facilitate investments and for the timely payment of the Financing SPV’s expenses, and to make certain permitted distributions to the Company. The JPM facility has a maturity date of October 18, 2028. On October 18, 2023 the Company submitted a borrowing request for $14.3 million from the JPM Facility.

*****

ITEM 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15.	Financial Statements and Exhibits

(a)	List separately all financial statements filed

The financial statements attached to this Registration Statement are listed under "Item 13. Financial Statements and Supplementary Data."

(b)	Exhibits

Exhibit Index

3.1	Articles of Amendment and Restatement*

3.2	Amended and Restated Bylaws**

4.1	Form of Subscription Agreement**

10.1	Investment Advisory Agreement*

10.2	Administration Agreement*

10.3	Distribution Reinvestment Plan**

10.4	Form of Indemnification Agreement**

10.5	Custody Agreement and Foreign Custody Manager Agreement**

10.6	Trademark License Agreement*

10.7	Expense Support and Conditional Reimbursement Agreement*

10.8	Loan and Security Agreement*(1)

21.1	List of Subsidiaries—None

99.1	Joint Code of Ethics of the Company and Adviser**

(*)      Filed herewith.

(**)    Previously filed on September 7, 2023 as an exhibit to the Registration Statement.

(1)      Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Registration S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

26North BDC, Inc.

By:	/s/ Brendan McGovern
	Name:	Brendan McGovern
	Title:	President and Chief Executive Officer

Date: October 19, 2023

[Signature Page to Form 10]